                                                             EXHIBIT 2.1



                            ASSET PURCHASE AGREEMENT

                              Dated July 26, 1996

                                    Between

                                IDEX CORPORATION
                           (a Delaware corporation),

                      FLUID MANAGEMENT LIMITED PARTNERSHIP
                       (an Illinois limited partnership),

                          FLUID MANAGEMENT U.S., L.L.C
                    (a Illinois limited liability company),

                         FLUID MANAGEMENT SERVICE, INC.
                           (an Illinois corporation),

                          FLUID MANAGEMENT CANADA LLC
                    (an Illinois limited liability company),

                          FLUID MANAGEMENT FRANCE SNC
                            (a French partnership),

                             FM INTERNATIONAL, INC.
                           (an Illinois corporation)

                                      and

                          FLUID MANAGEMENT EUROPE B.V.
                          (a Netherlands corporation)

                               TABLE OF CONTENTS


                                                                       Page
                                                                       ----

                                      ARTICLE 1
                                     DEFINITIONS

               1.1  Defined Terms . . . . . . . . . . . . . . . . . . .   2
               1.2  Other Defined Terms . . . . . . . . . . . . . . . .  20
               1.3  Terms Used in Other Purchase Agreements . . . . . .  21
               1.4  Usage of Terms  . . . . . . . . . . . . . . . . . .  21
               1.5  References to Articles, Sections, Exhibits and
                    Schedules . . . . . . . . . . . . . . . . . . . . .  21
               1.6  Currency Conversion Rates . . . . . . . . . . . . .  21

                                      ARTICLE 2
                         PURCHASE AND SALE OF ASSETS OF SELLERS;
                         PURCHASE AND SALE OF FM-SERVICE SHARES,
                         FM-BRAZIL SHARES AND FM-GERMANY SHARES

               2.1  Transfer of American Purchased Assets, FM-Service
                    Shares, FM-Brazil Shares and FM-Germany Shares  . .  22
               2.2  Assumption and Payment or Performance of American
                    Assumed Liabilities; Payment or Performance of
                    American Non-Assumed Liabilities and German
                    Non-Assumed Liabilities . . . . . . . . . . . . . .  22
               2.3  Consideration; Allocation . . . . . . . . . . . . .  22
               2.4  Closing Certificate; Preliminary Purchase Price
                    Closing Adjustment; Physical Inventory; Audit;
                    Closing Date Financial Report; Final Purchase
                    Price Closing Adjustment  . . . . . . . . . . . . .  23
               2.5  Payments by Buyer . . . . . . . . . . . . . . . . .  25
               2.6  Taxes . . . . . . . . . . . . . . . . . . . . . . .  25

                                      ARTICLE 3
                                       CLOSING

               3.1  Closing . . . . . . . . . . . . . . . . . . . . . .  26
               3.2  Conveyances at Closing  . . . . . . . . . . . . . .  26
               3.3  Assumptions at Closing  . . . . . . . . . . . . . .  27
               3.4  Certificates and Other Documents  . . . . . . . . .  27
               3.5  Non-Transferable Assets . . . . . . . . . . . . . .  27

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF FMLP

               4.1  Representations and Warranties With Respect To the
                    American Business . . . . . . . . . . . . . . . . .  28
               4.2  Representations and Warranties With Respect To the
                    Dutch Business  . . . . . . . . . . . . . . . . . .  28
               4.3  Representations and Warranties With Respect To the
                    Australian Business . . . . . . . . . . . . . . . .  28
               4.4  Representations and Warranties With Respect To the
                    German Business . . . . . . . . . . . . . . . . . .  28
               4.5  Representations and Warranties With Respect To
                    Bethesda and the Wheeling Real Property . . . . . .  28
               4.6  No Implied Representations and Warranties . . . . .  28

                                      ARTICLE 5
                       REPRESENTATIONS AND WARRANTIES OF BUYER

               5.1  Organization and Good Standing  . . . . . . . . . .  29
               5.2  Authority; Authorization; Binding Effect  . . . . .  29
               5.3  No Conflict or Violation  . . . . . . . . . . . . .  29
               5.4  Consents and Approvals  . . . . . . . . . . . . . .  30
               5.5  No Proceedings  . . . . . . . . . . . . . . . . . .  30
               5.6  Financial Resources . . . . . . . . . . . . . . . .  30
               5.7  No Brokers  . . . . . . . . . . . . . . . . . . . .  30

                                      ARTICLE 6
                               COVENANTS AND CONDUCT OF
                             THE PARTIES PRIOR TO CLOSING

               6.1  Investigation by Buyer  . . . . . . . . . . . . . .  30
               6.2  Environmental Audits  . . . . . . . . . . . . . . .  31
               6.3  Notifications, Consents and Approvals . . . . . . .  31
               6.4  Conduct Pending Closing . . . . . . . . . . . . . .  31
               6.5  Notification of Certain Matters . . . . . . . . . .  32
               6.6  Delivery of Interim Financial Statements  . . . . .  33
               6.7  Escrow Agreement  . . . . . . . . . . . . . . . . .  34
               6.8  Employment Agreement  . . . . . . . . . . . . . . .  34
               6.9  Non-Compete and Confidentiality Agreement . . . . .  34
               6.10 Amendment of Management Agreement . . . . . . . . .  34
               6.11 Offer of Employment to Sellers' Employees . . . . .  34
               6.12 Assumption of Assumed Employee Benefit Plans  . . .  34
               6.13 Fees  . . . . . . . . . . . . . . . . . . . . . . .  35
               6.14 Elimination of Intercompany Payables  . . . . . . .  35
               6.15 Tail Coverage . . . . . . . . . . . . . . . . . . .  35

               6.16 Transfer of Interest in LLC . . . . . . . . . . . .  35
               6.17 Conversion FM-Brazil and FM-Germany . . . . . . . .  35
               6.18 Payment of Management Fees  . . . . . . . . . . . .  36

                                      ARTICLE 7
                          CONDITIONS TO SELLERS' OBLIGATIONS

               7.1  Representations, Warranties and Covenants . . . . .  36
               7.2  Required Consents and Filings . . . . . . . . . . .  36
               7.3  No Proceedings  . . . . . . . . . . . . . . . . . .  36
               7.4  Closing Certificate . . . . . . . . . . . . . . . .  36
               7.5  Legal Opinion . . . . . . . . . . . . . . . . . . .  36
               7.6  Closing of Other Purchase Agreements and Merger
                    Agreement . . . . . . . . . . . . . . . . . . . . .  36

                                      ARTICLE 8
                          CONDITIONS TO BUYER'S OBLIGATIONS

               8.1  Representations, Warranties and Covenants . . . . .  37
               8.2  Required Consents and Filings . . . . . . . . . . .  37
               8.3  No Proceedings  . . . . . . . . . . . . . . . . . .  37
               8.4  No Interruption or Adverse Change . . . . . . . . .  37
               8.5  Closing Certificate . . . . . . . . . . . . . . . .  37
               8.6  Legal Opinions  . . . . . . . . . . . . . . . . . .  38
               8.7  Standard IDEX Agreements  . . . . . . . . . . . . .  38
               8.8  Certificates of Employees of Seller and The
                    Saranow Company . . . . . . . . . . . . . . . . . .  38
               8.9  Closing of Other Purchase Agreements and Merger
                    Agreement . . . . . . . . . . . . . . . . . . . . .  38

                                      ARTICLE 9
                               COVENANTS AND CONDUCT OF
                              THE PARTIES AFTER CLOSING

               9.1  Survival and Indemnifications . . . . . . . . . . .  38
               9.2  Use of Escrow Funds . . . . . . . . . . . . . . . .  44
               9.3  Use of Partnership Name or Trade Name . . . . . . .  45
               9.4  Continuation Health Care Coverage . . . . . . . . .  45
               9.5  Access to Records and Personnel . . . . . . . . . .  46
               9.6  Consolidated Gross Profit Adjustment  . . . . . . .  46
               9.7  Collection of Accounts Receivable . . . . . . . . .  48
               9.8  Buyer's Contribution to FMLP's Profit Sharing
                    Plan  . . . . . . . . . . . . . . . . . . . . . . .  50
               9.9  Buyer's Continuation of FMLP's Bonus Plan . . . . .  50
               9.10 Buyer's Obligation to Honor FMLP's Vacation
                    Benefits  . . . . . . . . . . . . . . . . . . . . .  50
               9.11 Product Liability After the Closing . . . . . . . .  50
               9.12 Seller's Obligation to Remediate Contamination  . .  50

                                   ARTICLE 10
                                 MISCELLANEOUS

               10.1  Further Assurances  . . . . . . . . . . . . . . . .  51
               10.2  Risk of Loss  . . . . . . . . . . . . . . . . . . .  51
               10.3  Termination . . . . . . . . . . . . . . . . . . . .  52
               10.4  Notices . . . . . . . . . . . . . . . . . . . . . .  53
               10.5  Knowledge . . . . . . . . . . . . . . . . . . . . .  55
               10.6  Public Statements . . . . . . . . . . . . . . . . .  55
               10.7  Choice of Law . . . . . . . . . . . . . . . . . . .  55
               10.8  Expenses  . . . . . . . . . . . . . . . . . . . . .  56
               10.9  Titles  . . . . . . . . . . . . . . . . . . . . . .  56
               10.10 Waiver  . . . . . . . . . . . . . . . . . . . . . .  56
               10.11 Effective; Binding  . . . . . . . . . . . . . . . .  56
               10.12 Entire Agreement  . . . . . . . . . . . . . . . . .  56
               10.13 Modification  . . . . . . . . . . . . . . . . . . .  57
               10.14 Counterparts  . . . . . . . . . . . . . . . . . . .  57
               10.15 Consent to Jurisdiction   . . . . . . . . . . . . .  57

                                   SCHEDULES



                    Schedule       Description
                    --------       -----------
                    1.1(g)         American Non-Assumed Contracts
                    1.1(h)         American Non-Assumed Employee
                                   Benefit Plans
                    1.1(bq)        German Non-Assumed Employee Benefit
                                   Plans
                    1.1(bt)        German Non-Assumed Contracts
                    2.3            Allocation of Purchase Price
                    4.1            Representations and Warranties with
                                   Respect to the American Business
                    4.2            Representations and Warranties with
                                   Respect to the Dutch Business
                    4.3            Representations and Warranties with
                                   Respect to the Australian Business
                    4.4            Representations and Warranties with
                                   Respect to the German Business
                    4.5            Representations and Warranties with
                                   Respect to Bethesda and the Wheeling
                                   Real Property
                    6.3            Required Consents and Filings
                    8.7            Individuals Executing Standards of
                                   Conduct and Business Ethics Policy and
                                   Employee Inventions and Confidentiality
                                   Agreement


                                       EXHIBITS
                                       --------



                    Exhibit                  Description
                    -------                  -----------

                    6.7            Escrow Agreement
                    6.8            Saranow Employment Agreement
                    6.9            Non-Compete Agreement
                    6.10           Amended Management Agreement
                    7.5            Legal Opinion of Hodgson, Russ, Andrews,
                                    Woods & Goodyear, LLP
                    8.6(a)         Legal Opinion of McDermott, Will & Emery
                    8.6(b)         Legal Opinion of Gould & Ratner
                    8.8            Employee Certificates


                            ASSET PURCHASE AGREEMENT



        THIS ASSET PURCHASE AGREEMENT dated July 26, 1996 is by and among IDEX CORPORATION, a Delaware corporation with its principal place of business at 630 Dundee Road, Suite 400, Northbrook, Illinois 60062 ("IDEX" or "Buyer"), FLUID MANAGEMENT LIMITED PARTNERSHIP, an Illinois limited partnership, with its principal place of business at 1023 South Wheeling Road, Wheeling, Illinois 60090 ("FMLP"), FLUID MANAGEMENT U.S., L.L.C., an Illinois limited liability company ("FMLLC"), FLUID MANAGEMENT SERVICE, INC., an Illinois corporation ("FM-Service"), FLUID MANAGEMENT CANADA LLC, an Illinois limited liability company ("FM-Canada"), FLUID MANAGEMENT FRANCE SNC, a French partnership ("FM-France"), FM INTERNATIONAL INC., an Illinois corporation ("FM-International") and FLUID MANAGEMENT EUROPE B.V., a Netherlands corporation ("FM-Europe"), .

                                  RECITALS:

        A. FMLP and its Subsidiaries (as hereinafter defined) are engaged in the business of designing, manufacturing and distributing color formulation equipment and equipment used for the mixing, storage, handling or dispensing of paints, inks and other fluids, and providing services and products relating to such business.

        B. Buyer desires to purchase and accept from Sellers (as hereinafter defined), and Sellers desire to sell and transfer to Buyer, substantially all of the assets and liabilities of the American Business (as hereinafter defined), including, without limitation, all of the issued and outstanding capital stock of FM-Germany (as hereinafter defined), the entity which conducts the German Business (as hereinafter defined), upon the terms and conditions contained in this Agreement.

        C. Contemporaneously with the execution and delivery of this Agreement, Buyer and the Other Sellers (as hereinafter defined) are entering into the Other Purchase Agreements (as hereinafter defined) pursuant to which
(1) Buyer has agreed to purchase from Bethesda (as hereinafter defined), and Bethesda has agreed to sell to Buyer, the Wheeling Real Property (as hereinafter defined) and (2) Buyer has agreed to purchase and accept from FM-Holland (as hereinafter defined) and FM-Australia (as hereinafter defined), and FM-Holland and FM-Australia have agreed to sell and transfer to Buyer, substantially all of the assets and liabilities of the Dutch Business (as hereinafter defined) and the Australian Business (as hereinafter defined), respectively, upon the terms and conditions contained in the Other Purchase Agreements.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

        1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

        (a) "Accounts Receivable" shall mean all trade receivables and accounts receivable of the Business (other than (A) accounts receivable between any FMLP Operating Entity and Bethesda, FM-International or FM-Europe and (B) Notes Receivable) as determined in accordance with GAAP (to the extent reflected on the Closing Date Financial Report).

        (b) "Accounts Payable" shall mean (i) all trade accounts payable of the Business (other than accounts payable between any FMLP Operating Entity and Bethesda, FM-International or FM-Europe) as determined in accordance with GAAP (to the extent reflected on the Closing Date Financial Report) and (ii) all checks written on any FMLP Operating Entity's "zero balance" or other bank accounts on or prior to the Closing Date which have not cleared as of the Closing Date.

        (c) "Accrued Dutch Corporate Income Tax Liability" shall mean all federal, state or local corporate income taxes owing by any FMLP Operating Entity to any Governmental Authority in the Netherlands (but excluding any Taxes imposed or arising in connection with the consummation of the transactions contemplated by this Agreement and the Other Purchase Agreements) attributable to the operation of the Business through the Closing Date that are not yet due and payable as of the Closing Date, to the extent reflected on the Closing Date Financial Report.

        (d) "Accrued Liabilities" shall mean (i) accrued expenses of the Business (other than Accounts Payable) of a type shown on the Interim Financial Statements as of May 31, 1996 (other than (A) expenses between any FMLP Operating Entity and Bethesda, FM-International or FM-Europe and (B) expenses relating to any Non-Assumed Liabilities (including the current portion thereof)), as determined in accordance with GAAP, (ii) accrued expenses under the Assumed Employee Benefit Plans including (A) contributions to the Fluid Management Limited Partnership Profit Sharing and Savings Plan in an amount equal to seven percent (7%) of each eligible participant's compensation (as defined in the plan) for the portion of the plan year through the Closing Date,
(B) payments under FMLP's bonus award program at the maximum bonus potential for employees of the Dutch Business and at sixty-five (65) percent of the maximum bonus potential for all other employees of the

Business based on the results of operations through the Closing Date,
(C) covered medical expenses under The Saranow Companies Employee Health Care Plan incurred through the Closing Date, (D) vacation benefits earned through the Closing Date and (E) short term disability benefits incurred through the Closing Date, (iii) accrued expenses for Australian long-service leave, annual leave and sick leave, (iv) accrued expenses for real estate taxes through the Closing Date on the basis of the latest available year's taxes with appropriate adjustments for any reductions in taxes, (v) accrued expenses for the contemplated roof and other repairs to the Wheeling Real Property disclosed on the Disclosure Schedule to the extent not completed and paid for prior to Closing, (vi) overdrafts on any bank account and reimbursement obligations under any credit facility of any FMLP Operating Entity acquired by Buyer and
(vii) retrospective insurance premiums or charges on or with respect to any of the Assumed Insurance (in each of items (i) through (vii), to the extent reflected on the Closing Date Financial Report).

        (e) "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

        (f) "Agreement" shall mean, unless the context otherwise requires, this Asset Purchase Agreement together with the Schedules, Exhibits and the Disclosure Schedule attached hereto, and the certificates and instruments to be executed and delivered in connection herewith.

        (g) "American Assumed Contracts" shall mean (i) the Material Contracts of the FMLP Operating Entities conducting the American Business other than the contracts identified on Schedule 1.1(g) (the "American Non-Assumed Contracts") and (ii) the Minor Contracts of the FMLP Operating Entities conducting the American Business, which shall be assumed by Buyer on the Closing Date.

        (h) "American Assumed Employee Benefit Plans" shall mean the Employee Benefit Plans of the FMLP Operating Entities conducting the American Business other than the Employee Benefit Plans identified on Schedule 1.1(h) (the "American Non-Assumed Employee Benefit Plans"), which shall be assumed by Buyer on the Closing Date.


        (i) "American Assumed Insurance" shall mean (i) the Insurance of the FMLP Operating Entities conducting the American Business relating to the American Assumed Employee Benefit Plans and (ii) all of the Insurance of FM-Service, FM-Brazil and FM-France.

        (j) "American Assumed Liabilities" shall mean all liabilities and obligations of every nature of the FMLP Operating Entities conducting the American Business (other than the American Non-Assumed Liabilities), whether absolute, accrued, contingent, known, unknown, matured, unmatured or otherwise, and whether or not required to be disclosed or provided for in financial statements in accordance with GAAP or pursuant to this Agreement, including all liabilities and obligations relating to the American Assumed Contracts and the American Assumed Employee Benefit Plans.

        (k) "American Business" shall mean the Business as conducted by FMLP, FMLLC, FM-Service, FM-Brazil, FM-Canada and FM-France.

        (l) "American Excluded Assets" shall mean the following assets of Sellers:

             (i)    cash and cash equivalents, except for the Purchased Cash;

             (ii) bank accounts except for any Seller's payroll accounts and petty cash accounts;

             (iii) any Notes Receivable (including interest thereon) from Joseph Rygiel and Leendert Hellenberg (including, without limitation, the $100,000 mortgage note from Joseph Rygiel);

             (iv) the partnership or other equity interests of FMLP in FM-France, FM-Canada, FMLLC, FM-Holland, FM-Australia and Fluid Management Systems, B.V.;

             (v) any intercompany claims or receivables between any FMLP Operating Entity and Bethesda, FM-International or FM-Europe;

             (vi)   any rights of any Seller under this Agreement;

             (vii)  any currency and interest rate hedging agreements;


             (viii) any rights of any FMLP Operating Entity against its partners or shareholders;

             (ix) the corporate or partnership books and records of any Seller;

             (x) any rights to tax refunds (except to the extent accrued on the Closing Date Financial Report) and tax records of any Seller;

             (xi) any Insurance (other than the American Assumed Insurance) of any Seller;

             (xii) any rights specifically relating to American Non-Assumed Contracts or American Non-Assumed Liabilities; and

             (xiii) any prepaid expenses for (A) Insurance (other than the American Assumed Insurance) and (B) rent for the Wheeling Real Property.

        (m) "American Non-Assumed Liabilities" shall mean any liability or obligation for, or Losses relating to, (i) any federal, state, local or foreign income, franchise or other similar taxes (excluding sales and excise taxes) based on income (whether net, gross receipts or otherwise) of any FMLP Operating Entity conducting the American Business, (ii) any accounting fees for year-end audit of any FMLP Operating Entity conducting the American Business,
(iii) any legal, accounting and other expenses incurred by any FMLP Operating Entity conducting the American Business in connection with the preparation and execution of this Agreement and the Other Purchase Agreements, and the consummation of the transactions contemplated by this Agreement and the Other Purchase Agreements, (iv) the Phantom Equity Plan, (v) any indebtedness between any FMLP Operating Entity and Bethesda, FM-International or FM-Europe, (vi) any indebtedness (including interest thereon) or guaranties of indebtedness of any FMLP Operating Entity conducting the American Business to any Person for borrowed money (including the Funded Debt but excluding leases not capitalized under GAAP), (vii) any Insured Liabilities of any FMLP Operating Entity conducting the American Business, (viii) the American Non-Assumed Contracts,
(ix) the American Non-Assumed Employee Benefit Plans, (x) any contamination with trichloroethylene and its breakdown products (collectively, "TCE") of the soil or groundwater at the Wheeling Real Property identified by Conestoga-Rovers & Associates in their reports on or prior to the date of this Agreement; provided, however, that such contamination shall constitute an American Non-Assumed Liability only to the extent of FMLP's obligations under
Section 9.12 of this Agreement (the "TCE Liability"), (xi) any retrospective insurance premiums or charges on or with respect to any of the Insurance (other than the American Assumed Insurance) and (xii) any obligations of any FMLP Operating Entity to its partners or shareholders in those capacities.

        (n) "American Purchased Assets" shall mean all right, title and interest of Sellers in and to all of the assets of Sellers relating to the American Business of whatsoever nature, tangible or intangible, real or personal including, without limitation, the following (except to the extent an American Excluded Asset):

             (i)  the Accounts Receivable;
             (ii) the American Assumed Contracts;

             (iii)     the American Assumed Insurance;
             (iv)      the American Assumed Employee Benefit Plans;
             (v)       the Business Records;
             (vi)      the Customer Lists;
             (vii)     the Goodwill;
             (viii)    the Inventory;
             (ix)      the Notes Receivable;
             (x)       the Other Current Assets;
             (xi)      the Owned Intellectual Property;
             (xii)     the Owned Tangible Personal Property;
             (xiii)    the Permits (to the extent assignable); and
             (xiv)     the Purchased Cash.

        (o) "American Purchase Price" shall mean the purchase price for the American Purchased Assets, the FM-Service Shares and the FM-Brazil Shares and shall be equal to the sum of (i) $72,750,000 and (ii) the Accrued Dutch Corporate Income Tax Liability, as increased or decreased by the Purchase Price Closing Adjustment and as decreased by the Consolidated Gross Profit Adjustment, if any.

        (p) "Assumed Employee Benefit Plans" shall mean the American Assumed Employee Benefit Plans, the Dutch Assumed Employee Benefit Plans, the Australian Assumed Employee Benefit Plans and the German Assumed Employee Benefit Plans.

        (q) "Assumed Insurance" shall mean the American Assumed Insurance, the Dutch Assumed Insurance, the Australian Assumed Insurance and the German Assumed Insurance.

        (r) "Assumed Liabilities" shall mean the American Assumed Liabilities, the Dutch Assumed Liabilities, the Australian Assumed Liabilities, the German Assumed Liabilities and the Bethesda Assumed Liabilities.

        (s) "Australian Business" shall mean the Business as conducted by FM-Australia.

        (t) "Bethesda" shall mean Bethesda Investors Limited Partnership, an Illinois limited partnership.

        (u) "Business" shall mean all activities which FMLP and its Subsidiaries are presently conducting or pursuing, including, without limitation, the design, manufacture and distribution of color formulation equipment and equipment used for the mixing, storage, handling or dispensing of paints, inks and other fluids, and the provision of services and products relating thereto. For purposes of calculating Consolidated Working Capital,

Consolidated Tangible Personal Property Gross Book Value and Consolidated Gross Profit, "Business" shall mean the business of FMLP and its Subsidiaries, on a consolidated basis, which is being acquired by Buyer pursuant to this Agreement and the Foreign Asset Purchase Agreements.

        (v) "Business Records" shall mean originals or true copies of all operating data and records of the Business including, without limitation, financial, accounting and bookkeeping books and records, purchase and sale orders and invoices, sales and sales promotional data, advertising materials, marketing analyses, past and present price lists, past and present customer service files, credit files, warranty files, batch and product serial number records and files, written operating methods and procedures, specifications, operating records and other information related to the Tangible Personal Property and the Current Real Property, reference catalogues, insurance files, personnel records, records relating to potential acquisitions and other records, on whatever media, pertaining to the Business, or to customers or suppliers of, or any other parties having contracts or other business relationships with, the Business.

        (w) "Buyer's Accountants" shall mean those accountants at the firm of Deloitte & Touche LLP who from time to time provide accounting services to Buyer.

        (x) "Claims Period" shall mean the period beginning on the Closing Date and ending fifteen (15) months following the Closing Date.

        (y) "Closing Date" shall mean the later to occur of (i) July 29, 1996 and (ii) five (5) days after all consents, approvals and other actions required to be obtained from or performed by any third party as a condition to Closing have been obtained, performed or waived, or if such day is not a business day, the next succeeding business day, or any other date as FMLP and Buyer shall mutually agree in writing.

        (z) "Closing Date Consolidated Tangible Personal Property Gross Book Value" shall mean the Consolidated Tangible Personal Property Gross Book Value as of the Closing Date.

        (aa) "Closing Date Consolidated Working Capital" shall mean the Consolidated Working Capital as of the Closing Date.

        (ab) "COBRA" shall mean the provisions of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and all regulations thereunder.

        (ac) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (ad) "Consolidated Gross Profit" shall mean the gross profit of the Business for calendar year 1996, determined in accordance with Section 9.6 and otherwise in accordance with GAAP.

        (ae) "Consolidated Gross Profit Adjustment" shall mean $35,500,000 minus the Consolidated Gross Profit; provided, however, that in no event shall the Consolidated Gross Profit Adjustment be less than Zero Dollars ($0.00).

        (af) "Consolidated Tangible Personal Property Gross Book Value" shall mean the book value (before allowance for depreciation and amortization) of the Owned Tangible Personal Property, determined in accordance with GAAP.

        (ag) "Consolidated Tangible Personal Property Gross Book Value Adjustment" shall mean, whether positive or negative, the Closing Date Consolidated Tangible Personal Property Gross Book Value minus $14,400,000.

        (ah) "Consolidated Working Capital" shall mean (i) the sum of (A) the Accounts Receivable (without reduction for any reserves), (B) the Inventory,
(C) the Other Current Assets and (D) the Purchased Cash minus (ii) the sum of
(A) the Accounts Payable, (B) the Accrued Liabilities and (C) the Accrued Dutch Corporate Income Tax Liability.

        (ai) "Consolidated Working Capital Adjustment" shall mean, whether positive or negative, the Closing Date Consolidated Working Capital minus $18,900,000.

        (aj) "Current Real Property" shall mean all Real Property currently owned or leased by any FMLP Operating Entity or in which any FMLP Operating Entity has any interest.

        (ak) "Customer Lists" shall mean all past and current customer and potential customer lists of the Business.

        (al) "Disclosure Schedule" shall mean the Disclosure Schedule delivered by FMLP on behalf of the FMLP Operating Entities and Bethesda simultaneously with the execution of this Agreement, which shall be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Article 4 and the Schedules thereto.

        (am) "Dutch Business" shall mean the Business as conducted by FM-Holland, FM-Spain, FM-Sweden and FM-U.K.

        (an) "Employee Benefit Plan" shall mean any (i) non qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,

(ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan) or (iv) Employee Welfare Benefit Plan or fringe benefit plan or program, any of which is maintained, administered or contributed to by any FMLP Operating Entity, or which covers any employee or former employee of any FMLP Operating Entity by reason of such Employee's employment by any FMLP Operating Entity. The term "Employee Benefit Plan" shall not include the Fluid Management Limited Partnership Phantom Equity Plan (the "Phantom Equity Plan").

        (ao) "Employee Pension Benefit Plan" shall have the meaning set forth in ERISA Section 3(2).

        (ap) "Employee Welfare Benefit Plan" shall have the meaning set forth in ERISA Section 3(1).

        (aq) "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encroachment, reservation, restriction, encumbrance, or other right of any Person, or any other restriction or limitation of any nature whatsoever, affecting title to the Current Real Property, the Tangible Personal Property, the Inventory, the Intellectual Property or any other assets of any FMLP Operating Entity.

        (ar) "Enforceability Limitations" shall mean (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other terms of equitable remedies.

        (as) "Environmental Claims" shall mean any written notice of violation, written notice of potential or actual responsibility or liability, or written claim, suit, action, demand, directive or order by any Governmental Authority or other Person for any damage (including, but not limited to, personal injury, tangible or intangible property damage, contribution, indemnity, damage to the environment, environmental removal, investigative costs, response or remediation costs, nuisance, pollution, contamination or other adverse effects on the environment or for fines, penalties or restrictions on existing environmental permits or licenses) resulting from or relating to (i) the presence of, a Release or threatened Release into the environment of, or exposure to, any Hazardous Substance, (ii) the generation, manufacture, processing, distribution, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (iii) the violation, or alleged violation, of any Environmental Laws or (iv) the non-compliance or alleged non-compliance with any Environmental Laws.

        (at) "Environmental Laws" shall mean any applicable statutes, ordinances, directives or other written, published laws, any written, published rules or regulations, orders, and any licenses, permits, orders, judgments, notices or other requirements issued pursuant thereto, enacted, promulgated or issued by any Governmental Authority, in effect as of the Closing Date, relating to pollution or protection of public health or the environment from Hazardous Substances (including, but not limited to, any air, surface water, groundwater, land surface or sub-surface strata, whether outside, inside or under any structure), or to the identification, reporting, generation, manufacture, processing, distribution, use, handling, treatment, storage, disposal, transporting, presence, Release or threatened Release of, any Hazardous Substances. Without limiting the generality of the foregoing, Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, and all analogous laws enacted, promulgated or lawfully issued by any Governmental Authority, but shall exclude the Occupational Safety and Health Act, as amended, and similar state laws.

        (au) "Environmental Representations" shall mean those representations and warranties of FMLP with respect to environmental matters contained in paragraph (y) of each of Schedules 4.1, 4.2, 4.3 and 4.4 and in paragraph (k) of Schedule 4.5.

        (av) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        (aw) "ERISA Affiliate" shall mean a trade or business, whether or not incorporated, which is deemed to be in common control or affiliated with any FMLP Operating Entity within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m), or (o) of the Code.

        (ax) "Escrow Agent" shall mean Bank of America Illinois.

        (ay) "Escrow Funds" shall mean the amount of funds on deposit with and held by the Escrow Agent from time to time pursuant to this Agreement and the Escrow Agreement.

        (az) "Excluded Assets" shall mean the American Excluded Assets, the Dutch Excluded Assets and the Australian Excluded Assets.

        (ba) "Financial Statements" shall mean the audited consolidated financial statements of FMLP and its Subsidiaries for the three-year period ended December 31, 1995 (consisting of a balance sheet, a statement of income and retained earnings, a statement of cash flows, a consolidating schedule and all related footnotes), reported on by the Sellers' Accountants without qualification.

                    (bb) "FMLP Operating Entities" shall mean the following entities:


                         (i)       FMLP;
                         (ii)      FMLLC;
                         (iii)     FM-Service;
                         (iv)      FM-Brazil;
                         (v)       FM-Canada;
                         (vi)      FM-France;
                         (vii)     FM-Holland;
                         (viii)    FM-U.K.;
                         (ix)      FM-Spain;
                         (x)       FM-Sweden;
                         (xi)      FM-Australia; and
                         (xii)     FM-Germany.

                    (bc) "FM-Australia" shall mean Fluid Management Australia L.P., an Australian limited partnership.

                    (bd) "FM-Brazil" shall mean Fluid Management Servicos E Vendas Limitada, a Brazilian corporation.

                    (be) "FM-Brazil Shares" shall mean all of the issued and outstanding capital stock of FM-Brazil.

                    (bf) "FM-Germany" shall mean Fluid Management GmbH, a German corporation.

                    (bg) "FM-Germany Shares" shall mean all of the issued and outstanding capital stock of FM-Germany.

                    (bh) "FM-Holland" shall mean Fluid Management Europe C.V., a Netherlands limited partnership.

                    (bi) "FM-Service Shares" shall mean all of the issued and outstanding capital stock of FM-Service.

                    (bj) "FM-Spain" shall mean Fluid Management Espana SLU, a Spanish corporation.

                    (bk) "FM-Sweden" shall mean Fluid Management Scandinavia AB, a Swedish corporation.

                    (bl) "FM-U.K." shall mean Fluid Management U.K. Ltd., a U.K. corporation.

                    (bm) "Foreign Asset Purchase Agreements" shall mean (i) the Asset Purchase Agreement dated the date of this Agreement between Buyer, FM Acquisition Company Australia Pty Ltd. (a wholly-owned subsidiary of Buyer), FM-Australia and FMLP (the "Australian Purchase Agreement") and (ii) the Asset Purchase Agreement dated the date of this Agreement between Buyer, FM-Holland, FM-Europe and FMLP (the "Dutch Purchase Agreement").

                    (bn) "Funded Debt" shall mean indebtedness of any FMLP Operating Entity or Bethesda (to the extent an Encumbrance on the Wheeling Real Property) to any Person for borrowed money (including, without limitation, indebtedness under leases capitalized under
          GAAP).

                    (bo) "GAAP" shall mean, with respect to all accounting matters and issues, generally accepted accounting principles as in effect from time to time in the United States applied consistent with the Financial Statements.

                    (bp) "General Partners" shall mean (i) Fluid Management Inc. and (ii) Addison Paint Equipment Corp.

                    (bq) "German Assumed Employee Benefit Plans" shall mean the Employee Benefit Plans of FM-Germany other than the Employee Benefit Plans identified on Schedule 1.1(bq) (the "German Non-Assumed Employee Benefit Plans").

                    (br) "German Assumed Insurance" shall mean all of the Insurance of FM-Germany.

                    (bs) "German Business" shall mean the Business as conducted by FM-Germany.

                    (bt) "German Non-Assumed Contracts" shall mean the Material Contracts of FM-Germany identified on Schedule 1.1(bt).

                    (bu) "German Non-Assumed Liabilities" shall mean Losses relating to (i) any federal, state, local or foreign income, franchise or other similar taxes (excluding sales and excise taxes) of FM-Germany, (ii) accounting fees for year-end audit of FM-Germany,
          (iii) legal, accounting and other expenses incurred by FM-Germany in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement,
          (iv) any indebtedness of FM-Germany to Bethesda, FM-International or FM-Europe, (v) any indebtedness (including interest thereon) or guaranties of indebtedness of FM-Germany to any Person for borrowed money (including the Funded Debt but excluding leases not capitalized under GAAP, (vi) the German Non-Assumed Contracts and (vii) the German Non-Assumed Employee Benefit Plans.

                    (bv) "German Purchase Price" shall mean the purchase price for the FM-Germany Shares, and shall be equal to $1,500,000.

                    (bw) "Goodwill" shall mean the goodwill of the Business.

                    (bx) "Governmental Authority" shall mean any federal, state, local or foreign government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

                    (by) "Governmental Requirement" shall mean any published law, statute, ordinance, directive or regulation of any Governmental Authority now in effect.

                    (bz) "Hazardous Substances" shall mean any pollutants, contaminants, hazardous substances, hazardous and toxic chemicals, carcinogens, wastes, dangerous wastes, and any ignitable, corrosive, reactive, toxic or other hazardous substances or materials, whether solids, liquids or gases (including, but not limited to, petroleum and its derivatives, PCBs, asbestos, radioactive materials, waste waters, sludge, slag and any other substance, material or waste), as defined in or regulated by any Environmental Laws or as determined by any Governmental Authority.

                    (ca) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

                    (cb) "Independent Accountants" shall mean Coopers & Lybrand LLP.

                    (cc) "Initial Escrow Deposit" shall mean $10,000,000.

                    (cd) "Insurance" shall mean any fire, product liability, automobile liability, general liability, worker's compensation, medical insurance stop-loss coverage or other form of insurance of the Business, and any tail coverage purchased with respect thereto.

                    (ce) "Insured Liabilities" shall mean any liabilities or obligations arising out of or relating to occurrences prior to the Closing Date subject to coverage and to the extent covered under the Insurance (other than the Assumed Insurance) or under any other insurance policy of any FMLP Operating Entity which has been terminated but which provides coverage for occurrences prior to the date of its termination.

                    (cf) "Intellectual Property" shall mean all intellectual property used to conduct the Business including, without limitation,
          (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names (including, without limitation, the name "Fluid Management"), together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith,
          (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation and including software installed on hard disk drives) and (vii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

                    (cg) "Interim Financial Statements" shall mean the unaudited consolidated monthly interim financial statements of FMLP and its Subsidiaries (consisting of a balance sheet and a statement of income, profit and loss) for the five (5) month period ended May 31, 1996, as delivered to Buyer, and for any subsequent period as may be delivered to Buyer pursuant to Section 6.6.

                    (ch) "Inventory" shall mean all raw material, work-in-process and finished goods inventory of the Business. Solely for purposes of calculating Consolidated Working Capital, "Inventory" shall mean the Inventory of the Business before reduction for reserves which is not damaged or obsolete (as determined in accordance with GAAP) or excess (as hereinafter defined), as reflected on the Closing Date Financial Report. Inventory shall be deemed to be "excess" if and only to the extent that (i) it has not already been excluded as damaged or obsolete and (ii) as of the Closing Date the total amount of any item of Inventory exceeds the aggregate usage of such item for the twelve-month period immediately preceding the Closing Date determined with reference to sales records of the FMLP Operating Entities for such period, except that any item of Inventory which relates to products introduced by any FMLP Operating Entity within the twenty-four month period immediately preceding the Closing Date (including any products introduced as a result of acquisitions) and any Colorine Inventory shall be deemed to be "excess" only if, as of the Closing Date, the total amount of any such item of Inventory exceeds the aggregate expected usage of such item, as forecasted in good faith by FMLP, for the twelve-month period immediately following the Closing Date.

                    (ci) "Limited Partners" shall mean (i) MPE Partners, (ii) FMS Investment Partnership, (iii) Benn & Hamman Partnership, (iv) William Wolf and (v) Joseph Rygiel and (vi) Leendert Hellenberg.

                    (cj) "Loss" shall mean any and all loss, liability, deficiency, damage (excluding (i) other than with respect to Environmental Claims, consequential damages which were not reasonably foreseeable and (ii) other than as asserted in any third-party claim, punitive damages), Encumbrance (other than any Permitted Encumbrance), fine, claim, cost or expense (including, but not limited to, any court cost or any legal or accounting fee or disbursement).

                    (ck) "Material Contracts" shall mean the following written contracts and, to the knowledge of FMLP, oral contracts which are currently in effect and to which any FMLP Operating Entity is a party or by which any FMLP Operating Entity is bound relating to or affecting the Business:

                         (i) any agreement (or group of related agreements with the same Person or its Affiliates) for the lease of real property or personal property (whether or not capitalized under GAAP) providing for lease payments in excess of $50,000 per year,

                         (ii) any agreement (or group of related agreements with the same Person or its Affiliates) not cancelable by any FMLP Operating Entity without penalty for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, involves consideration in excess of $50,000 or is anticipated to result in a loss to any FMLP Operating Entity exceeding $10,000,

                         (iii) any agreement concerning any FMLP Operating Entity's membership in a partnership or joint venture,

                         (iv) any agreement (or group of related agreements with the same Person or its Affiliates) under which any FMLP Operating Entity has created, incurred, assumed, or guaranteed (A) any indebtedness for borrowed money (other than guarantees by any FMLP Operating Entity not being acquired by Buyer of the indebtedness of any other FMLP Operating Entity) or (B) any indebtedness or other deferred or continuing payment obligation relating to any prior acquisition by any FMLP Operating Entity (including, without limitation, under any non-competition or consulting agreement),

                         (v) any agreement under which any FMLP Operating Entity has imposed an Encumbrance on any of its assets;

                         (vi) any letter of credit or performance bond (other than those specifically related to the Non-Assumed Liabilities),

                         (vii) any confidentiality or non-competition agreement, other than confidentiality agreements with any FMLP Operating Entity's employees, agents, distributors and independent contractors, and non-disclosure agreements with other Persons entered into in the ordinary course of the Business,

                         (viii) any agreement with any Affiliate of any FMLP Operating Entity (but excluding agreements otherwise constituting Material Contracts which are (A) between or among any FMLP Operating Entities whose stock is not being acquired by Buyer or (B) between FMLP and Bethesda) which are not on an arm's length basis and which could not be readily obtained from other sources,

                         (ix) any profit sharing, deferred compensation, severance or other plan or arrangement for the benefit of any FMLP Operating Entity's current or former partners, shareholders, directors, officers or employees (other than any Employee Benefit Plans or agreements described in clause (xi)),

                         (x)  any collective bargaining agreement,

                         (xi) any agreement not terminable at will or upon thirty (30) days notice by any FMLP Operating Entity without penalty (other than severance obligations) for the employment of any individual on a full-time, part-time, consulting or other basis,

                         (xii) any agreement or instruments reflecting outstanding loans or advances from any FMLP Operating Entity to such FMLP Operating Entity's directors, officers or employees, other than travel expenses advanced to any officer or employee of any FMLP Operating Entity in the ordinary course of the Business and in an amount which does not exceed $2,000 for any such officer or employee,

                         (xiii)    any agreement for the prospective
          acquisition of the business or product line of any other Person,

                         (xiv) any distributor, sales representative or dealer agreement not terminable by any FMLP Operating Entity upon ninety (90) days or less written notice without penalty,

                         (xv) any Intellectual Property license or royalty agreement,

                         (xvi) any independent contractor agreement requiring payments by any FMLP Operating Entity in excess of $50,000 per year,

                         (xvii) any agreement providing for indemnification by any FMLP Operating Entity other than indemnification agreements contained in standard terms and conditions of sale, or

                         (xviii)   any other agreement (or group of related
          agreements with the same Person or its Affiliates) not cancelable by any FMLP Operating Entity without penalty the performance of which will extend over a period of more than one (1) year, involves consideration in excess of $100,000 or is anticipated to result in a loss to any FMLP Operating Entity exceeding $10,000.

                    (cl) "Merger Agreement" shall mean the Agreement and Plan of Merger dated the date of this Agreement between Buyer, FMI Management Company, Mitchell H. Saranow and The Saranow Company pursuant to which Buyer will acquire by merger all of the shares of The Saranow Company.

                    (cm) "Minor Contracts" shall mean any contract and other agreement (other than the Material Contracts), whether written or oral, to which any FMLP Operating Entity is a party or by which any FMLP Operating Entity is bound relating to or affecting the Business.

                    (cn) "Multiemployer Plan" shall have the meaning set forth in Section 3(37) of ERISA.

                    (co) "Non-Assumed Liabilities" shall mean the American Non-Assumed Liabilities, the Dutch Non-Assumed Liabilities, the Australian Non-Assumed Liabilities, the German Non-Assumed Liabilities and the Bethesda Non-Assumed Liabilities. It is understood that Non-Assumed Liabilities with respect to any FMLP Operating Entity the shares or other equity interests of which are being acquired by Buyer pursuant to this Agreement or the Other Purchase Agreements (including, without limitation, FM-Service, FM-Brazil, FM-Germany, FM-U.K., FM-Sweden and FM-Spain) means liabilities which, notwithstanding that such FMLP Operating Entity remains primarily obligated therefor, are to be paid or performed by Sellers or the Other Sellers including, without limitation, the Funded Debt and any Taxes included in the Non-Assumed Liabilities.

                    (cp) "Notes Receivable" shall mean any notes receivable of the Business.


                    (cq) "Other Current Assets" shall mean all current assets of the Business other than Accounts Receivable, Inventory and Excluded Assets, as determined in accordance with GAAP (to the extent reflected on the Closing Date Financial Report).

                    (cr) "Other Purchase Agreements" shall mean (i) the Real Property Purchase Agreement and (ii) the Foreign Asset Purchase Agreements.

                    (cs) "Other Sellers" shall mean (i) Bethesda in its capacity as seller under the Real Property Purchase Agreement and
          (ii) each of FM-Holland, FM-Europe, FM-Australia and FM-International in its capacity as a seller under the Foreign Asset Purchase Agreements.

                    (ct) "Owned Intellectual Property" shall mean all Intellectual Property of the Business owned by any FMLP Operating Entity.

                    (cu) "Owned Tangible Personal Property" shall mean all Tangible Personal Property of the Business owned by any FMLP Operating Entity or Bethesda.

                    (cv) "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                    (cw) "Permitted Encumbrances" shall mean (i) liens which will be removed by payment of liabilities reflected on the Closing Date Financial Report in the amounts reflected on the Closing Date Financial Report and (ii) liens which are removed on or prior to the Closing Date.

                    (cx) "Permits" shall mean all permits, licenses, consents, franchises, approvals and other authorizations required from any Governmental Authority or other Person in connection with the operation of the Business and necessary to conduct the Business as presently conducted.

                    (cy) "Person" shall mean any Governmental Authority, individual, association, joint venture, partnership, corporation, limited liability company, trust or other entity.

                    (cz) "Predecessor" shall mean a Person, if any, whose status or activities could give rise to an Environmental Claim against any FMLP Operating Entity or Bethesda as a successor in interest to such Person.

                    (da) "Proceeding" shall mean any claim, demand, action, suit, litigation, dispute, order, writ, injunction, judgment, assessment, decree, grievance, arbitral action, investigation or other proceeding.

                    (db) "Prohibited Transaction" shall have the meaning set forth in ERISA Section 406 and Code Section 4975.

                    (dc) "Purchased Cash" shall mean cash and cash equivalents of any FMLP Operating Entity held in any payroll account, petty cash account or any other bank account of any FMLP Operating Entity which the parties agree to transfer to Buyer.

                    (dd) "Purchase Price Closing Adjustment" shall mean the sum, whether positive or negative, of (i) the Consolidated Working Capital Adjustment and (ii) the Consolidated Tangible Personal Property Gross Book Value Adjustment.

                    (de) "Real Property" shall mean all real property now or in the past owned or leased by any FMLP Operating Entity, Bethesda or any Predecessor, or in which any FMLP Operating Entity, Bethesda or any Predecessor has now or in the past had any interest, together with (i) all buildings and improvements located thereon and (ii) all rights, privileges, interests, easements, hereditaments and appurtenances thereunto in any way incident, appertaining or belonging.

                    (df) "Real Property Purchase Agreement" shall mean the Real Property Purchase Agreement dated the date of this Agreement between Buyer and Bethesda.

                    (dg) "Related Person" shall mean any partner, shareholder, director, officer or employee of any FMLP Operating Entity, any Person related to any such partner, shareholder, director, officer or employee by blood or marriage, or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, partner, trustee or otherwise.

                    (dh) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping or disposing into the environment which could give rise to an Environmental Claim or which is required to be reported pursuant to 40 C.F.R. 302 or 355, or any analogous Environmental Law.

                    (di) "Reportable Event" shall have the meaning set forth in ERISA Section 4043.

                    (dj) "Representative" shall mean any officer, director, principal, attorney, accountant, agent, employee or other representative of any Person.

                    (dk) "Sellers" shall mean FMLP, FMLLC, FM-Canada and FM-France.

                    (dl) "Sellers' Accountants" shall mean those accountants at the firm of Deloitte & Touche LLP who from time to time provide accounting services to FMLP and its Subsidiaries.

                    (dm) "Subsidiaries" shall mean all entities which are consolidated with FMLP in the Financial Statements for the year ending December 31, 1995, and all entities acquired by FMLP or its Subsidiaries since December 31, 1995 which, if owned prior to December 31, 1995, would have been consolidated with FMLP in the Financial Statements.

                    (dn) "Tangible Personal Property" shall mean all tangible personal property of the Business (other than Inventory) owned or leased by any FMLP Operating Entity or Bethesda or in which any FMLP Operating Entity or Bethesda has any interest including, without limitation, show equipment, production and processing equipment, warehouse equipment, computer hardware, furniture and fixtures, transportation equipment, leasehold improvements, supplies and other tangible assets, together with any transferable manufacturer or vendor warranties related thereto. Solely for purposes of calculating Consolidated Tangible Personal Property Gross Book Value, Tangible Personal Property shall (i) include any software which is capitalized under GAAP and (ii) exclude the items in clauses (iv) and
          (v) of the definition of Accrued Liabilities to the extent the expenses therefor would be capitalized under GAAP.

                    (do) "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, startup, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                    (dp) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

                    1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

                    Term                                          Section
                    ----                                          -------
                    Accounts Receivable Guarantee Amount           9.7(b)
                    Amended Management Agreement                   6.10
                    American Non-Assumed Contracts                 1.1(g)
                    American Non-Assumed Employee Benefit Plans    1.1(h)
                    Australian Purchase Agreement                  1.1(bm)
                    Casualty                                       10.2
                    Casualty Amount                                10.2
                    Closing                                        3.1

             Closing Certificate                                2.4(a)
             Closing Date Financial Report                      2.4(c)
             Closing Purchase Price Reconciliation              2.5(e)
             Dutch Purchase Agreement                           1.1(bm)
             Employee Certificate                               8.8
             Escrow Agreement                                   6.7
             Final Purchase Price Closing Adjustment            2.5(c)
             German Non-Assumed Employee Benefit Plans          1.1(bq)
             IEPA                                               9.12
             IEPA No Further Remediation Letter                 9.12
             Letter Agreement                                   10.12
             Non-Compete Agreement                              6.9
             Non-Transferable Assets                            3.5
             Phantom Equity Plan                                1.1(an)
             Preliminary Purchase Price Closing Adjustment      2.4(a)
             Qualified Individual                               9.4
             Required Consents and Filings                      6.3
             TCE                                                1.1(m)
             TCE Liability                                      1.1(m)

        1.3 Terms Used in Other Purchase Agreements. All initially capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings given to them in the Other Purchase Agreements.

        1.4 Usage of Terms. Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa. Use of the word "including" shall mean "including, without limitation".

        1.5 References to Articles, Sections, Exhibits and Schedules. All references in this Agreement to Articles, Sections (and other subdivisions), Exhibits and Schedules refer to the corresponding Articles, Sections (and other subdivisions), Exhibits and Schedules of or attached to this Agreement, unless the context expressly, or by necessary implication, otherwise requires.

        1.6 Currency Conversion Rates. Solely for purpose of calculating the Purchase Price Closing Adjustment and the Consolidated Gross Profit Adjustment, and verifying the representations and warranties of FMLP contained in this Agreement, assets, liabilities, revenues and expenses not denominated in U.S. Dollars shall be valued based on the March 29, 1996 currency conversion rates, which as to certain currencies are set forth below:

                    1 German Mark            =    U.S. $.6771
                    1 Netherlands Guilder    =    U.S. $.6048
                    1 Australian Dollar      =    U.S. $.7823

                                   ARTICLE 2
                   PURCHASE AND SALE OF ASSETS OF SELLERS;
                   PURCHASE AND SALE OF FM-SERVICE SHARES,
                   FM-BRAZIL SHARES AND FM-GERMANY SHARES

                    2.1 Transfer of American Purchased Assets, FM-Service Shares, FM-Brazil Shares and FM-Germany Shares. Subject to the terms and conditions contained in this Agreement, on the Closing Date:

                    (a) (i) Sellers shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall acquire from Sellers, the American Purchased Assets, free and clear of any Encumbrances (other than Permitted Encumbrances) and (ii) Sellers shall retain the American Excluded Assets.

                    (b) FMLP shall convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from FMLP, the FM-Service Shares, free and clear of any Encumbrances (other than Permitted Encumbrances).

                    (c) FMLP and FM-International shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from FMLP and FM-International, the FM-Brazil Shares, free and clear of any Encumbrances (other than Permitted Encumbrances).

                    (d) FMLP and FM-International shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from FMLP and FM-International, the FM-Germany Shares, free and clear of any Encumbrances (other than Permitted Encumbrances).

                    2.2 Assumption and Payment or Performance of American Assumed Liabilities; Payment or Performance of American Non-Assumed Liabilities and German Non-Assumed Liabilities. On the Closing Date, Buyer shall assume and pay or perform in accordance with their terms the American Assumed Liabilities and FM-International, FM-Europe and Sellers shall retain and pay or perform in accordance with their terms the American Non-Assumed Liabilities and the German Non-Assumed Liabilities.

                    2.3 Consideration; Allocation. As consideration for the sale, transfer, assignment, conveyance and delivery of the American Purchased Assets, the FM-Service Shares and the FM-Brazil Shares, Buyer shall pay to Sellers and FM-International an amount equal to the American Purchase Price and shall assume the American Assumed Liabilities. As consideration for the sale, transfer, assignment, conveyance and delivery of the FM-Germany Shares, Buyer shall pay to FMLP and FM-International the German Purchase Price. Such consideration shall be allocated as set forth on Schedule 2.3 which also sets forth the allocation of the purchase consideration payable under the Other Purchase Agreements. Unless otherwise agreed in writing by Buyer and FMLP, Buyer, Sellers and FM-International shall
          (i) reflect the American Purchased Assets, the FM-Service Shares, the FM-Brazil Shares and the FM-Germany Shares, in their books and for federal, state, local and foreign tax reporting purposes in accordance with such allocation, (ii) file all forms required under
          Section 1060 of the Code and all other tax returns and reports in accordance with and based upon such allocation and (iii) unless required to do so in accordance with a "determination" as defined in
          Section 1313(a)(1) of the Code, take no position in any tax return, tax proceeding, tax audit or otherwise which is inconsistent with such allocation.

                    2.4 Closing Certificate; Preliminary Purchase Price Closing Adjustment; Physical Inventory; Audit; Closing Date Financial Report; Final Purchase Price Closing Adjustment.

                    (a) Closing Certificate; Preliminary American Purchase Price Closing Adjustment. On the third business day prior to the Closing Date, the President or the Chief Financial Officer of The Saranow Company shall in good faith prepare and deliver to Buyer a certificate (the "Closing Certificate") containing a proforma estimate of the Closing Date Consolidated Working Capital and the Closing Date Consolidated Tangible Personal Property Gross Book Value, and the Consolidated Working Capital Adjustment, the Consolidated Tangible Personal Property Gross Book Value Adjustment and the Purchase Price Closing Adjustment based thereon (the "Preliminary Purchase Price Closing Adjustment"), which shall be subject to limited procedures of inquiry by Buyer and Buyer's Accountants as to reasonableness. The Closing shall proceed, and the payments required to be made on the Closing Date pursuant to Section 2.5(c) shall be determined, on the basis of the Closing Certificate and the Preliminary Purchase Price Closing Adjustment.

                    (b) Physical Inventory. There shall be conducted by FMLP and its Subsidiaries and observed by Sellers' Accountants, Buyer and Buyer's Accountants a physical taking of Inventory of FMLP and its Subsidiaries commencing July 26, 1996. With respect to any Inventory of FMLP and its Subsidiaries located at any premises not owned or leased by FMLP and its Subsidiaries, (i) for purposes of the Preliminary Purchase Price Closing Adjustment, FMLP shall provide to Buyer in writing a good faith estimate as to the amount of such off-site Inventory prior to the Closing Date and (ii) for purposes of the Final Purchase Price Closing Adjustment, FMLP and its Subsidiaries or Sellers' Accountants shall obtain from each Person who is in possession of any such off-site Inventory written certification as to the amount of such off-site Inventory as of the Closing Date. The results of the physical inventory, as adjusted by additions to or deletions from Inventory to the Closing Date, shall be used in the preparation of the Closing Date Financial Report pursuant to Section 2.4(c). Subject to the criteria for excess Inventory as set forth in the definition of "Inventory", in connection with the preparation of the Closing Date Financial Report, the valuation of Inventory will be computed by Sellers' Accountants in accordance with GAAP.

                    (c) Audit; Closing Date Financial Report. As promptly as possible after the Closing, FMLP shall cause Sellers' Accountants to prepare and deliver to FMLP (i) an audited consolidated balance sheet with consolidating schedule of FMLP and its Subsidiaries as of the Closing Date in accordance with GAAP and (ii) a supplemental report setting forth the Closing Date Consolidated Working Capital, the Closing Date Tangible Personal Property Gross Book Value, the Consolidated Working Capital Adjustment, the Consolidated Tangible Personal Property Gross Book Value Adjustment and the definitive Purchase Price Closing Adjustment based on said audited balance sheets (the "Final Purchase Price Closing Adjustment") and (iii) a supplemental report setting forth the Consolidated Gross Profit for the period from January 1, 1996 through the Closing Date for purposes of the Consolidated Gross Profit Adjustment pursuant to Section 9.6, each of which shall be reported on by Sellers' Accountants without qualification (the "Closing Date Financial Report"). Any third-party expenses or fees incurred in preparing or in connection with the Closing Date Financial Report and the Final Purchase Price Closing Adjustment (including, without limitation, any such expenses or fees of Sellers' Accountants incurred in connection with the observation of the physical inventory pursuant to Section 2.4(b)) shall be borne by FMLP. As promptly as reasonably practicable and, in any event, not later than 60 days after the Closing Date, Sellers' Accountants shall deliver to Buyer the Closing Date Financial Report, together with their audit report and shall make available any work papers or other information then or thereafter requested by Buyer. If Buyer does not object, or otherwise fails to respond, to the Closing Date Financial Report within 20 days after delivery to Buyer, such Closing Date Financial Report shall automatically become final and conclusive. In the event that Buyer objects to the Closing Date Financial Report within such 20-day review period, FMLP and Buyer shall promptly meet and endeavor to reach agreement as to the content of the Closing Date Financial Report. If FMLP and Buyer agree on the content of the Closing Date Financial Report, such Closing Date Financial Report shall become final and conclusive. If FMLP and Buyer are unable to reach agreement within 15 days after the end of Buyer's 20-day review period, then the Independent Accountants shall promptly be retained to undertake a determination of the Closing Date Financial Report, which determination shall be made as quickly as possible. Only disputed item(s) shall be submitted to the Independent Accountants for review. In resolving any disputed item, the Independent Accountants may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the lowest value for such item claimed by either party, in each case as presented to the Independent Accountants. Such determination of the

          Independent Accountants shall be final and binding on FMLP and Buyer, and all expenses of the Independent Accountants shall be borne equally by FMLP and Buyer. The Purchase Price and the payments required to be made after the Closing Date pursuant to Section 2.5(e) shall be finally determined on the basis of the Closing Date Financial Report and the Final Purchase Price Closing Adjustment.

                    2.5 Payments by Buyer. Buyer shall pay to FMLP, on behalf of FM-International and Sellers, the purchase consideration set forth in Section 2.3 as follows:

                    (a) At the Closing, Buyer shall pay to the appropriate parties the Funded Debt of all FMLP Operating Entities conducting the American Business and the German Business, by wire transfer to accounts designated in writing by such parties to Buyer not less than two (2) business days prior to the Closing Date.

                    (b) At the Closing, Buyer shall deposit the Initial Escrow Deposit with the Escrow Agent by wire transfer to an account designated by the Escrow Agent to Buyer in writing not less than two
          (2) business days prior to the Closing Date.

                    (c) At the Closing, Buyer shall pay to FMLP an amount equal to (i) the sum of (A) American Purchase Price (as adjusted by the Preliminary Purchase Price Closing Adjustment) and (B) the German Purchase Price minus (ii) the sum of (A) the Funded Debt of all FMLP Operating Entities conducting the American Business and German Business and (B) Initial Escrow Deposit, in cash by wire transfer to an account designated by FMLP to Buyer in writing not less than two
          (2) business days prior to the Closing Date.

                    (d) At the Closing, Buyer shall assume the American Assumed Liabilities.

                    (e) Within five (5) business days after determination of the Final Purchase Price Closing Adjustment, Buyer or FMLP, as the case may be, shall pay to the other the amount by which the American Purchase Price, as adjusted by the Final Purchase Price Closing Adjustment, is greater or less than the American Purchase Price, as adjusted by the Preliminary Purchase Price Closing Adjustment (such difference being the "Closing Purchase Price Reconciliation"). If the Closing Purchase Price Reconciliation is positive, Buyer shall pay such difference to FMLP. If the Closing Purchase Price Reconciliation is negative, FMLP shall pay such difference to Buyer. Amounts payable by FMLP pursuant to this Section 2.5(e) and not paid by FMLP within said five-day period shall be payable from the Escrow Funds, and FMLP shall restore the Escrow Funds as required by Section
          9.2. If (i) Buyer fails to pay any amount owing to FMLP pursuant to this subsection (e) or (ii) FMLP fails to pay any amount owing to Buyer pursuant to this subsection (e) (including by application of the Escrow Funds), within the specified five business day period, then the amount so owing shall be payable on demand and interest shall accrue on the unpaid amount from the date due until paid at a rate equal to the lower of (A) ten percent (10%) per annum or (B) the highest rate permitted by law.

                    2.6 Taxes. FMLP and Buyer shall each be responsible for the payment of one-half of any sales, use, transfer, excise, stamp or other similar taxes imposed by reason of the transfer of the American Purchased Assets, the FM-Service Shares, the FM-Brazil Shares and the FM-Germany Shares (including, without limitation, taxes attributable to any part or all of the Current Real Property imposed as a result of the direct or indirect transfer thereof) pursuant to this Agreement and any deficiency, interest or penalty with respect to such taxes; provided, however, that any such deficiency, interest or penalty which results from either party's failure to pay or account for the agreed-upon amount of any such sales, use, transfer, excise, stamp or other similar tax shall be borne by the party which is at fault.

                                      ARTICLE 3
                                       CLOSING

                    3.1 Closing. The closing of the transactions contemplated by this Agreement shall be held at 10:00 a.m. local time on the Closing Date at the offices of McDermott, Will & Emery, Chicago, Illinois, or any other place as Buyer and FMLP mutually agree in writing ("Closing"); provided, however, that to the extent any transfers, conveyances or other events in connection with the closing of the transactions contemplated by this Agreement are required to occur in any foreign jurisdiction, the parties shall take all steps necessary to cause such transfers, conveyances or events to occur in such jurisdiction. The Closing shall be effective as of the close of business on the Closing Date.

                    3.2  Conveyances at Closing.

                    (a) Instruments and Possession. Upon the terms and conditions contained in this Agreement, on the Closing Date, Sellers and FM-International shall deliver to Buyer (i) one or more bills of sale conveying in the aggregate all of the Owned Tangible Personal Property of Sellers, (ii) one or more assignments conveying in the aggregate all of the American Assumed Contracts, (iii) one or more assignments of the Owned Intellectual Property of Sellers in recordable form, (iv) stock certificates representing the FM-Service Shares, the FM-Brazil Shares and the FM-Germany Shares duly endorsed for transfer or accompanied by one or more duly executed stock powers, (v) the minute books and stock record books of FM-Service, FM-Brazil and FM-Germany, (vi) a lease cancellation for the lease of the Wheeling Real Property, (vii) certificates of amendment to each of the organizational documents of FMLP and its Affiliates in proper form for filing with the Secretary of State of Illinois or other applicable Governmental Authority, and all other appropriate certificates for filing in other applicable jurisdictions, changing the name of each of FMLP and its Affiliates to a name that does not contain the words "Fluid Management" or "FM" or any derivative or variation thereof, (viii) such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the American Purchased Assets, the FM-Service Shares, the FM-Brazil
          Shares and the FM-Germany Shares in accordance with the provisions of this Agreement and (ix) such other documents and agreements as are contemplated by this Agreement.

                    (b) Form of Instruments. All of such instruments shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Buyer and FMLP, but shall not diminish the status of title to the American Purchased Assets, the FM-Service Shares, the FM-Brazil Shares or the FM-Germany Shares required to be delivered by Sellers and FM-International pursuant to this Agreement.

                    3.3  Assumptions at Closing.

                    (a) Instruments. Upon the terms and conditions contained in this Agreement, on the Closing Date, Buyer shall deliver to Sellers (i) an assumption of the American Assumed Liabilities, (ii) such other instruments of assumption evidencing Buyer's assumption of the American Assumed Liabilities as FMLP shall deem necessary and
          (iii) such other documents and agreements as are contemplated by this Agreement.

                    (b) Form of Instruments. All such instruments shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to FMLP and Buyer, but shall not increase or decrease the American Assumed Liabilities required to be assumed by Buyer pursuant to this Agreement.

                    3.4 Certificates and Other Documents. Each of Buyer, FM-International, FM-Europe and Sellers shall deliver or cause to be delivered the certificates and other documents and items described in Articles 6, 7 and 8 of this Agreement.

                    3.5 Non-Transferable Assets. It is understood that certain American Purchased Assets (including, without limitation, manufacturers', contractors' and other warranties and guaranties, and rights under outstanding letters of credit) may not be immediately transferable or assignable to Buyer, and Buyer may in its sole discretion allow Sellers to retain certain of such assets after the Closing Date (the "Non-Transferable Assets"), and this Agreement shall not constitute an assignment of any such Non-Transferable Assets. In such event, (i) Sellers shall grant to Buyer full use and benefit of their interest in the Non-Transferable Assets, it being the intent of the parties that Buyer shall have the benefit of the Non-Transferable Assets as though it were the sole owner thereof,
          (ii) Sellers shall take all actions necessary to preserve the value of the Non-Transferable Assets, (iii) Sellers shall not transfer or assign the Non-Transferable Assets to any Person other than Buyer or Buyer's assigns, (iv) Sellers shall transfer or assign the Non-Transferable Assets to Buyer at the earliest date on which such transfer or assignment can be effected and (v) Buyer shall be responsible for obligations relating to such

          Non-Transferable Assets as if they had been transferred or assigned to Buyer in accordance with the terms of this Agreement.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF FMLP

                    FMLP represents and warrants to Buyer as follows:

                    4.1 Representations and Warranties With Respect To the American Business. With respect to the entire Business, all FMLP Operating Entities, Bethesda and the Wheeling Real Property, FMLP makes the representations and warranties set forth in paragraph (h) (Financial Statements; Unknown Liabilities) of Schedule 4.1. With respect to the American Business and the FMLP Operating Entities conducting the American Business, FMLP makes each of the representations and warranties set forth on Schedule 4.1. Except with respect to paragraph (h) (Financial Statements; Unknown Liabilities), all references in Schedule 4.1 to FMLP Operating Entities shall mean the FMLP Operating Entities conducting the American Business.

                    4.2 Representations and Warranties With Respect To the Dutch Business. With respect to the Dutch Business and the FMLP Operating Entities conducting the Dutch Business, FMLP makes each of the representations and warranties set forth on Schedule 4.2. All references in Schedule 4.2 to FMLP Operating Entities shall mean the FMLP Operating Entities conducting the Dutch Business.

                    4.3 Representations and Warranties With Respect To the Australian Business. With respect to the Australian Business and the FMLP Operating Entities conducting the Australian Business, FMLP makes each of the representations and warranties set forth on
          Schedule 4.3. All references in Schedule 4.3 to FMLP Operating Entities shall mean the FMLP Operating Entities conducting the Australian Business.

                    4.4 Representations and Warranties With Respect To the German Business. With respect to the German Business and the FMLP Operating Entities conducting the German Business, FMLP makes each of the representations and warranties set forth on Schedule 4.4. All references in Schedule 4.4 to FMLP Operating Entities shall mean the FMLP Operating Entities conducting the German Business.

                    4.5 Representations and Warranties With Respect To Bethesda and the Wheeling Real Property. With respect to Bethesda and the Wheeling Real Property, FMLP makes each of the representations and warranties set forth on Schedule 4.5.


                    4.6 No Implied Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OTHER PURCHASE

          AGREEMENTS AND ANY CERTIFICATES AND INSTRUMENTS TO BE EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT, FMLP MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE BUSINESS, THE AMERICAN PURCHASED ASSETS, THE FM-SERVICE SHARES, THE FM-BRAZIL SHARES, THE FM-GERMANY SHARES, THE DUTCH PURCHASED ASSETS, THE FM-SPAIN SHARES, THE FM-SWEDEN SHARES, THE FM-U.K. SHARES, THE AUSTRALIAN PURCHASED ASSETS, THE WHEELING REAL PROPERTY, THE ASSUMED LIABILITIES OR THE NON-ASSUMED LIABILITIES, AND FMLP HEREBY DISCLAIMS ALL IMPLIED REPRESENTATIONS AND WARRANTIES (INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE).

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF BUYER

                    Buyer hereby represents and warrants to FMLP as follows:

                    5.1 Organization and Good Standing. Buyer is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full power and authority to conduct its business as presently being conducted and to own and lease its properties and assets.

                    5.2 Authority; Authorization; Binding Effect. Buyer has all necessary power and authority to execute and deliver this Agreement and the Other Purchase Agreements, to consummate the transactions contemplated by this Agreement and the Other Purchase Agreements and to perform its obligations under this Agreement and the Other Purchase Agreements. Copies of all resolutions of the board of directors of Buyer with respect to the transactions contemplated by this Agreement and the Other Purchase Agreements, certified by the Secretary or an Assistant Secretary of Buyer, in form reasonably satisfactory to counsel for FMLP, have been delivered to FMLP. Each of this Agreement and the Other Purchase Agreements has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by Enforceability Limitations.

                    5.3 No Conflict or Violation. The execution and delivery of this Agreement and the Other Purchase Agreements, the consummation of the transactions contemplated by this Agreement and the Other Purchase Agreements and the performance by Buyer of its obligations under this Agreement and the Other Purchase Agreements, do not and will not result in or constitute (i) a violation of or a conflict with any provision of the certificate of incorporation or by-laws of Buyer, (ii) a breach of, a loss of rights under, or constitute an event, occurrence, condition or act which is or, with the giving of notice, the lapse of time or the happening of any future event or condition, would become, a material default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party or (iii) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award.

                    5.4 Consents and Approvals. Except for any filings or approvals required under the HSR Act which have been completed and with respect to which early termination of the waiting period has been granted, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the Other Purchase Agreements, and the consummation of the transactions contemplated by this Agreement and the Other Purchase Agreements.

                    5.5 No Proceedings. There is no Proceeding pending or, to the knowledge of Buyer, threatened against, relating to or affecting in any adverse manner the transactions contemplated by this Agreement and the Other Purchase Agreements.

                    5.6 Financial Resources. Buyer has adequate financial resources to consummate the transactions contemplated by this Agreement and the Other Purchase Agreements.

                    5.7 No Brokers. Buyer has not entered into any agreement, arrangement or understanding with any Person which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

                                   ARTICLE 6
                            COVENANTS AND CONDUCT OF
                          THE PARTIES PRIOR TO CLOSING

                    FMLP on the one hand, and Buyer on the other hand, each covenant and agree with the other as follows:

                    6.1 Investigation by Buyer. During the period beginning on the date of this Agreement and ending on the Closing Date, Buyer and each Representative of Buyer may continue to conduct a due diligence review of each FMLP Operating Entity and the Business. In connection with such due diligence review, Buyer and each Representative of Buyer shall be granted full access to all Current Real Property upon reasonable notice and during normal business hours. In connection with such due diligence review, FMLP agrees, and shall cause each Representative of FMLP, upon reasonable prior notice, to (i) cooperate with Buyer and each Representative of Buyer,
          (ii) provide all information, and all documents and other data relating to such information, reasonably requested by Buyer or any Representative of Buyer (including, without limitation, the work papers of Sellers' Accountants and all responses to auditor's inquiry letters for the past five (5) years) and (iii) permit Buyer and each Representative of Buyer to inspect any assets of any FMLP Operating Entity.

                    6.2 Environmental Audits. In addition to any environmental investigations and audits conducted by Buyer or its Representatives prior to the date of this Agreement, Buyer shall, at Buyer's sole expense, be permitted to cause further "Phase I" and "Phase II" environmental audits of the Current Real Property to be conducted assessing the presence and or disposition of Hazardous Substances and compliance with Environmental Laws. Each FMLP Operating Entity hereby grants a license to Buyer's qualified environmental consultants to enter upon the Current Real Property, upon giving FMLP reasonable notice, with men and materials to conduct such environmental audits. In connection with any such environmental audits and at the request of FMLP, Buyer shall from time to time enter into agreements relating to indemnification for damages and confidentiality of audit results, in the form of the Indemnification and Confidentiality Agreement between FMLP and Buyer.

                    6.3 Notifications, Consents and Approvals. As soon as practicable, Buyer and each FMLP Operating Entity, as applicable, shall commence all reasonable actions to obtain the consents and approvals and to make the filings set forth on Schedule 6.3 (the "Required Consents and Filings") required to consummate the transactions contemplated by this Agreement and the Other Purchase Agreements.

                    6.4 Conduct Pending Closing. (a) From the date of this Agreement to the Closing Date, and except as otherwise specifically provided in this Agreement or consented to or approved by Buyer in advance in writing, such consent or approval not to be unreasonably withheld or delayed, FMLP agrees for itself and on behalf of each FMLP Operating Entity as follows:

                    (i) Each FMLP Operating Entity shall carry on its business substantially in the same manner as heretofore conducted and shall not engage in any transaction or activity, enter into or amend any agreement or make any commitment except in the ordinary course of business.

                    (ii) No change or amendment shall be made in or to the certificate or other governing or organizational instruments of FM-Service, FM-Brazil, FM-U.K., FM-Sweden, FM-Spain or FM-Germany.

                    (iii) Each FMLP Operating Entity shall use reasonable commercial efforts to preserve its existence and business organization intact and to preserve its properties, assets and relationships with its employees, suppliers, customers and others with whom it has business relations.

                    (iv) No FMLP Operating Entity shall (i) grant any increase in compensation in excess of four (4) percent to any employee whose 1995 calendar-year compensation (base salary plus bonus but excluding benefits) exceeded $50,000 or (ii) enter into, or amend in any material respect, any Assumed Employee Benefit Plan.

                    (v) No FMLP Operating Entity shall (A) grant any special conditions with respect to any account receivable other than in the ordinary course of business (e.g., extended terms), (B) fail to pay any account payable on a timely basis in the ordinary course of business consistent with past practice, (C) except as disclosed in this Agreement, make or commit to make any capital expenditures in excess of $25,000 in the aggregate, (D) purchase Inventory in excess of supplies necessary in the ordinary course of business and consistent with past practice (and in no event exceeding, for any particular item, a six month supply) or (E) start up or acquire any new business or product line.

                    (vi) No FMLP Operating Entity shall voluntarily take any action which would cause, or voluntarily fail to take any action the failure of which would cause, any representation or warranty of FMLP contained in this Agreement to be breached or untrue in any respect.

                    (b) From the date of this Agreement to the Closing Date, and except as otherwise specifically provided in this Agreement or consented to or approved by FMLP in advance in writing, such consent or approval not to be unreasonably withheld or delayed Buyer shall not voluntarily take any action which would cause, or voluntarily fail to take any action the failure of which would cause, any representation or warranty of Buyer contained in this Agreement to be breached or untrue in any respect.

                    6.5  Notification of Certain Matters.

                    (a) FMLP shall give prompt notice to Buyer of (i) any fact or circumstance, or any occurrence or failure to occur of any event of which FMLP has knowledge, which fact, circumstance, occurrence or failure causes or, with notice or the lapse of time, would cause any representation or warranty of FMLP contained in this Agreement to be breached or untrue or inaccurate in any respect any time from the date of this Agreement to the Closing Date and (ii) any failure of FM-International, FM-Europe or any FMLP Operating Entity to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by FM-International, FM-Europe or any FMLP Operating Entity under this Agreement or any Other Purchase Agreement.

                    (b) Buyer shall give prompt notice to FMLP of (i) any fact or circumstance, or any occurrence or failure to occur of any event of which Buyer has knowledge, which fact, circumstance, occurrence or failure causes or, with notice or the lapse of time, would cause any representation or warranty of Buyer contained in this

          Agreement to be breached or untrue or inaccurate in any respect any time from the date of this Agreement to the Closing Date and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Buyer under this Agreement or any Other Purchase Agreement.

                    (c) In the event that Buyer receives a notice from FMLP pursuant to Section 6.5(a) which relates to a breached or untrue representation or warranty of FMLP, then, in Buyer's or FMLP's reasonable judgment, if (i) such breached or untrue representation or warranty together with all other breached or untrue representations and warranties of which Buyer has been notified pursuant to Section 6.5(a) or of which Buyer has otherwise become aware would have, if revealed after the Closing Date, resulted in Losses in excess of $3,000,000, then each of Buyer and FMLP shall have five (5) business days after delivery of such notice to notify the other party in writing as to whether it elects to terminate this Agreement, in which case neither Buyer nor FMLP shall have any liability to the other or
          (ii) such breached or untrue representation or warranty together with all other breached or untrue representations and warranties of which Buyer has been notified pursuant to Section 6.5(a) or of which Buyer has otherwise become aware would have, if revealed after the Closing Date, not resulted in Losses exceeding $3,000,000, then Buyer and FMLP shall be required to proceed with Closing subject to Buyer preserving its indemnification rights pursuant to Section 9.1(b)(i) and any other rights and remedies it may have under this Agreement. If neither Buyer nor FMLP notifies the other pursuant to clause (i) of the preceding sentence within such 5-day period of its election to terminate this Agreement, Buyer and FMLP shall be required to proceed with Closing subject to Buyer preserving its indemnification rights pursuant to Section 9.1(b)(i) and any other rights and remedies it may have under this Agreement. In the event of termination of this Agreement by Buyer pursuant to this Section 6.5(c), the provisions of the Letter Agreement relating to payment of a "break-up fee" shall no longer apply.

                    (d) In the event FMLP receives a notice from Buyer pursuant to Section 6.5(b) which relates to a representation or warranty which is breached or untrue in any material respect of Buyer, FMLP shall have five (5) business days after receipt of such notice to respond in writing as to whether it desires to terminate this Agreement or proceed with Closing subject to preserving its indemnification rights pursuant to Section 9.1(c) and any other rights and remedies which it may have under this Agreement. If FMLP fails to respond within such 5-day period, it shall be required to proceed with Closing subject to preserving its indemnification rights pursuant to Section 9.1(c) and any other rights and remedies which it may have under this Agreement.


                    6.6 Delivery of Interim Financial Statements. Within twenty (20) days of the end of each month after the execution of this Agreement and prior to the Closing Date, FMLP shall deliver or cause to be delivered to Buyer internally prepared monthly and year-to-date interim financial statements of FMLP and its Subsidiaries. Upon delivery, such year-to-date interim financial statements shall automatically become and be deemed to be Interim Financial Statements for purposes of this Agreement.

                    6.7 Escrow Agreement. On the Closing Date, FMLP, Buyer and the Escrow Agent shall enter into an escrow agreement substantially in the form of Exhibit 6.7 (the "Escrow Agreement").

                    6.8  Employment Agreement.  On the Closing Date, Mitchell
          H. Saranow shall enter into an employment agreement with FMI Management Company (formerly known as The Saranow Company) substantially in the form of Exhibit 6.8 (the "Saranow Employment Agreement") and shall execute and deliver IDEX's standard form of Standards of Conduct and Business Ethics Policy and Employee Inventions and Proprietary Information Agreement, copies of which have been delivered to Mitchell H. Saranow.

                    6.9 Non-Compete and Confidentiality Agreement. On the Closing Date, the Sellers, the Other Sellers and others shall enter into a non-compete and confidentiality agreement with Buyer substantially in the form of Exhibit 6.9 (the "Non-Compete Agreement").

                    6.10 Amendment of Management Agreement. On the Closing Date, Buyer, The Saranow Company and FMLP shall enter into the Amended and Restated Management Agreement in the form of Exhibit 6.10 (the "Amended Management Agreement").

                    6.11 Offer of Employment to Sellers' Employees. On the Closing Date, Buyer shall offer employment to all of Sellers' employees upon substantially the same terms and conditions as such employees are presently employed; provided however, that nothing herein shall require Buyer to retain any such employee for any period of time or otherwise restrict or limit Buyer's right to terminate or otherwise alter the terms of employment of any such employee, each of whom shall be considered an employee "at will" except to the extent covered by an employment agreement or a severance agreement. Notwithstanding the foregoing, Buyer shall not take any actions which may result in any Loss to FMLP under the Worker's Adjustment and Retraining Notification Act of 1986.

                    6.12 Assumption of Assumed Employee Benefit Plans. Effective as of the Closing, Buyer shall assume, and be substituted for the FMLP Operating Entities as the sponsoring employer of, the Assumed Employee Benefit Plans, and except as otherwise provided in this Agreement, as of the Closing, Sellers shall have no liability with respect thereto to the participants, beneficiaries, trustees of other fiduciaries thereof. In addition, under the Assumed Employee Benefit Plans or, to the extent Buyer does not assume any of the Employee Benefit Plans and incorporates any former employees of any FMLP Operating Entity into Buyer's comparable employee benefit plans, Buyer shall use reasonable efforts to waive with respect to such employees applicable waiting periods under Buyer's plans, to give credit to such employees toward deductibles for amounts previously paid by them under the Employee Benefit Plans, and to give such employees credit where applicable under Buyer's employee benefit plans for seniority and vesting purposes.

                    6.13 Fees. FMLP agrees to pay all finders' fees, brokerage commissions or similar payments owing to Dean Witter Reynolds, Inc. and any other finders' fees, brokerage commissions or similar payments owing to any Person engaged by FMLP or its Subsidiaries in connection with the transactions contemplated by this Agreement and the Other Purchase Agreements.

                    6.14 Elimination of Intercompany Payables. On or prior to the Closing Date, FMLP shall pay or otherwise eliminate all intercompany payables between any FMLP Operating Entity and Bethesda, FM-International or FM-Europe.

                    6.15 Tail Coverage. To the extent any policy of Insurance of any FMLP Operating Entity is "claims made" insurance, FMLP shall purchase "tail" coverage with respect to such policy, on the same or comparable terms as the existing coverage, from the insurance company which issued such policy or from another insurance company reasonably satisfactory to Buyer, and shall take all other actions necessary to extend the coverage under such "claims made" insurance policy to cover all occurrences through the Closing Date. On or prior to the Closing Date, FMLP shall provide to Buyer an original certificate of insurance and a copy of each insurance policy and other document or instrument relating to such extended coverage, together with evidence satisfactory to Buyer that such extended coverage shall remain in effect for a period of one (1) year after the Closing Date and that all premiums relating thereto have been fully paid. In the event that such extended coverage policy is cancelled or otherwise no longer in effect, FMLP shall purchase another policy or policies with the same or comparable coverage. Each policy of extended coverage provided by FMLP under this Section shall name Buyer as an additional insured and shall require the applicable insurance company to give Buyer thirty (30) days written notice of any change to or termination of such policy. To the extent any extended coverage obtained by FMLP hereunder is subject to a deductible or a coverage limit, FMLP shall pay the amount of such deductible and all amounts in excess of such coverage limit.

                    6.16 Transfer of Interest in LLC. On or prior to the Closing Date, FMLP shall cause FM-Service to take all actions as may be necessary for FM-Service to transfer its 1% interest in FMLLC to an entity not being acquired by Buyer.

                    6.17 Conversion FM-Brazil and FM-Germany. Prior to the Closing Date, FMLP and FM-International shall take all actions necessary to convert each of FM-Brazil and FM-Germany into a corporation for U.S. tax purposes.

                    6.18 Payment of Management Fees. Prior to the Closing Date, FMLP shall pay to The Saranow Company all management fees and other amounts (including, without limitation, all reimburseable expenses payable thereunder) which are due or will become due through the Closing Date. With respect to any reimburseable expenses, FMLP shall estimate in good faith all such amounts which will become due and payable through the Closing Date.

                                   ARTICLE 7
                       CONDITIONS TO SELLERS' OBLIGATIONS

                    The obligation of Sellers and the Other Sellers to consummate the transactions contemplated by this Agreement and the Other Purchase Agreements, respectively, is subject, in the discretion of FMLP, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which, in FMLP's absolute and sole discretion, may be waived in whole or in part without impairing or affecting any right of indemnification or other right or remedy under this Agreement):

                    7.1 Representations, Warranties and Covenants. Except as specifically provided in Section 6.5, all representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms of this Agreement, and Buyer shall have performed all agreements and covenants required by this Agreement and the Other Purchase Agreements to be performed by it prior to or at the Closing Date.

                    7.2 Required Consents and Filings. The Required Consents and Filings shall have been obtained or made.

                    7.3 No Proceedings. No Proceeding shall be pending, threatened or anticipated against Buyer or any FMLP Operating Entity seeking to enjoin, or adversely affecting, the consummation of the transactions contemplated by this Agreement or the Other Purchase Agreements.

                    7.4 Closing Certificate. Buyer shall have furnished FMLP with a certificate of an officer of Buyer, in form and substance satisfactory to FMLP, to evidence compliance with the conditions set forth in Sections 7.1, 7.2 and 7.3.

                    7.5 Legal Opinion. FMLP shall have received an opinion of Hodgson, Russ, Andrews, Woods & Goodyear, LLP, substantially in the form of Exhibit 7.5.


                    7.6 Closing of Other Purchase Agreements and Merger Agreement. There shall occur contemporaneously with the closing of the transactions contemplated by this

          Agreement the closing of the transactions contemplated by the Other Purchase Agreements and the Merger Agreement.

                                   ARTICLE 8
                       CONDITIONS TO BUYER'S OBLIGATIONS

                    The obligation of Buyer to consummate the transactions contemplated by this Agreement, is subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which, in Buyer's absolute and sole discretion, may be waived in whole or in part without impairing or affecting any right of indemnification or other right or remedy under this Agreement):

                    8.1 Representations, Warranties and Covenants. Except as specifically provided in Section 6.5, all representations and warranties of FMLP contained in this Agreement shall be true and correct in all respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms of this Agreement and each Seller and Other Seller shall have performed or caused to be performed all agreements and covenants required by this Agreement and the Other Purchase Agreements, respectively, to be performed or caused to be performed by it prior to or at the Closing Date.

                    8.2 Required Consents and Filings. The Required Consents and Filings shall have been obtained or made.

                    8.3 No Proceedings. No Proceeding shall be pending, threatened or anticipated against Buyer or any FMLP Operating Entity seeking to enjoin, or adversely affecting, the transactions contemplated by this Agreement.

                    8.4 No Interruption or Adverse Change. No interruptions or suspensions of the Business as now conducted shall have occurred or, to the knowledge of FMLP, been threatened and no changes in the business, prospects, assets or financial condition of FMLP and its Subsidiaries shall have occurred or, to the knowledge of FMLP, been threatened which in each case, if they were to have occurred after the Closing Date, would have, in Buyer's reasonable judgment, resulted in Losses in the aggregate in excess of $3,000,000.

                    8.5 Closing Certificate. FMLP shall have furnished or caused to be furnished to Buyer a certificate or certificates in form satisfactory to Buyer to evidence compliance with the conditions set forth in Sections 8.1, 8.2, 8.3 and 8.4.

                    8.6 Legal Opinions. Buyer shall have received an opinion from (a) McDermott, Will & Emery substantially in the form of Exhibit 8.6(a) and (b) Gould & Ratner substantially in the form of Exhibit 8.6(b).

                    8.7 Standard IDEX Agreements. On the Closing Date, each of the individuals listed on Schedule 8.7 shall execute IDEX's standard form of Standards of Conduct and Business Ethics Policy and Employee Inventions and Proprietary Information Agreement.

                    8.8 Certificates of Employees of Seller and The Saranow Company. On the Closing Date, (i) with respect to the American Business, the Australian Business, Bethesda and the Wheeling Real Property, each of Mitchell H. Saranow, Thomas Carney, Joseph Rygiel and Michael Kudia and (ii) with respect to the Dutch Business and the German Business, each of Mitchell H. Saranow, Thomas Carney, Leendert Hellenberg and John Farla, shall execute and deliver to Buyer a certificate in the form of Exhibit 8.8 (the "Employee Certificates") pursuant to which such employee shall represent and warrant to Buyer that, to the knowledge of such individual, none of the representations and warranties in Article 4 within the scope of such individual's employment responsibility are untrue or inaccurate.

                    8.9 Closing of Other Purchase Agreements and Merger Agreement. There shall have occurred contemporaneously with the closing of the transactions contemplated by this Agreement the closing of the transactions contemplated by the Other Purchase Agreement and the Merger Agreement.

                                      ARTICLE 9
                               COVENANTS AND CONDUCT OF
                              THE PARTIES AFTER CLOSING

                      9.1  Survival and Indemnifications.

                    (a) Survival of Representations, Warranties, Covenants and Agreements.

                         (i) All representations and warranties of FMLP contained in this Agreement shall survive the Closing Date for the duration of the Claims Period; except that (A) the Environmental Representations shall survive the Closing for a period of three (3) years and (B) the representations and warranties set forth in clause
          (i) of paragraph (g) of Schedule 4.5 (Real Property) shall not survive the Closing. Any claim made by Buyer with respect to the representations and warranties of FMLP contained in this Agreement must be initiated by Buyer during the Claims Period, except that any claim with respect to the Environmental Representations must be initiated within three (3) years following the Closing Date. All of the representations and warranties of FMLP contained in this Agreement shall in no respect be limited or diminished by any past or future inspection, investigation, examination or possession on the part of Buyer or its Representatives; provided, however, that to the extent that as a result of any such inspection, investigation, examination or possession prior to the Closing (A) Buyer has actual knowledge that any representation or warranty of FMLP is untrue and (B) FMLP does not have knowledge that such representation or warranty is untrue, then FMLP shall have no liability with respect to such untrue representation or warranty. All covenants and agreements made by any Seller, any Other Seller, FM-International or FM-Europe contained in this Agreement or the Other Purchase Agreements which are required to be performed prior to the Closing Date shall survive the Closing for the duration of the Claims Period, and any claim made by Buyer with respect thereto must be initiated during the Claims Period. All covenants and agreements made by any Seller, any Other Seller, FM-International or FM-Europe contained in this Agreement or the Other Purchase Agreements which are required to be performed on or after the Closing Date (including, without limitation, the obligation of Sellers, the Other Sellers, FM-International and FM-Europe in this Agreement and the Other Purchase Agreement to convey the (A) American Purchased Assets, the FM-Service Shares, FM-Brazil Shares and the FM-Germany Shares, (B) the Dutch Purchased Assets, the FM-U.K.
          Shares, the FM-Spain Shares and the FM-Sweden Shares, (C) the Australian Purchased Assets and (D) the Wheeling Real Property to Buyer free and clear of any Encumbrances (other than Permitted Encumbrances), and the indemnification obligations of FMLP set forth in this Section) shall survive the Closing Date until fully performed or discharged.

                         (ii) All representations and warranties of Buyer contained in this Agreement shall survive the Closing Date for the duration of the Claims Period. Any claim made by FMLP with respect to the representations and warranties of Buyer contained in this Agreement must be initiated during the Claims Period. All of the representations and warranties of Buyer contained in this Agreement shall in no respect be limited or diminished by any past or future inspection, investigation, examination or possession on the part of FMLP or its Representatives; provided, however, that to the extent that as a result of any such inspection, investigation, examination or possession prior to the Closing (x) FMLP has actual knowledge that any representation or warranty of Buyer is untrue and (y) Buyer does not have knowledge that such representation or warranty is untrue, then Buyer shall have no liability with respect to such untrue representation or warranty. All covenants and agreements made by Buyer contained in this Agreement and the Other Purchase Agreements which are required to be performed prior to the Closing Date shall survive the Closing for the duration of the Claims Period, and any claim made by any Seller or any Other Seller with respect thereto must be initiated during the Claims Period. All covenants and agreements made by Buyer contained in this Agreement and the Other Purchase Agreements which are required to be performed on or after the Closing Date (including the indemnification obligations of Buyer set forth in this Section) shall survive the Closing Date until fully performed or discharged.

                         (iii) FMLP acknowledges that, in the event that any of the representations and warranties of FMLP contained in paragraph (h) (Financial Statements; Unknown Liabilities) of Schedule
          4.1 is breached or untrue then, notwithstanding (A) the fact that any other representation or warranty of FMLP contained in this Agreement is not breached or untrue and (B) the obligations of Buyer in this Agreement and the Other Purchase Agreements to assume the Assumed Liabilities, FMLP shall be liable to Buyer pursuant to Section 9.1(b)(i) for such breached or untrue representation or warranty contained in paragraph (h) (Financial Statements; Unknown Liabilities)of Schedule 4.1.

                    (b) Indemnification by FMLP. FMLP hereby agrees to defend, indemnify and hold harmless Buyer and its Affiliates, and the directors, officers and employees of Buyer and its Affiliates, from, against and in respect of the following:

                         (i) any and all Losses suffered or incurred by any of them by reason of any breached or untrue representation or warranty of FMLP contained in this Agreement and any Proceeding incident thereto; provided, however, that FMLP's obligation to indemnify Buyer and its Affiliates pursuant to this Section 9.1(b)(i) shall be limited by the following:

                              (A)  with respect to all representations and
          warranties of FMLP other than the Environmental Representations, (x) FMLP shall have no liability under this Section 9.1(b)(i) until the Losses suffered or incurred with respect thereto in the aggregate exceed, and then only to the extent such Losses are in excess of, $500,000 and (y) subject to Section 9.1(d)(iv), the liability of FMLP under this Section 9.1(b)(i) for Losses suffered or incurred with respect thereto shall be limited to the amount of and satisfied solely from the Escrow Funds;

                              (B)  with respect to the Environmental
          Representations, (x) FMLP shall be liable under this Section 9.1(b)(i) for Losses from the first dollar and (y) subject to Section 9.1(d)(iv), the liability of FMLP under this Section 9.1(b)(i) for Losses suffered or incurred with respect thereto (1) for the period from the Closing Date until the Escrow Distribution Date (as defined in the Escrow Agreement) shall be limited to the amount of and satisfied solely from the Escrow Funds and (2) for the period from the Escrow Distribution Date until the three (3) year anniversary of the Closing Date, shall be limited to the amount required to be set aside and maintained by FMLP in a separate bank account pursuant to
          Section 9.1(e)(ii).


                         (ii) any and all Losses suffered or incurred by any of them (before or after the Closing) by reason of the nonfulfillment of any covenant or agreement by any Seller, any Other Seller, FM-International or FM-Europe contained in this Agreement or in any Other Purchase Agreement (including, without limitation, the payment or performance by any Seller, any Other Seller, FM-International or FM-Europe of the Closing Purchase

          Price Reconciliation, the Non-Assumed Liabilities or amounts owing pursuant to Section 9.7) and any Proceeding incident thereto.

                    (c) Indemnification by Buyer. Buyer hereby agrees to indemnify and hold harmless FMLP, the General Partners, the Limited Partners and their Affiliates, and the directors, officers and employees of FMLP, the General Partners, the Limited Partners and their Affiliates, from, against, and in respect of:

                         (i) any and all Losses suffered or incurred by any of them resulting from any breached or untrue representation or warranty by Buyer contained in this Agreement and any Proceeding incident thereto; or

                         (ii) any and all Losses suffered or incurred by any of them resulting from the nonfulfillment of any covenant or agreement by Buyer contained in this Agreement or in any Other Purchase Agreement (including, without limitation, the payment and performance by Buyer of the Assumed Liabilities) and any Proceeding incident thereto.

                    (d)  Notification and Defense of Claims or Actions.

                         (i) As used in this Section, any party seeking indemnification pursuant to this Section is referred to as an "indemnified party" and any party from whom indemnification is sought pursuant to this Section is referred to as an "indemnifying party." An indemnified party which proposes to assert the right to be indemnified under this Section shall submit a written demand for indemnification setting forth in summary form the facts as then known which form the basis for the claim for indemnification. With respect to claims based on actions by third parties, an indemnified party shall, within fifteen (15) days after the receipt of notice of the commencement of any Proceeding against it in respect of which a claim for indemnification is to be made against an indemnifying party, notify the indemnifying party in writing of the commencement of such Proceeding, enclosing a copy of all papers served; provided, however, that the failure to so notify the indemnifying party of any such claim, action, suit or proceeding shall not relieve the indemnifying party from any liability which it may have to the indemnified party, except to the extent that the indemnifying party is prejudiced thereby. Thereafter, the indemnified party shall deliver to the indemnifying party, within fifteen (15) days after receipt by the indemnified party, copies of all further notices relating to such claim.

                         (ii) If a third-party claim is made for which an indemnified party is entitled to indemnification pursuant to
          Section 9.1(b) or Section 9.1(c), as the case may be, and, in the case of Section 9.1(b), if the amount claimed pursuant to such third-party claim, or the potential liability arising out of such third-party claim (in the judgment of the indemnified party), does not, after taking into account all other indemnification obligations of the indemnifying party pursuant to Section 9.1(b), exceed the indemnifying party's maximum indemnification obligation pursuant to Section 9.1(b), then the indemnifying party shall be entitled to participate in the defense of such claim and, if the indemnifying party so chooses, and provided that the indemnifying party acknowledges the indemnifying party's obligation to indemnify the indemnified party, to assume primary responsibility for the defense of such claim with counsel selected by the indemnifying party and not reasonably objected to by the indemnified party. If the indemnifying party assumes the defense of a third-party claim as set forth in this paragraph, then (A) in no event shall the indemnified party admit any liability with respect to, or settle, compromise or discharge, any such claim without the indemnifying party's prior written consent and (B) the indemnified party shall be entitled to participate in, but not control, the defense of such claim with its own counsel at its own expense. If the indemnifying party does not assume the defense of any such claim, the indemnified party may defend such claim in a manner as it may deem appropriate (including, but not limited to, settling such claim on such terms as the indemnified party may deem appropriate).

                         (iii) If a third-party claim is made for which an indemnified party is entitled to indemnification pursuant to Section 9.1(b) and if the amount claimed pursuant to such third-party claim, or the potential liability arising out of such third-party claim (in the judgment of the indemnified party), after taking into account all other indemnification obligations of the indemnifying party pursuant to Section 9.1(b), exceeds the indemnifying party's maximum indemnification obligation pursuant to Section 9.1(b), then the indemnified party shall be entitled to assume primary responsibility for the defense of such claim with counsel selected by the indemnified party and not reasonably objected to by the indemnifying party. If the indemnified party assumes the defense of a third-party claim as set forth in this paragraph, then (A) in no event shall the indemnifying party admit any liability with respect to, or settle, compromise or discharge, any such claim without the indemnified party's prior written consent and (B) the indemnifying party shall be entitled to participate in, but not control, the defense of such claim with its own counsel at its own expense. If the indemnified party does not assume the defense of any such claim, the indemnifying party may defend such claim in a manner as it may deem appropriate (including, but not limited to, settling such claim, after giving twenty (20) days prior written notice of such settlement to the indemnifying party, on such terms as the indemnifying party may deem appropriate).

                         (iv) In the event that, pursuant to Section
          9.1(d)(iii), the indemnified party has assumed primary responsibility for the defense of a third-party claim, and the indemnified party proposes to settle such third-party claim for an amount which, after taking into account all other indemnification obligations of the indemnifying party pursuant to Section 9.1(b), exceeds the indemnifying party's maximum obligation pursuant to Section 9.1(b)(i), then, provided that the indemnifying party has acknowledged the indemnifying party's obligation to indemnify the indemnified party, the indemnified party shall give the indemnifying party twenty (20) days prior written notice of such proposed settlement. The indemnifying party shall notify the indemnified party prior to the end of such 20-day period as to whether the indemnifying party accepts or rejects such proposed settlement; provided, however, that notwithstanding anything to the contrary contained in this Section 9.1, if the indemnifying party rejects the proposed settlement, the indemnifying party shall be liable for, and shall prior to the expiration of such 20-day period post a performance bond, letter of credit or other similar security in an amount which equals, the amount by which the amount claimed pursuant to such third-party claim or, if greater, the potential liability arising out of such third-party claim (in the good faith judgment of the indemnified party), exceeds the proposed settlement amount.

                         (v) In the event that any claim for indemnification is made with respect to any third-party claim pursuant to this Section, (A) the party assuming primary responsibility for the defense of such claim shall at all times keep the other party informed as to the status of such claim and (B) the party not primarily responsible for the defense of such claim shall cooperate fully with the other party in connection with such defense.

                    (e) Obligation of FMLP to Establish and Maintain Reserve. In order to provide further assurances to Buyer of FMLP's ability to satisfy its obligations under Sections 9.1(b)(i) and 9.2.

                         (i) On the Closing Date, FMLP shall set aside in a separate bank account $3,000,000, and shall maintain such funds free and clear of all Encumbrances until the Escrow Distribution Date, subject only to the following permitted uses:

                              (A) FMLP shall use such funds to satisfy its obligation, if any, pursuant to Section 9.2(c) to restore the Escrow Funds following the final determination and payment of the Consolidated Gross Profit Adjustment; and

                              (B) FMLP shall use such funds to satisfy its obligation, if any, pursuant to Section 9.2(c) to pay directly to Buyer the portion of the Consolidated Gross Profit Adjustment which exceeds the available Escrow Funds.

                         (ii) On and after the Escrow Distribution Date until December 31, 1999, FMLP shall set aside in a separate bank account all Escrow Funds distributed from the Escrow Account from time to time to FMLP up to a maximum aggregate amount of $3,000,000, and shall use such funds solely to satisfy its obligations, if any, pursuant to Section 9.1(b)(i) to indemnify Buyer and its Affiliates for Losses suffered or incurred with respect to breached or untrue Environmental Representations.


                    (f)  Indemnification Exclusive Remedy.

                         (i) Each of FMLP and Buyer acknowledges and agrees that, except in the case of fraud, following the Closing its sole remedy with respect to any and all claims relating to the subject matter of this Agreement and the Other Purchase Agreements shall be pursuant to the indemnification provisions set forth in this Section 9.1.

                         (ii) FMLP and Buyer acknowledge and agree that, subject to Section 9.1(d)(iv), FMLP's maximum aggregate liability pursuant to (A) Section 9.1(b)(i) for indemnification with respect to breached or untrue representations and warranties and (B) Section 9.6 for the Consolidated Gross Profit Adjustment, shall in no event exceed $13,000,000.

                         (iii) FMLP acknowledges and agrees that nothing contained in Section 9.1 or elsewhere in this Agreement or any Other Purchase Agreement shall be deemed to limit in any way FMLP's obligation to perform, or its liability for indemnification pursuant to Section 9.1(b)(ii) with respect to the nonfulfillment of, each covenant and agreement of any Seller, any Other Seller, FM-International or FM-Europe contained in this Agreement or any Other Purchase Agreement including, without limitation, FMLP's obligation to pay or perform any Non-Assumed Liabilities, and to maintain the amounts required to be set aside pursuant to Section 9.1(e). Except for the obligations of FMLP pursuant to Section 9.1(b)(ii) for which the General Partners shall have liability in their capacity as general partners of FMLP, Buyer shall have no recourse against the General Partners or the Limited Partners for any obligation of FMLP under this Agreement or the Other Purchase Agreements.

                    9.2  Use of Escrow Funds.

                    (a) In the event that Buyer is entitled to indemnification from FMLP pursuant to Section 9.1(b)(i), other than any such right to indemnification relating to a breached or untrue Environmental Representation arising after the expiration of the Claims Period, Buyer shall apply to the Escrow Agent for payment of such amount out of available Escrow Funds in accordance with the terms and conditions of the Escrow Agreement.

                    (b) In the event that there is any Closing Purchase Price Reconciliation owing from FMLP to Buyer pursuant to Section 2.5(e) and FMLP fails to pay such amount within the five (5) business day period specified therein, Buyer shall have the right to apply to the Escrow Agent for payment of such amount out of available Escrow Funds in accordance with the terms and conditions of the Escrow Agreement; provided, however, that in the event of application of the Escrow Funds for the payment of such Closing Purchase Price Reconciliation, FMLP shall, within ten (10) days after such payment, deposit with the Escrow Agent the amount required to be deposited pursuant to the Escrow Agreement. In the event that there is any Accounts Receivable Guarantee Amount owing from FMLP to Buyer pursuant to Section 9.7 and FMLP fails to pay such amount within the five (5) business day period specified therein, Buyer shall have the right to apply to the Escrow Agent for payment of such amount out of available Escrow
          Funds in accordance with the
          terms and conditions of the Escrow Agreement; provided, however, that in the event of application of the Escrow Funds for the payment of such Accounts Receivable Guarantee Amount, FMLP shall, within ten (10) days after such payment, deposit with the Escrow Agent the amount required to be deposited pursuant to the Escrow Agreement.

                    (c) In the event that there is any Consolidated Gross Profit Adjustment owing from FMLP to Buyer pursuant to Section 9.6, Buyer shall first apply to the Escrow Agent for payment of such amount out of available Escrow Funds in accordance with the terms and conditions of the Escrow Agreement. In the event that the amount of the Consolidated Gross Profit Adjustment exceeds the available Escrow Funds, then Buyer shall apply to FMLP for payment of such excess and FMLP shall pay to Buyer the amount of such excess within five (5) business days after the Consolidated Gross Profit Adjustment has been finally determined pursuant to Section 9.6; provided, however, that FMLP shall in no event be required to pay to Buyer pursuant to this sentence an amount in excess of the $3,000,000 required to be set aside by FMLP pursuant to Section 9(e)(i). Within ten (10) days after any Escrow Funds are paid to Buyer pursuant to this Section 9.2(c), FMLP shall deposit with the Escrow Agent the amount, if any, required to be deposited pursuant to the Escrow Agreement; provided, however, that FMLP's obligation to make such a deposit with the Escrow Agent shall in no event exceed the $3,000,000 required to be set aside by FMLP pursuant to Section 9.1(e)(i), as such amount may be reduced in accordance with the preceding sentence.

                    (d) If FMLP fails to pay (i) within the ten-day period pursuant to subsection (b) or (c) of this Section 9.2 any amount owing to restore the Escrow Funds or (ii) within the five-day period pursuant to subsection (c) of this Section 9.2 any excess Consolidated Gross Profit Adjustment owing to Buyer, then the amount so owing shall be payable on demand and interest shall accrue on the unpaid amount from the date due until paid at a rate equal to the lower of (a) ten percent (10%) per annum or (b) the highest rate permitted by law.



                    9.3 Use of Partnership Name or Trade Name. After the Closing, except as required by law in connection with the liquidation and winding up of FMLP and its Subsidiaries, neither FMLP nor its Affiliates, will use or refer to the name "Fluid Management" or "FM" or any trade name included within the Intellectual Property being conveyed to Buyer, or any derivative or variation thereof or any name similar thereto.

                    9.4 Continuation Health Care Coverage. On and after the Closing, Buyer shall make available to all Qualified Individuals (as hereafter defined) continuation health coverage under the terms and conditions as would be required of any Seller by COBRA if such obligations of any Seller were not being assumed by Buyer hereunder. Buyer also shall notify, in accordance with the requirements of COBRA, any such Qualified Individual of his or her right to obtain continuation health coverage from Buyer. For purposes of this Section,

          "Qualified Individual" means any employee or qualified beneficiary of any Seller who, prior to the date of Closing or as a result of the transactions contemplated by this Agreement, has or had incurred a Qualifying Event (as defined by COBRA) and who has elected, or may elect to have, health care continuation coverage under the requirements of COBRA. Buyer further agrees that, with respect to all former employees and qualified beneficiaries thereof of any Seller to whom Buyer is required to provide COBRA continuation coverage, Buyer shall, at its sole expense, also provide for coverage of all pre-existing medical conditions of such employees and qualified beneficiaries thereof.

                    9.5  Access to Records and Personnel.

                    (a) For a period of six (6) years after the Closing Date, FMLP and its Representatives, shall have reasonable access to all books and records of any FMLP Operating Entity transferred to Buyer hereunder, and to all former employees of any FMLP Operating Entity having knowledge with respect thereto, to the extent that such access may reasonably be required in connection with matters relating to (i) liabilities of any FMLP Operating Entity not assumed by Buyer hereunder, (ii) all matters as to which FMLP is required to provide indemnification under this Agreement or (iii) the preparation of any tax returns required to be filed by any FMLP Operating Entity with respect to any periods prior to the Closing. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours, provided such access does not unduly disrupt Buyer's normal business operations. FMLP shall be solely responsible for any costs or expenses incurred by it pursuant to this
          Section 9.5. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give FMLP a reasonable opportunity, at FMLP's expense, to segregate and remove such books and records as FMLP may select.

                    (b) For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which any FMLP Operating Entity, or any of its or their Representatives, may retain after the Closing Date. Such access shall be afforded by each FMLP Operating Entity and its or their Representatives upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 9.5. If any FMLP Operating Entity shall desire to dispose of any of such books and records prior to the expiration of such six-year period, FMLP shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.



                    9.6  Consolidated Gross Profit Adjustment.

                    (a) In the event that the Consolidated Gross Profit is less than $35,500,000, then FMLP shall pay to Buyer an amount equal to the Consolidated Gross

          Profit Adjustment.  The Consolidated Gross Profit shall be equal to
          (i) the Consolidated Gross Profit for the period from January 1, 1996 through the Closing Date, as reflected in the Closing Date Financial Report plus (ii) the Consolidated Gross Profit for the period from the Closing Date through December 31, 1996, as determined in accordance with Section 9.6(b); provided, however, that the Consolidated Gross Profit Adjustment shall in no event exceed the maximum amount set forth in Section 9.2(c) and shall in no event be less than Zero Dollars ($0.00). Within thirty (30) days after receipt by Buyer of the audited financial statements of Buyer for the period ended December 31, 1996, Buyer shall cause Buyer's Accountants to prepare and deliver to FMLP a written supplemental report setting forth the Consolidated Gross Profit for the period from the Closing Date through December 31, 1996, the aggregate Consolidated Gross Profit for calendar year 1996 and the Consolidated Gross Profit Adjustment. If FMLP does not object, or otherwise fails to respond, to Buyer's report of the Consolidated Gross Profit Adjustment within 20 days after receipt thereof by FMLP, such report and the calculation of Consolidated Gross Profit Adjustment reflected therein shall automatically become final and conclusive. In the event that FMLP objects to Buyer's determination of the Consolidated Gross Profit Adjustment within such 20-day review period, FMLP and Buyer shall promptly meet and endeavor to reach agreement as to the content of Buyer's report. If FMLP and Buyer agree on the Consolidated Gross Profit Adjustment, such amount shall become final and conclusive. If FMLP and Buyer are unable to reach agreement within 15 days after the end of FMLP's 20-day review period, then the Independent Accountants shall promptly be retained to undertake the determination of the Consolidated Gross Profit Adjustment, which determination shall be made as quickly as possible. Only disputed item(s) shall be submitted to the Independent Accountants for review. In resolving any disputed item, the Independent Accountants may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the lowest value for such item claimed by either party, in each case as presented to the Independent Accountants. Such determination of the Independent Accountants shall be final and binding on FMLP and Buyer, and all expenses of the Independent Accountants shall be borne equally by FMLP and Buyer.

                    (b) The Consolidated Gross Profit for the period from the Closing Date through December 31, 1996 and the Consolidated Gross Profit Adjustment shall be determined (i) on the basis of the gross profit of Buyer on a combined and consolidated basis to reflect the gross profit of the Business, (ii) in a manner consistent with the past practices and procedures employed by FMLP in the operation of the Business (including, without limitation, the calculation of cost of goods sold), (iii) exclusive of any accounting adjustments resulting solely from the transactions contemplated by this Agreement and the Other Purchase Agreements, (iv) exclusive of the effect of any acquisitions by any FMLP Operating Entity or Buyer completed after March 29, 1996 (including, without limitation, Co-Power (Taiwan) and Tikurilla (Finland)) and (v) inclusive of an adjustment necessary to reflect the effect on gross profit which would have occurred if Buyer continued to pay rent during such period at the same rate previously paid by FMLP to Bethesda. During the period beginning on the

          Closing Date and ending on December 31 1996, Buyer shall, as a condition to receiving any Consolidated Gross Profit Adjustment under this Section 9.6, (i) operate the Business in a manner substantially similar to and consistent with the manner in which FMLP operated the Business prior to the Closing Date, (ii) operate and maintain the Business as a separate business unit of Buyer substantially as structured on the Closing Date and shall not combine the Business with any other operating unit of Buyer and (iii) not discontinue, sell or otherwise dispose of any material portion of the Business except to the extent recommended or otherwise consented to by Mitchell H. Saranow. If Buyer discontinues, sells or otherwise disposes of any material portion of the Business with Mitchell H. Saranow's recommendation or consent prior to December 31, 1996, then for purposes of calculating the Consolidated Gross Profit Adjustment, the $35,500,000 target amount shall be adjusted on a pro rata daily basis for the period following such discontinuance, sale or other disposition by an amount equal to the gross profit (or loss) attributable to that portion of the Business. Furthermore, in the event that Buyer (i) terminates the employment of Mitchell H.
          Saranow without cause prior to December 31, 1996 or (ii) terminates the employment of Leendert Hellenberg or Joseph Rygiel without cause prior to December 31, 1996 except to the extent recommended or otherwise consented to by Mitchell H. Saranow, Buyer shall be deemed to have forfeited any right to receive the Consolidated Gross Profit Adjustment. In the event of any fire, theft or other casualty to or affecting the Business after the Closing, which casualty results in an interruption or discontinuance of production for a period of five
          (5) continuous days or more, then Buyer and FMLP shall promptly meet and endeavor to reach agreement as to the anticipated effect of such interruption or discontinuance on the Consolidated Gross Profit and the Consolidated Gross Profit Adjustment; provided, however, that if Buyer and FMLP are unable to reach agreement within thirty (30) days after the occurrence of the casualty, then the Independent Accountants shall be promptly retained to estimate what the Consolidated Gross Profit would have been if such casualty had not occurred and to calculate the Consolidated Gross Profit Adjustment based thereon, and such estimate and the calculation based thereon shall be final and binding upon FMLP and Buyer. In estimating what the Consolidated Gross Profit would have been, the Independent Accountants may not assign a value to the estimated Consolidated Gross Profit that is greater than the greatest value claimed by either party or less than the lowest value claimed by either party, in each case as presented to the Independent Accountants. All expenses of the Independent Accountants shall be borne equally by FMLP and Buyer. Buyer shall, upon FMLP's request, provide FMLP and its Representatives and the Independent Accountants with reasonable access to Buyer's books and records (including, without limitation, work papers of Buyer's Accountants) relating to the Business to the extent necessary for the review of the calculation of the Consolidated Gross Profit.

                    9.7  Collection of Accounts Receivable.

                    (a) As soon as reasonably possible after the Closing Date, FMLP shall deliver to Buyer an aging report of the Accounts Receivable. FMLP agrees on behalf of all

          FMLP Operating Entities that, on and after the Closing Date, Buyer shall have the right and authority to collect for Buyer's account the Accounts Receivable and to endorse with the name of "Fluid Management Limited Partnership" or any other FMLP Operating Entity or otherwise, as appropriate, any documents or checks received on account of or otherwise relating to the Accounts Receivable. FMLP agrees on behalf of all FMLP Operating Entities to execute and deliver to Buyer, upon its request, one or more powers of attorney in form and substance reasonably satisfactory to Buyer as evidence the foregoing agreement. FMLP agrees on behalf of all FMLP Operating Entities that it will forthwith transfer or deliver, or will cause any lender with which any FMLP Operating Entity has lockbox arrangements, to transfer or deliver to Buyer any cash or other property that any FMLP Operating Entity or lender may receive after the Closing Date in respect of the Accounts Receivable or any other items constituting a part of the American Purchased Assets, the Dutch Purchased Assets, the Australian Purchased Assets or the German Purchased Assets.

                    (b) FMLP guarantees the payment of the face amount of the Accounts Receivable without reduction for any reserves. For a period of one (1) year following the Closing Date, Buyer shall use its reasonable efforts (not to include bringing or threatening to bring any legal action) to collect the Accounts Receivable. After the expiration of the one hundred twenty (120) day period following the Closing Date, Buyer shall deliver to FMLP an aging report of the Accounts Receivable. Subject to the second following sentence, FMLP shall have twenty (20) days after receipt of such aging report to elect to have Buyer assign to FMLP, without recourse, any or all of the Accounts Receivable to the extent they remain uncollected. So long as Buyer has not given any release impairing the right to collect any of such uncollected Accounts Receivable, FMLP shall pay to Buyer the full amount thereof remaining uncollected without reduction for any reserves, whereupon FMLP, at its option, may pursue collection of the same for its own account. Buyer may refuse to assign to FMLP pursuant to the second preceding sentence any Account Receivable, provided, however, that upon any such refusal, Buyer shall be deemed to have waived its right to receive from FMLP the full amount of such Account Receivable and FMLP shall have no further liability under this Section with respect to such Account Receivable. After the expiration of the one-year period following the Closing Date, Buyer may assign to FMLP, without recourse, all Accounts Receivable which remain uncollected other than those which Buyer has refused to assign to FMLP pursuant to the immediately preceding sentence. So long as Buyer has not given any release impairing the right to collect any such uncollected Account Receivable, FMLP shall thereupon pay to Buyer within five (5) business days the full amount thereof remaining uncollected without reduction for any reserves
          (the aggregate amount of all such uncollected Accounts Receivable being the "Accounts Receivable Guarantee Amount"), whereupon FMLP, at its option, may pursue collection of the same for its own account. If and to the extent that Buyer elects not to assign any Account Receivable to FMLP after the expiration of the one-year period, Buyer shall be deemed to have waived its right to receive the full amount of such Account Receivable from FMLP and FMLP shall have no further obligation under this Section with respect to such Account Receivable. Any amounts collected by Buyer on Accounts Receivable shall be applied in the manner directed by the account debtor or, in the absence of any direction, shall be applied first to the oldest invoice of the account debtor. Any amounts collected by Buyer in respect of Accounts Receivable repurchased by FMLP shall forthwith be remitted to FMLP by Buyer.

                    9.8 Buyer's Contribution to FMLP's Profit Sharing Plan. Buyer shall make or cause to be made to the Fluid Management Profit Sharing and Savings Plan for the plan year ending December 31, 1996, an employer profit sharing contribution in an amount not less than 7% of each eligible participant's compensation (as defined in the plan) for that plan year.

                    9.9 Buyer's Continuation of FMLP's Bonus Plan. For the period from the Closing Date through December 31, 1996, Buyer shall maintain and administer FMLP's bonus compensation plan as in effect prior to the Closing Date with respect to all employees formerly employed by FMLP or its Subsidiaries and eligible for bonuses under such plan, and otherwise in a manner consistent with past practice of FMLP. Buyer and FMLP agree that (i) with respect to the period from January 1, 1996 through the Closing Date, such bonuses shall be equal to the amount accrued on the Closing Date Financial Report, (ii) with respect to the period from the Closing Date through December 31, 1996, Buyer shall pay additional bonus amounts on a pro rata basis based on actual levels of operation versus targeted levels of operation of the Business and otherwise consistent with past practice.

                    9.10 Buyer's Obligation to Honor FMLP's Vacation Benefits. Buyer shall provide to former employees of FMLP or its Subsidiaries who accept employment with Buyer all vacation benefits earned in accordance with FMLP's vacation policy through the Closing Date.

                    9.11 Product Liability After the Closing. For a period of five (5) years following the Closing Date, Buyer shall have FMLP and its Subsidiaries named as an additional insured on any policies of product liability insurance maintained by Buyer with respect to occurrences after the Closing Date both for products sold by any FMLP Operating Entity before the Closing Date and products sold by Buyer in the operation of the Business after the Closing Date. Any Loss (whoever asserted against) arising out of such occurrences, shall not be deemed to be a liability of FMLP or any FMLP Operating Entity not acquired by Buyer and their existence or occurrence shall not constitute a breach of any representation or warranty of FMLP contained in this Agreement.

                    9.12 Seller's Obligation to Remediate Contamination. FMLP will promptly cause to be engineered, installed and operated remediation systems to remove the TCE contamination in soil and/or, as applicable, groundwater at the Wheeling Real Property identified by Conestoga-Rovers & Associates in their reports on or prior to the date of this Agreement and summarized in the letter from Conestoga-Rovers & Associates to Rick

          Kennedy dated July 26, 1996 (Reference No. 8620), which systems shall essentially conform to the soil vapor extraction and groundwater extraction and treatment systems described in said letter from Conestoga-Rovers & Associates to Rick W. Kennedy dated July 26, 1996 (Reference No. 8620). The selection and design of the systems shall be in FMLP's sole reasonable discretion. FMLP shall, in good faith, consult with and seek the concurrence of the Buyer before making final decisions concerning the remedial systems to be employed. The TCE contamination must be remediated in accordance with, and in satisfaction of the requirements of any applicable Environmental Laws and any Governmental Authority having jurisdiction of the matter. FMLP shall perform the remedial activities pursuant to the Site Investigation and Remedial Activities Program set forth at 415 ILCS 5/58.3 et seq. FMLP shall operate the remediation systems until the rate of contaminant removal becomes asymptotic, or for a period of eighteen (18) months after commencing such remediation, whichever comes first. Provided, however, FMLP must, at the end of the relevant period, obtain and supply to Buyer written evidence (the "IEPA No Further Remediation Letter") that the Illinois Environmental Protection Agency ("IEPA") has reviewed all relevant information and concluded that the systems need not be operated any longer and that no further remediation is necessary. The IEPA may require institutional controls. Upon receipt of the IEPA No Further Remediation Letter, FMLP's obligations will cease and Buyer agrees to accept any institutional controls imposed by IEPA or any other Governmental Authority having jurisdiction. If FMLP does not obtain such a letter from IEPA, it must continue to operate the system, and/or, at its sole option, take such other actions as are necessary, until such an assurance is obtained. Buyer shall grant FMLP access to the Facility for the purpose of carrying out any necessary remedial work. The remedial work shall minimize, to the maximum extent practicable, any interference with Buyer's occupancy and use of the Facility. The Buyer will decide, in its reasonable discretion, whether the remedial work minimizes, to the maximum extent practicable, any interference with the Buyer's occupancy and use of the Facility.

                                   ARTICLE 10
                                 MISCELLANEOUS

                    10.1 Further Assurances. Both before and after the Closing Date, each party will cooperate in good faith with each other party and will take all appropriate action and execute any agreement, instrument or other writing of any kind which may be reasonably necessary or advisable to carry out and confirm the transactions contemplated by this Agreement (including, but not limited to, obtaining consents or approvals from any Person for the transfer of the American Purchased Assets, the FM-Service Shares and the FM-Brazil Shares that are transferred subject to consents or approvals being obtained).

                    10.2 Risk of Loss. Risk of loss with respect to any of the property or assets of FMLP or its Subsidiaries shall be borne by FMLP or its Subsidiaries at all times prior to the Closing and shall pass to Buyer only upon transfer to Buyer at Closing of title to (i) the

          American Purchased Assets, the FM-Service Shares, the FM-Brazil Shares and the FM-Germany Shares, (ii) the Wheeling Real Property,
          (iii) the Dutch Purchased Assets, the FM-U.K. Shares, the FM-Spain Shares and the FM-Sweden Shares and (iv) the Australian Purchased Assets. If any of the Current Real Property (including Bethesda's fee interest in the Wheeling Real Property), the Tangible Personal Property or the Inventory is lost, damaged or destroyed by fire, theft, casualty or any other cause or causes prior to the Closing (a "Casualty"), FMLP shall promptly notify Buyer in writing of such Casualty and the details thereof and shall answer promptly any reasonable requests from Buyer for details or information. Buyer shall thereafter proceed with the Closing, except that in the event of a Casualty to the Current Real Property (including Bethesda's fee interest in the Wheeling Real Property), the Tangible Personal Property or the Inventory, the American Purchase Price, the German Purchase Price, the Dutch Purchase Price or the Australian Purchase Price, or the Bethesda Purchase Price as the case may be, shall be reduced by the dollar amount (based upon replacement value) of the Casualty loss (and any insurance proceeds received or receivable as a result of such Casualty shall be payable to FMLP); provided, however, that if such Casualty(ies) are in an aggregate amount in excess of $5,000,000 from the date of this Agreement through the Closing Date or materially interfere, in Buyer's reasonable discretion, with the operation of the Business, Buyer may terminate this Agreement. The aforesaid option shall be exercised by Buyer by written notice to FMLP given within fifteen (15) days or the number of days remaining to the Closing, whichever is less, after the later of Buyer receiving
          (i) written notice of such Casualty and (ii) satisfactory responses to all of its reasonable requests, if any, for details or information. If this Agreement is not terminated by Buyer pursuant to this Section and if Buyer and FMLP are unable to agree as to the dollar amount of the loss (based upon replacement value) or the insurance proceeds to be recovered, Buyer, Sellers and the Other Sellers shall proceed with the Closing as scheduled, except that Buyer shall pay to the Escrow Agent (to be held in a separate account pending agreement as to the final amount) an additional amount (based upon estimated replacement value) as determined by a firm selected by the Independent Accountants (the "Casualty Amount") and the payments to be made by Buyer on the Closing Date pursuant to this Agreement and the Other Purchase Agreements shall be reduced by the Casualty Amount. The Escrow Agent shall hold the Casualty Amount until the dispute has been resolved following the Closing either by agreement of Buyer and FMLP or otherwise. In the event that the actual Casualty loss is greater than or less than the Casualty Amount held in escrow, to the extent necessary, the parties shall make appropriate adjustment payments.


                    10.3 Termination. This Agreement may be terminated at any time prior to the Closing Date as follows:

                    (a)  By written agreement of Buyer and FMLP;

                    (b) By Buyer or FMLP by written notice to the other in the event that the Closing Date has not occurred for any reason on or prior to October 31, 1996, but only if the terminating party is not in breach of, or default under, any provision of any of this Agreement;

                    (c)  By Buyer or FMLP pursuant to Section 6.5.

                    (d) By Buyer by written notice to FMLP of its election to terminate this Agreement pursuant to Section 10.2;

                    (e) Automatically upon termination of any of the Other Purchase Agreements in accordance with its terms.

          Except as otherwise specifically provided in Section 6.5 and Section 10.12, in the event of the termination of this Agreement by any party as provided in the preceding sentence, no party shall have any liability hereunder of any nature whatsoever, other than for indemnification pursuant to Section 9.1. In the event that a condition precedent to its obligations is not satisfied, nothing contained in this Agreement shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing, which waiver shall not impair or affect any right of indemnification or other right or remedy hereunder.

                    10.4 Notices. Unless otherwise provided in this Agreement, any agreement, notice, request, instruction or other communication to be given hereunder by any party to the other shall be in writing and
          (i) delivered personally, (ii) mailed by certified mail, postage prepaid (such mailed notice to be effective four days after the date it is mailed) or (iii) sent by facsimile transmission, with a confirmation sent by way of one of the above methods, as follows:

                    If to any Seller addressed to:

                         Fluid Management Limited Partnership
                         860 Auburn Road
                         Winnetka, Illinois 60093
                         Attn:  Mitchell H. Saranow
                         Telephone:  (847) 501-3045
                         Telecopier: (847) 501-3049

                    With copies to:

                         McDermott, Will & Emery
                         227 West Monroe Street
                         Chicago, Illinois 60606
                         Attn:     Neal White, Esq.
                         Telephone:     (312) 984-7579
                         Telecopier:    (312) 984-3669

                         Sidley & Austin
                         One First National Plaza
                         Suite 4000
                         Chicago, Illinois 60603
                         Attn:     John J. Sabl, Esq.
                                   Steven Sutherland, Esq.
                         Telephone:     (312) 853-7567
                         Telecopier:    (312) 853-7036

                    and:

                         Gould & Ratner
                         222 North LaSalle Street
                         8th Floor
                         Chicago, Illinois 60601
                         Attn:     Fred Tannenbaum, Esq.
                         Telephone:     (312) 899-1613
                         Telecopier:    (312) 236-3241

                    If to Buyer, addressed to:

                         IDEX Corporation
                         630 Dundee Road, Suite 400
                         Northbrook, Illinois 60062
                         Attn:     Donald N. Boyce
                                   Wayne P. Sayatovic
                         Telephone:     (847) 498-7070
                         Telecopier:    (847) 498-9123

                    With a copy to:

                         Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                         Attn:     Richard E. Heath, Esq.
                                   David V.L. Bradley, Esq.
                                   Frank J. Notaro, Esq.
                         1800 One M & T Plaza
                         Buffalo, New York 14203
                         Telephone:  (716) 856-4000
                         Telecopier: (716) 849-0349


          Any party may designate in a writing to any other party any other address or telecopier number to which, and any other Person to whom or which, a copy of any such notice, request, instruction or other communication should be sent.

                    10.5 Knowledge. For purposes of this Agreement, "knowledge", "information" or "belief" with respect to FMLP shall mean (except as otherwise provided in this sentence) the actual knowledge, information or belief, as appropriate to the context of the statement in which the term is used, of (i) with respect to the American Business, the Australian Business, Bethesda and the Wheeling Real Property, each of Mitchell H. Saranow, Thomas Carney, Joseph Rygiel and Michael Kudia, (ii) with respect to the Dutch Business and the German Business, each of Mitchell H. Saranow, Thomas Carney, Leendert Hellenberg and John Farla, or the knowledge, information or beliefs which such individuals would have after having made a review of documents of a date not more than three (3) years old in files under his immediate personal control, with respect to the matters which are relevant to the representation, warranty, covenant or agreement being made or given.

                    10.6 Public Statements. Buyer and FMLP agree to cooperate, both prior to and after the Closing, in issuing any press releases or otherwise making public statements with respect to the transactions contemplated by this Agreement and the Other Purchase Agreements (including any statements to employees of any FMLP Operating Entity) and no press release or other public statements shall be issued without the joint consent of Buyer and FMLP; provided, however that Buyer may issue press releases or make public statements without FMLP's consent to the extent Buyer's counsel advises is required by law or the rules of the New York Stock Exchange as applicable to Buyer, so long as Buyer gives FMLP an opportunity to review such press release or public statement before its release.

                    10.7 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Illinois without regard to principles of conflicts of law, except that, with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this

          Agreement, the law of the jurisdiction under which the respective entity was organized shall govern.

                    10.8 Expenses. Except as otherwise provided in this Agreement, FMLP shall pay all legal, accounting and other expenses of FM-International, FM-Europe and any FMLP Operating Entity or Bethesda incident to this Agreement or the Other Purchase Agreements and Buyer shall pay all legal, accounting and other expenses of Buyer incident to this Agreement or the Other Purchase Agreements. Except as otherwise provided in this Agreement, nothing contained in this Agreement shall be interpreted or construed to require Buyer to directly or indirectly pay, assume or be liable for any of the foregoing expenses of FM-International, FM-Europe and any FMLP Operating Entity or Bethesda.

                    10.9 Titles. The headings of the articles and sections of this Agreement are inserted for convenience of reference only, and shall not affect the meaning or interpretation of this Agreement.

                    10.10 Waiver. No failure of any party to this Agreement to require, and no delay by any party to this Agreement in requiring, any other party to comply with any provision of this Agreement shall constitute a waiver of the right to require such compliance. No failure of any party to this Agreement to exercise, and no delay by any party to this Agreement in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by any party to this Agreement of any right or remedy under this Agreement shall be effective unless made in writing. Any waiver by any party to this Agreement of any right or remedy under this Agreement shall be limited to the specific instance and shall not constitute a waiver of such right or remedy in the future.

                    10.11 Effective; Binding. This Agreement shall be effective upon the due execution hereof by each party to this Agreement and the due execution by Mitchell H. Saranow of the agreement set forth at the end of this Agreement. Upon becoming effective, this Agreement shall be binding upon each party to this Agreement and upon each successor and assignee of each party to this Agreement and shall inure to the benefit of, and be enforceable by, each party to this Agreement and each successor and assignee of each party to this Agreement; provided, however, that, except as provided for in the following sentence, no party to this Agreement shall assign any right or obligation arising pursuant to this Agreement without first obtaining the written consent of the other parties. Buyer may assign all or a portion of its rights and obligations under this Agreement to one or more Affiliates of Buyer, provided that Buyer shall remain liable hereunder notwithstanding any such assignment.

                    10.12 Entire Agreement. Except for the provisions of the letter agreement dated May 31, 1996, by and among FMLP, Buyer and others (the "Letter Agreement") relating to payment by FMLP of a "break-up fee", this Agreement, together with the

          Confidentiality Agreement between FMLP and Buyer, and the Indemnification and Confidentiality Agreement between FMLP and Buyer, contains the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and supersedes each course of conduct previously pursued, accepted or acquiesced in, and each written or oral agreement and representation previously made, by the parties to this Agreement with respect to the subject matter of this Agreement.

                    10.13 Modification. No course of performance or other conduct hereafter pursued, accepted or acquiesced in, and no oral agreement or representation made in the future, by any party to this Agreement, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement, impair or otherwise affect any obligation of any party pursuant to this Agreement or otherwise operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in writing duly executed by the parties to this Agreement.

                    10.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature shall immediately forward to the other party an original signature page by overnight mail.

                    10.15 Consent to Jurisdiction. Each party to this Agreement hereby (i) consents to the jurisdiction of the United States District Court for the Northern District of Illinois or, if such court does not have jurisdiction over such matter, the applicable state court in the State of Illinois, County of Cook and
          (ii) irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such court. Each party to this Agreement accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of forum nonconvenience or any similar defense, and irrevocably agrees to be bound by any non-appealable judgment rendered thereby in connection with this Agreement.

        IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed on the day and year indicated at the beginning of this Agreement.



                                        IDEX CORPORATION


                                        By: /S/ Donald N. Boyce
                                            ---------------------------------
                                               Donald N. Boyce
                                               Chief Executive Officer




                                        FLUID MANAGEMENT LIMITED
                                          PARTNERSHIP

                                        By:    Fluid Management Inc.,
                                               Managing General Partner


                                        By: /S/ Mitchell H. Saranow
                                            ---------------------------------
                                               Mitchell H. Saranow
                                               Chairman


                                        By:    Addison Paint Equipment Corp.,
                                               General Partner


                                        By: /S/  A. Steven Crown
                                            ---------------------------------
                                               A. Steven Crown
                                               President

                                        FLUID MANAGEMENT U.S., LLC

                                        By:  Fluid Management Service, Inc.
                                             Member


                                        By: /S/  Mitchell H. Saranow
                                            ---------------------------------
                                              Mitchell H. Saranow
                                              President


                                        By:  Fluid Management Limited
                                             Partnership,
                                             Member

                                             By:  Fluid Management Inc.
                                                  Managing General Partner


                                             By: /S/  Mitchell H. Saranow
                                                 ----------------------------
                                                 Mitchell H. Saranow
                                                 Chairman


                                             By: Addison Paint Equipment Corp.
                                                 General Partner


                                             By: /S/  A. Steven Crown
                                                 ----------------------------
                                                 A. Steven Crown
                                                 President


                                        FM INTERNATIONAL, INC.


                                        By: /S/  Mitchell H. Saranow
                                            ---------------------------------
                                            Mitchell H. Saranow
                                            President

                                        FLUID MANAGEMENT EUROPE B.V.


                                        By: /S/  Mitchell H. Saranow
                                            ---------------------------------
                                            Mitchell H. Saranow
                                            Managing Director


                                        FLUID MANAGEMENT SERVICE, INC.


                                        By: /S/  Mitchell H. Saranow
                                            ---------------------------------
                                            Mitchell H. Saranow
                                            President


                                        FLUID MANAGEMENT CANADA LLC

                                        By: FM International, Inc.
                                            Member


                                        By: /S/  Mitchell H. Saranow
                                            ---------------------------------
                                            Mitchell H. Saranow
                                            President


                                        By:  Fluid Management Limited
                                             Partnership,
                                             Member

                                             By:  Fluid Management Inc.
                                                  Managing General Partner


                                             By: /S/  Mitchell H. Saranow
                                                 ----------------------------
                                                 Mitchell H. Saranow
                                                 Chairman

                                            By:  Addison Paint Equipment Corp.
                                                 General Partner


                                            By: /S/  A. Steven Crown
                                                ----------------------------
                                                A. Steven Crown
                                                President


                                       FLUID MANAGEMENT FRANCE SNC

                                       By:  Fluid Management Europe B.V.
                                            Managing Partner


                                       By: /S/  Mitchell H. Saranow
                                            ---------------------------------
                                            Mitchell H. Saranow
                                            Managing Director


                                       By:  Fluid Management Limited Partnership
                                            Partner

                                             By:  Fluid Management Inc.
                                                  Managing General Partner


                                             By: /S/  Mitchell H. Saranow
                                                 ----------------------------
                                                 Mitchell H. Saranow
                                                 Chairman


                                             By:  Addison Paint Equipment Corp.
                                                  General Partner


                                             By: /S/  A. Steven Crown
                                                 ----------------------------
                                                 A. Steven Crown
                                                 President

                    By signing below, Mitchell H. Saranow does not become a party to this Agreement, but evidences only his agreement with FMLP and Buyer to execute and deliver on the Closing Date the Employment Agreement and IDEX's standard form of Standards of Conduct and Business Ethics Policy and Employee Inventions and Proprietary Information Agreement.

                                        /S/ Mitchell H. Saranow
                                        -------------------------------
                                        Mitchell H. Saranow

                                SCHEDULE 1.1(g)

                         AMERICAN NON-ASSUMED CONTRACTS



          Joint Venture and Acquisition Agreements

          1. Agreement, dated July 6, 1993, among FMLP, Strastint International Limited Partnership, FM-U.K., Basclan International Pty. Ltd. and others.

          2. Obligations of Sellers to make payments under the Non-Competition and Confidentiality Agreement, dated July 6, 1993, among FMLP, Strastint International Limited Partnership, FM-U.K., Basclan International Pty. Ltd. and other parties thereto, except that Sellers shall assign to Buyer all rights and benefits under such Agreement.

          3. Consulting Agreement, dated July 6, 1993, between Shelia Pty. Ltd., as trustee of Basclan Management Trust, FM- Australia, William A. Somers, Stephen F. Exell and Grayem Forrest.

          4. Promissory Note in the principal amount of $700,000 issued by FM-U.K. to Texicon Ltd.

          5. Obligations of Sellers to make payments to Ateliers Sussmeyer S.A. or Robert Sussmeyer pursuant to any of the following:

               a. Acquisition Agreement dated as of September 23, 1992, between FM-Holland, FMLP and Ateliers Sussmeyer S.A.

               b. Manufacturing and Servicing Agreement dated as of September 23, 1992, between FM-Holland, FMLP and Ateliers Sussmeyer, S.A.

               c. Non-Competition and First Offer Agreement executed by Ateliers Sussmeyer S.A. and Robert Sussmeyer.

               d.   Consulting Agreement executed by Robert Sussmeyer.

          6. Mutual Non-Disclosure Agreement between Fluid Management L.P. and X-Rite Incorporated dated July 1, 1994.

          Real Property Leases

          All leases between Bethesda and FMLP including but not limited to the following:

          1.   Net Lease, dated January 31, 1992 between Bethesda and FMLP.

          2. First Amendment to Amended and Restated Net Lease, dated June 1, 1994, between Bethesda and FMLP.

          3. Second Amendment to Net Lease, dated July 1, 1993, between Bethesda and FMLP.


          Credit Facilities

          1. Amended and restated Credit Agreement, dated September 29, 1995, between FMLP and Bank of America Illinois as agent and other financial institutions thereto.

          2. Security Agreement, dated April 8, 1994, between FMLP and Continental Bank N.A.

          3. Company Pledge Agreement, dated April 8, 1994, between FMLP and Continental Bank N.A.

          4. Patent Security Agreement, dated April 8, 1994, between FMLP and Continental Bank N.A.

          5. Mortgage of Patents, dated April 8, 1994, between FMLP and Continental Bank N.A.

          6. Deed of Assignment, not dated, between FMLP and Bank of America Illinois.

          7. Security Agreement (Assignment of Partnership Interests), dated April 8, 1994 between FMLP and Continental Bank N.A.

          8. Form of Assignment Agreement, dated September 29, 1995, between FMLP and Bank of America Illinois.

          9. Receivables and Claims Security Agreement, dated April 8, 1994, between FMLP and Continental Bank N.A.

          10. Reimbursement obligation with respect to the Letter of Credit issued by The First National Bank of Chicago to accommodate the Strastint purchase, effective July 6, 1993 in the amount of $1,700,000 (AUS).

          Guarantees

          1. Continuing Guaranty for Business Credit Obligations dated April 13, 1993 in favor of Bank One by FMLP for Bethesda's obligations under that certain Commercial Mortgage Note for $3,325,000 dated April 13, 1993 of Bethesda in favor of Bank One.


          Foreign Exchange Forwards, Options and Swaps

          1.   FMLP options and forward contracts.

          2. ISDA Master Agreement dated November 21, 1994 between FMLP and Bank of America National Trust and Savings Association.

          3. Confirmation between FMLP and Bank of America National Trust and Savings Association dated December 2, 1994 regarding a USD 8,000,000 swap transaction.

          Mortgage and Related Documents

          1. Letter Agreement for Additional Loan of $105,000 dated June 7, 1993 by and between Bank One, Chicago, Bethesda and FMLP.

          2. Mortgage Modification Agreement, dated June 7, 1993, by and between Bethesda, Bank One, Chicago and FMLP.

          3. Subordination Agreement of Lease, dated April 13, 1993, by FMLP and Bank One, Chicago.

          4. Non-Disturbance and Attornment Agreement, dated April 13, 1993, by and among FMLP, Bank One and Bethesda Investors, L.P.

                                SCHEDULE 1.1(h)

                  AMERICAN NON-ASSUMED EMPLOYEE BENEFIT PLANS



          Fluid Management Limited Partnership Phantom Equity Plan

                                SCHEDULE 1.1(bq)

                   GERMAN NON-ASSUMED EMPLOYEE BENEFIT PLANS



                                     [None]

                                SCHEDULE 1.1(bt)

                          GERMAN NON-ASSUMED CONTRACTS

                                  SCHEDULE 2.3

                          ALLOCATION OF PURCHASE PRICE



                                 (See Attached)

                                  SCHEDULE 4.1

                         REPRESENTATIONS AND WARRANTIES
                       RELATING TO THE AMERICAN BUSINESS



                    (a) Organization, Subsistence and Authority of FMLP Operating Entities to Conduct Business. Each FMLP Operating Entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Disclosure Schedule sets forth the jurisdiction of organization of each FMLP Operating Entity and each jurisdiction where any FMLP Operating Entity is qualified to do business. Each FMLP Operating Entity is duly qualified to do business in, and is in good standing under the laws of, each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of the Business. Each FMLP Operating Entity has full partnership or corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Except as set forth on the Disclosure Schedule, no FMLP Operating Entity has any stock or equity interest in any corporation, firm or any other Person.

                    (b) Power and Authority; Authorization; Binding Effect. Each of FM-International, FM-Europe and each FMLP Operating Entity which is a party to this Agreement has all necessary power and authority and has taken all action necessary to authorize, execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform its obligations under this Agreement. The General Partners are the only general partners of FMLP and each General Partner has all necessary power and authority and has taken all action necessary to execute and deliver this Agreement. No consent or other action of the Limited Partners is required for FMLP to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement or to perform its obligations under this Agreement. Copies of all resolutions of the board of directors of each General Partner with respect to the transactions contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of such General Partner, in form reasonably satisfactory to counsel for Buyer, have been delivered to Buyer. This Agreement has been duly executed and delivered by FM-International, FM-Europe and each FMLP Operating Entity which is a party hereto and constitutes a legal, valid and binding obligation of FM-International, FM-Europe and each such FMLP Operating Entity enforceable against FM-International, FM-Europe and each such FMLP Operating Entity in accordance with its terms, except as such enforcement may be limited by the Enforceability Limitations.

                    (c) No Conflict or Violation. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, do not and will not result in or constitute (i) a violation of or conflict with any provision of the organizational or other governing documents of FM-International, FM-Europe or any FMLP Operating Entity, (ii) except as set forth on the Disclosure Schedule, a breach of, a loss of rights under, or constitute an event, occurrence, condition or act which is or, with the giving of notice or the lapse of time, would become, a material default under, or result in the acceleration of any obligations under, any term or provision of, any Material Contract, Encumbrance or material Permit to which FM-International, FM-Europe or any FMLP Operating Entity is a party, (iii) a material violation by FM-International, FM-Europe or any FMLP Operating Entity of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to FM-International, FM-Europe or any FMLP Operating Entity or (iv) an imposition of any Encumbrance (other than a Permitted Encumbrance) on the American Purchased Assets, the FM-Service Shares or the FM-Brazil Shares.

                    (d) Consents and Approvals. Except for any filings required under the HSR Act which have been completed and with respect to which early termination of the waiting period has been granted, and as otherwise as set forth on the Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be made or obtained by FM-International, FM-Europe or any FMLP Operating Entity in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

                    (e) No Proceedings. There is no Proceeding pending or, to the knowledge of FMLP, threatened in writing against or relating to the transactions contemplated by this Agreement.

                    (f) Capitalization of FM-Service and FM-Brazil. The Disclosure Schedule sets forth the authorized, issued and outstanding capital stock of FM-Service and FM-Brazil, the ownership thereof and any Encumbrances thereon. Except as set forth on the Disclosure Schedule, (i) there are no securities of either of FM-Service or FM-Brazil convertible into or exchangeable or exercisable for shares of its capital stock, (ii) there are no bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which FM-Service's or FM-Brazil's shareholders may vote, (iii) there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which FM-Service or FM-Brazil is bound to issue, repurchase or otherwise acquire or retire any of its securities and (iv) there are no voting agreements, voting trusts, buy-sell agreements, options or rights or obligations relating to the shareholders or the securities of FM-Service or FM-Brazil.

                    (g) Corporate Records. The minute books of each of FM-Service and FM-Brazil contain a complete and accurate record of all material meetings and actions of shareholders and directors of such corporation, and of any executive committee or other committee of the shareholders or board of directors of such corporation. The stock record book of each of FM-Service and FM-Brazil is complete and accurate and contains a complete and accurate record of all share transactions for such corporation from the date of its incorporation. The minute books and stock record books (or partnership equivalents) of

          FM-International, FM-Europe and all FMLP Operating Entities other than FM-Service and FM-Brazil have been made available to Buyer for its review and contain a complete and accurate record of all material meetings of shareholders, directors, partners, members or other appropriate governing bodies, as the case may be.

                    (h) Financial Statements; Unknown Liabilities. FMLP has delivered to Buyer the Financial Statements and the Interim Financial Statements. The Financial Statements fairly present the financial condition and the results of operations of FMLP and its Subsidiaries as of their respective dates and for the periods then ended in accordance with GAAP applied on a consistent basis. The Interim Financial Statements fairly present the financial condition and the results of operations of FMLP and its Subsidiaries as of their respective dates and for the periods then ended in accordance with GAAP, except for normal year-end adjustments, the absence of footnote disclosures and other routine differences between audited and monthly unaudited financial statements. The books and records of FMLP and its Subsidiaries from which the Financial Statements and the Interim Financial Statements were prepared fairly reflect in all material respects the assets, liabilities and operations of FMLP and its Subsidiaries and the Financial Statements and the Interim Financial Statements are in conformity therewith. Except as disclosed on the Disclosure Schedule, there are, and as of the Closing Date there will be, no liabilities or obligations of any nature, whether absolute, accrued, contingent, known, unknown, matured, unmatured or otherwise, and whether or not required to be disclosed or provided for in financial statements in accordance with GAAP, of any FMLP Operating Entity or Bethesda except (i) liabilities and obligations reflected or reserved for in the Financial Statements and the Interim Financial Statements (including liabilities relating to items disclosed in the notes thereto), (ii) the Accrued Liabilities , (iii) the Accounts Payable, (iv) the Material Contracts set forth on the Disclosure Schedule and the Minor Contracts, (v) the Assumed Employee Benefit Plans, (vi) liabilities relating to facts, circumstances or events specifically disclosed (including those reflected on the Disclosure Schedule) in this Agreement, (vii) liabilities relating to the Permitted Encumbrances, (viii) the Non-Assumed Liabilities, (ix) liabilities subject to coverage and to the extent covered under the Assumed Insurance, (x) liabilities reflected in the calculation of the Purchase Price Closing Adjustment and the Consolidated Gross Profit Adjustment as finally determined, (xi) liabilities of which Buyer has actual knowledge and of which FMLP does not have knowledge as described in Section 9.1(a)(i), (xii) liabilities and obligations incurred between May 31, 1996 and the Closing Date in the ordinary course of the business of FMLP and its Subsidiaries (excluding acquisitions) and (xiii) actual real estate taxes pro-ated through the Closing Date and actual covered medical expenses under The Saranow Companies Health Care Plan incurred through the Closing
          Date, consistent with past practice, and as permitted by this Agreement. Except as set forth on the Disclosure Schedule, all assets and properties of any FMLP Operating Entity to be acquired by Buyer pursuant to this Agreement and the Other Purchase Agreements are free and clear of any Encumbrances.

                    (i)  Tax Matters.

                         (i) Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, (A) each FMLP Operating Entity has filed all Tax Returns that it was required to file, (B) all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been withheld, (C) all such Tax Returns were correct and complete in all material respects, (D) all Taxes required to have been paid by any FMLP Operating Entity (whether or not shown on any Tax Return) have been paid, (E) no FMLP Operating Entity is currently the beneficiary of any extension of time within which to file any Tax Return and (F) no claim has been made within the last five (5) years by any Governmental Authority in a jurisdiction where any FMLP Operating Entity does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances (other than Permitted Encumbrances) on any of the American Purchased Assets, the FM-Service Shares or the FM-Brazil Shares that arose in connection with any failure (or alleged failure) to pay any Tax.

                         (ii) To the knowledge of FMLP, no Governmental Authority will assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any FMLP Operating Entity either (A) claimed or raised by any Governmental Authority in writing or (B) as to which FMLP has knowledge based upon personal contact with any agent of such authority. The Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any FMLP Operating Entity for taxable periods ended on or after December 31, 1992, indicates those Tax Returns which have been audited, and indicates those Tax Returns that currently are the subject of audit. FMLP has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any FMLP Operating Entity for taxable periods ended on or after December 31, 1992.

                    (j) Real Property. The Disclosure Schedule contains a true, complete and correct list of the Real Property now or in the past owned or used by any FMLP Operating Entity for manufacturing. Except as set forth on the Disclosure Schedule, (i) each FMLP Operating Entity has title to the Current Real Property owned by such FMLP Operating Entity, (ii) each FMLP Operating Entity enjoys peaceful and undisturbed possession of the Current Real Property leased by such FMLP Operating Entity, (iii) no interest of any FMLP Operating Entity in the Current Real Property is subject to any commitment for sale or use by any Person other than such FMLP Operating Entity, (iv) no interest of any FMLP Operating Entity in the Current Real Property is subject to any Encumbrances (other than Permitted Encumbrances), which in any material respect interfere with or impair the value, transferability or present and continued use thereof in the usual and normal conduct of the Business, (v) no labor has been performed or material furnished on behalf of or at the request of any FMLP Operating Entity for the Current Real Property for which a mechanic's or materialman's lien or liens, or any other lien, has been claimed by any Person on any FMLP Operating Entity's interest in the Current Real Property, except to the extent that the liability relating thereto is reflected on the Closing Date Financial Report, (vi) the Current Real Property, and each user thereof, is in compliance in all material respects with all applicable Governmental Requirements and (vii) no material default or breach exists with respect to any Encumbrance affecting any FMLP Operating Entity's interest in the Current Real Property. There are no condemnation or eminent domain proceedings pending or, to the knowledge of FMLP, contemplated or threatened against any FMLP Operating Entity's interest in the Current Real Property or any part thereof, and no FMLP Operating Entity knows of any desire of any Governmental Authority to take or use any FMLP Operating Entity's interest in the Current Real Property or any part thereof. Except as set forth on the Disclosure Schedule, there are no existing or, to the knowledge of FMLP, contemplated or threatened general or special assessments against any FMLP Operating Entity's interest in the Current Real Property or any portion thereof. FMLP does not have any knowledge of any pending or threatened Proceeding before any Governmental Authority which relates to the ownership, maintenance, use or operation of any FMLP Operating Entity's interest in the Current Real Property (other than periodic general reassessments, which reassessments, if any, are set forth on the Disclosure Schedule). Except as set forth in the Disclosure Schedule, to the knowledge of FMLP, the buildings and improvements on the Current Real Property (including, without limitation, the heating, air conditioning, mechanical, electrical and other systems used in connection therewith) are in a reasonable state of repair, have been well maintained and are free from infestation by termites, other wood destroying insects, vermin and other pests. Except as set forth on the Disclosure Schedule, there are no repairs or replacements exceeding $100,000 in the aggregate for all Current Real Property or $25,000 for any single repair or replacement which are currently contemplated by any FMLP Operating Entity or Bethesda.

                    (k) Tangible Personal Property. FMLP has delivered to Buyer a list of each item of Tangible Personal Property owned by any FMLP Operating Entity having a value in excess of $5,000, and a list each item of Tangible Personal Property leased by any FMLP Operating Entity (other than individual leases of office equipment having an annual rental of less than $5,000). No FMLP Operating Entity is a party to any lease for Tangible Personal Property which is required to be capitalized under GAAP. There is no tangible personal property used in the operation of the Business other than the Tangible Personal Property. Except as set forth on the Disclosure Schedule, the Tangible Personal Property owned by each FMLP Operating
          Entity is free and clear of any Encumbrances (other than Permitted Encumbrances). Except as set forth on the Disclosure Schedule, all of the Tangible Personal Property is located at the Current
          Real Property and there is no tangible personal property located at the Current Real Property which is not owned or leased by any FMLP Operating Entity. Except as set forth in the Disclosure Schedule, to the knowledge of FMLP, the Tangible Personal Property is, taken as a whole, in reasonable working order and adequate for its intended use, ordinary wear and tear and normal repairs and replacements excepted. Except as disclosed on the Disclosure Schedule, there are no repairs or replacements exceeding $50,000 in the aggregate for all Tangible Personal Property or $10,000 for any single item of Tangible Personal Property which are currently contemplated by any FMLP Operating Entity.

                    (l)  Intellectual Property.

                         (i)  Except as set forth on the Disclosure Schedule,
          (A) there is no intellectual property used in the Business other than the Intellectual Property, (B) each item of Intellectual Property owned or used by any FMLP Operating Entity immediately prior to the Closing Date will be owned or available for use by Buyer on substantially similar terms and conditions immediately subsequent to the Closing Date and (C) to the knowledge of FMLP, each FMLP Operating Entity has taken reasonable commercial actions to maintain and protect each item of material Intellectual Property in the Business.

                         (ii) Except as set forth on the Disclosure Schedule,
          (A) no FMLP Operating Entity has during the last five (5) years interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties, and no FMLP Operating Entity has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that any FMLP Operating Entity must license or refrain from using any intangible property rights of any third party) which has not been resolved and
          (B) to the knowledge of FMLP, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any of the Intellectual Property.

                         (iii) The Disclosure Schedule identifies each patent or registration which has been issued to any FMLP Operating Entity with respect to any of the Intellectual Property, identifies each pending patent application or application for registration which any FMLP Operating Entity has made with respect to any of the Intellectual Property, and identifies each license or other agreement which any FMLP Operating Entity has granted to any third party with respect to any of the Intellectual Property. FMLP has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The Disclosure Schedule also identifies each trade name or unregistered trademark having a value used by any FMLP Operating Entity in connection with the Business. Except as set forth on the Disclosure Schedule, with respect to each item of Intellectual Property required to be identified in the Disclosure Schedule: (A) each FMLP Operating Entity possesses all right, title and interest in and to the item, free and clear of any Encumbrances (other than Permitted Encumbrances) or licenses, (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, (C) no Proceeding is pending or, to the knowledge of FMLP, threatened which challenges the legality, validity, enforceability, use or ownership of the item and
          (D) other than routine indemnities given to distributors, sales representatives, dealers and customers, no FMLP Operating Entity has any current obligations to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                         (iv) The Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any FMLP Operating Entity uses pursuant to license, sublicense or agreement, other than off-the-shelf computer software subject to shrinkwrap licenses. FMLP has delivered to Buyer correct and complete copies of all such licenses, sublicenses and other agreements (as amended to date). Except as set forth on the Disclosure Schedule, with respect to each item of Intellectual Property required to be identified in the Disclosure Schedule: (A) the license, sublicense or other agreement covering the item is enforceable, except as may be limited by Enforceability Limitations, (B) to the knowledge of FMLP, following the Closing, the license, sublicense or other agreement will continue to be enforceable on substantially similar terms and conditions, except as may be limited by Enforceability Limitations,
          (C) no FMLP Operating Entity nor, to the knowledge of FMLP, any other party to the license, sublicense or other agreement is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit early termination, modification or acceleration thereunder, (D) no FMLP Operating Entity nor, to the knowledge of FMLP, any other party to the license, sublicense or other agreement has repudiated any provision thereof, (E) to the knowledge of FMLP, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge, (F) to the knowledge of FMLP, no Proceeding is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property and (G) no FMLP Operating Entity has granted any sublicense or similar right with respect to the license, sublicense or other agreement.

                         (v) Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, Buyer's use of the Intellectual Property will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intangible property rights of third parties as a result of the continued operation of the Business as presently conducted and as presently proposed to be conducted.

                    (m) Compliance with Laws; Permits. Except as set forth on the Disclosure Schedule, the conduct of the Business is in compliance in all material respects with all applicable Governmental Requirements. No FMLP Operating Entity has received any notice to the effect that, or otherwise been advised that, such FMLP Operating Entity is not in compliance in all material respects with any applicable Governmental Requirement and, to the knowledge of FMLP, there are no presently existing facts, circumstances or events which, with notice or lapse of time, would result in material violations of any applicable

          Governmental Requirement. The Disclosure Schedule identifies all material Permits issued to any FMLP Operating Entity and currently in effect. Except as set forth on the Disclosure Schedule, the Permits constitute all permits, consents, licenses, franchises, authorizations and approvals used in the operation of and necessary to conduct the Business. All of the Permits are valid and in full force and effect, no violations have been experienced, noted or recorded and no violations are expected, and no Proceeding is pending or, to the knowledge of FMLP, threatened to revoke or limit any of the Permits.

                    (n) Litigation. Except as set forth on the Disclosure Schedule, there is no Proceeding pending or, to the knowledge of FMLP, currently threatened against or relating to any FMLP Operating Entity, its partners, shareholders, directors, officers or employees, or its properties, assets or business relating to the Business.

                    (o) Labor Matters. (i) The Disclosure Schedule identifies for each current employee of any FMLP Operating Entity with a current annual compensation (base salary plus bonus) in excess of $50,000, his or her name, position or job title, his or her base compensation and bonus compensation earned in calendar-year 1995, and his or her current base compensation. Except as set forth on The Disclosure Schedule, (A) no FMLP Operating Entity has any obligations under any written or oral labor agreement, collective bargaining agreement or other agreement with any labor organization or employee group, (B) no FMLP Operating Entity is currently engaged in any unfair labor practice and there is no unfair labor practice charge or other employee-related or employment-related complaint against such FMLP Operating Entity pending or, to the knowledge of FMLP, threatened before any Governmental Authority, (C) there is currently no labor strike, labor disturbance, slowdown, work stoppage or other material labor dispute or arbitration pending or, to the knowledge of FMLP, threatened against any FMLP Operating Entity and no material grievance currently being asserted, (D) no FMLP Operating Entity has experienced a labor strike, labor disturbance, slowdown, work stoppage or other material labor dispute at any time during the three years immediately preceding the date of this Agreement and (E) there is, to the knowledge of FMLP, no organizational campaign being conducted or contemplated and there is no pending or, to the knowledge of FMLP, threatened petition before any Governmental Authority or other dispute as to the representation of any employees of any FMLP Operating Entity. Except as set forth on the Disclosure Schedule, each FMLP Operating Entity has complied in all material respects with, and is currently in compliance in all material respects with, all applicable Governmental Requirements relating to any of its employees or consultants (including, without limitation, any Governmental Requirement of the Occupational Safety and Health Administration), and no FMLP Operating Entity has received within the past three (3) years any written notice of failure to comply with any such Governmental Requirement which has not been rectified.

                         (ii) Except as set forth on the Disclosure Schedule, each FMLP Operating Entity has on file a valid Form I-9 for each employee hired by such FMLP

          Operating Entity or any Predecessor of such FMLP Operating Entity on or after November 7, 1986 and continuously employed after November 6, 1986 or the applicable date of hire. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, all employees of any FMLP Operating Entity employed in the U.S. are (A) United States citizens, or lawful permanent residents of the United States, (B) aliens whose right to work in the United States is unrestricted, (C) aliens who have valid, unexpired work authorization issued by the Attorney General of the United States (Immigration and Naturalization Service) or (D) aliens who have been continually employed by such FMLP Operating Entity since November 6, 1986 or the applicable date of hire. Except as set forth on the Disclosure Schedule, no FMLP Operating Entity has been the subject of an immigration compliance or employment visit from, nor has any FMLP Operating Entity been assessed any fine or penalty by, or been the subject of any order or directive of, the United States Department of Labor or the Attorney General of the United States (Immigration and Naturalization Service).

                    (p) Employee Benefit Plans. The Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans. Except as set forth on the Disclosure Schedule, with respect to each Employee Benefit Plan:

                         (i) Such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                         (ii) All required reports and descriptions have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is a "group health plan" within the meaning of COBRA.

                         (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan were accrued in accordance with the past customs. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to the Employee Benefit Welfare Plan or have been accrued in accordance with past customs.

                         (iv) No Employee Pension Benefit Plan is subject to the requirements of Section 412 of the Code or Section 302 of ERISA.



                         (v) There have been no "prohibited transactions" within the meaning of Section 406(a) or 406(b) of ERISA, or of
          Section 4975(c) of the Code with respect to any such Employee Benefit Plan. No fiduciary has any liability for breach of fiduciary duty or any failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan.

                         (vi) Neither any FMLP Operating Entity, nor any ERISA Affiliate thereof, contributes to, has ever contributed to, or has ever been required to contribute to any Multiemployer Plan, or has any liability (including withdrawal liability) under any Multiemployer Plan.

                         (vii) Neither any FMLP Operating Entity, nor any ERISA Affiliate thereof, maintains or has ever maintained or contributed to, or has ever been required to contribute to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

                         (viii) There has been no amendment to, written interpretation or announcement (whether or not written) or change in employee participation or coverage under, any Employee Benefit Plan that would increase materially the expense of maintaining such Employee Benefit Plan above the level of expense incurred in respect of such Employee Benefit Plan for the most recent plan year.

                         (ix) FMLP has delivered to the Buyer true and complete copies of (i) the American Assumed Employee Benefit Plans (and related trust agreements and other funding arrangements, if any, and adoption agreements, if any), (ii) any amendments to the American Assumed Employee Benefit Plans, (iii) written interpretations of the American Assumed Employee Benefit Plans to the plan administrator of such Plan (iv) material employee communications by the plan administrator of any American Assumed Employee Benefit Plan (including, but not limited to, summary plan descriptions and summaries of material modifications as defined under ERISA), (v) the three most recent annual reports (e.g., the complete Form 5500 series) prepared in connection with each American Assumed Employee Benefit Plan (if any such report was required), including all attachments (including without limitation the actuarial valuation reports) and (vi) the three most recent actuarial valuation reports prepared in connection with each American Assumed Employee Benefit Plan (if any such report was required).

                         (x) There are no pending or, to the knowledge of FMLP, threatened claims, suits or other proceedings by any employees, former employees or plan participants or the beneficiaries, spouses or representatives of any of them, against any American Assumed Employee Benefit Plan, the assets held thereunder, the trustee of any such assets, or any FMLP Operating Entity relating to any of the American Assumed Employee Benefit Plans other than ordinary and usual claims for benefits by participants or beneficiaries. Furthermore, there are no pending or, to the knowledge of FMLP, threatened suits, investigations or other proceedings by any Governmental Authority of or against any American Assumed Employee Benefit Plan, the trustee of any assets held thereunder, or any FMLP Operating Entity relating to any of the American Assumed Employee Benefit Plans.

                         (xi) No liability has been incurred by any FMLP Operating Entity, or any ERISA Affiliate thereof, for any tax, penalty or other liability to any Governmental Authority with respect to any American Assumed Employee Benefit Plan and, to the knowledge of FMLP, such Plans do not expect to incur any such liability prior to the date of Closing.

                         (xii) No American Assumed Employee Benefit Plan provides benefits, including without limitation, death, disability, or medical benefits (whether or not insured), with respect to current or former employees of any FMLP Operating Entity beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death, disability or retirement benefits under any Employee Pension Benefit Plan, (iii) disability benefits under any Employee Welfare Benefit Plan providing for short or long term disability benefits provided under a contract of insurance or (iv) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary).

                         (xiii) Each American Assumed Employee Benefit Plan which is an Employee Pension Benefit Plan is "qualified" within the meaning of Section 401(a) of the Code, and has been qualified during the period from the date of its adoption to the date of this Agreement, and each trust created thereunder is tax-exempt under
          Section 501(a) of the Code. FMLP have delivered to the Buyer the latest determination letters of the Internal Revenue Service (if one has been received) relating to each such American Assumed Employee Benefit Plan. Such determination letters have not been revoked. Furthermore, there are no pending proceedings or, to the knowledge of the FMLP, threatened proceedings in which the "qualified" status of any such American Assumed Employee Benefit Plan is at issue and in which revocation of the determination letter has been threatened. Each such American Assumed Employed Benefit Plan has not been amended or operated, since the receipt of the most recent determination letter, in a manner that would adversely affect the "qualified" status of such Plan.

                    (q) Transactions with Certain Persons. Except as set forth on the Disclosure Schedule or as otherwise disclosed in this Agreement, to the knowledge of FMLP, (i) no Related Person is presently or at any time during the past one (1) year has been a party to any transaction not on an arm's-length basis with any FMLP Operating Entity including, without limitation, any contract, agreement or other arrangement (A) providing for the furnishing of services to or by, (B) providing for the rental or sale of real or personal property to or from or (C) otherwise requiring payments annually to or from (other than for services as officers or employees of any FMLP Operating Entity), such Related Person and (ii) no partner, shareholder, director, officer or employee of any FMLP Operating Entity is related to any other partner, shareholder, director, officer or employee of any FMLP Operating Entity by blood or marriage. Except as set forth on the Disclosure Schedule, there is no outstanding amount in excess of $500 owing (including, without limitation, pursuant to any advance, note or other indebtedness instrument) from any FMLP Operating Entity to any Related Person identified on the Disclosure Schedule or from any Related Person identified on the Disclosure Schedule to any FMLP Operating Entity.

                    (r) Insurance. The Disclosure Schedule contains a complete and accurate list of all current policies or binders of Insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles and a general description of the type of coverage provided and policy exclusions) maintained by any FMLP Operating Entity and relating to such FMLP Operating Entity's properties, assets and personnel. Except as set forth on the Disclosure Schedule, all of the Insurance is "occurrence" based insurance. The Insurance is in full force and effect and sufficient for compliance in all material respects with all requirements of applicable law and of all contracts to which any FMLP Operating Entity is a party. No FMLP Operating Entity is in material default under any of the Insurance, and no FMLP Operating Entity has failed to give any notice or to present any claim under any of the Insurance in a due and timely manner. No notice of cancellation, termination, reduction in coverage or increase in premium (other than reductions in coverage or increases in premiums in the ordinary course) has been received with respect to any of the Insurance, and all premiums with respect to any of the Insurance have been timely paid. No FMLP Operating Entity has experienced claims in excess of current coverage of the Insurance. Except as disclosed on the Disclosure Schedule, there will be no retrospective insurance premiums or charges on or with respect to any of the Insurance for any period or occurrence through the Closing Date.

                    (s) Inventory. Except as set forth on the Disclosure Schedule, (i) all of the Inventory is owned by each FMLP Operating Entity free and clear of any Encumbrances (other than Permitted Encumbrances) and is located at the Current Real Property, (ii) none of the Inventory is on consignment, (iii) the Inventory as reflected in the Financial Statements and Interim Financial Statements has been valued at the lower of cost (on a first-in, first-out basis) or market value in a manner consistent with past practices and procedures (including, without limitation, the method of computing overhead and other indirect expenses to be applied to inventory) and in accordance with GAAP and (iv) all inventory located at the Current Real Property is owned by the FMLP Operating Entities and is not held by the FMLP
          Operating Entities (on consignment or otherwise) for or on behalf of any other Person.

                    (t) Accounts Receivable. All of the Accounts Receivable of each FMLP Operating Entity are bona fide receivables, are reflected on the books and records of each FMLP Operating Entity and arose in the ordinary course of the Business.

                    (u) Material Contracts. The Disclosure Schedule contains a true and correct list or description of the Material Contracts. True and correct copies of the Material Contracts have been delivered to Buyer. Each of the Material Contracts is enforceable against each FMLP Operating Entity and, to the knowledge FMLP, each other party thereto, in accordance with its terms, except as such enforcement may be limited by Enforceability Limitations. No FMLP Operating Entity nor, to the knowledge of FMLP, any other party to any Material Contract, is in material default thereunder or in material breach thereof, and no FMLP Operating Entity has during the past two (2) years obtained or granted any material waiver of or under any provision of any Material Contract except for routine waivers granted or sought in the ordinary course of the Business. To the knowledge of FMLP, there exists no event, occurrence, condition or act which constitutes or, with the giving of notice, the lapse of time or the happening of any future event or condition, would become a material default by any FMLP Operating Entity or, to the knowledge of FMLP, any other party under any Material Contracts. FMLP does not know of a threatened default under any Material Contracts.

                    (v) Suppliers and Customers. The Disclosure Schedule contain a list of the ten (10) largest suppliers and ten (10) largest customers of the Business for calendar-year 1995. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, none of the suppliers or customers set forth on the Disclosure Schedule has informed any FMLP Operating Entity that it intends to terminate its relationship with any FMLP Operating Entity, and FMLP is not aware of any such supplier or customer that intends to terminate such relationship or of any material problem or dispute with any such supplier or customer. Each FMLP Operating Entity believes that it has good business relationships with each such supplier and customer. FMLP does not believe that the consummation of a sale of the Business will or is likely to disrupt the existing relationships with any such supplier or customer in any material respect.

                    (w) Business Records. No material records of accounts, personnel records and other business records for the past five (5) years relating to the Business have been destroyed and all such records are available upon request, subject to applicable Governmental Requirements and/or contractual prohibitions or limitations.

                    (x) Bank Accounts. The Disclosure Schedule contains a true, complete and correct list of all bank accounts and safe deposit boxes maintained by any FMLP Operating Entity and all persons entitled to draw thereon, to withdraw therefrom or with access thereto and a description of all lock box arrangements for any FMLP Operating Entity.

                    (y) Environmental Matters. Except as set forth on the Disclosure Schedule, each FMLP Operating Entity and its assets, properties and operations are now and at all times prior to the Closing Date have been in compliance in all material respects with all applicable Environmental Laws. Except as set forth on the Disclosure Schedule, each

          Predecessor of each FMLP Operating Entity and its assets, properties and operations were in compliance in all material respects with all applicable Environmental Laws. Except as set forth on the Disclosure Schedule, and except in compliance with Environmental Laws, there has been and is no Release or threatened Release of any Hazardous Substance at, on, under, in, to or from any of the Real Property, whether as a result of the operations and activities at the Real Property or otherwise. Except as set forth on the Disclosure Schedule, no FMLP Operating Entity nor any Predecessor of any FMLP Operating Entity has received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property or otherwise, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed of or otherwise handled at or transported from the Real Property or otherwise.
          Except as set forth on the Disclosure Schedule, no FMLP Operating Entity nor any Predecessor has received any notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Hazardous Substances at, on, under, in, to or from the Real Property or in connection with any operations or activities thereat, or at, on, under, in, to or from any other property. Neither the Real Property nor any operations or activities thereat is or has been subject to any judicial or administrative proceeding, order, consent, agreement or any lien relating to any applicable Environmental Laws or Environmental Claims. Except as set forth on the Disclosure Schedule, there are no underground storage tanks presently located at the Current Real Property and there have been no releases of any Hazardous Substances from any underground storage tanks or related piping at the Current Real Property. Except as set forth on the Disclosure Schedule, there are no PCBs located at, on, under or in the Current Real Property. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, there is no asbestos or asbestos-containing material located at, on, under or in the Current Real Property.

                    (z) Absence of Certain Changes. Except as set forth on the Disclosure Schedule, since December 31, 1995 there has not been:

                         (i) any material adverse change in the Business, financial condition or operations of the FMLP Operating Entities conducting the Business taken as a whole.

                         (ii) any increase in the compensation of or granting of bonuses payable or to become payable by any FMLP
          Operating Entity to any officer or employee whose 1995 calendar-year compensation (base salary plus bonus) exceeded $50,000, other than annual increases or bonuses consistent with any FMLP Operating Entity's past practices and not exceeding, for any such officer or employee, four percent (4%) of such officer's or employee's 1995 calendar-year compensation;

                         (iii) any sale or transfer by any FMLP Operating Entity of any tangible or intangible asset having a value greater than $5,000, any mortgage or pledge or creation of any Encumbrance relating to any such asset, any lease of real property or equipment, or any cancellation of any debt or claim, except in the ordinary course of business;

                         (iv) any other material transaction not in the ordinary course of the Business or not otherwise consistent with any FMLP Operating Entity's past practices involving consideration in excess of $50,000; or

                         (v) any material change in accounting methods or principles.

                    (aa) No Brokers. Except for FMLP's arrangement with Dean Witter Reynolds, Inc., no FMLP Operating Entity has entered into any agreement, arrangement or understanding with any Person which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by this Agreement.

                    (ab) Absence of Certain Payments. To the knowledge of FMLP, no FMLP Operating Entity, nor any other Person owned or controlled by FMLP, nor any of their respective partners, shareholders, directors, officers, employees or agents, or other people acting on behalf of any of them, have with respect to the Business (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation or decree, directive or order of any Governmental Authority or (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to officials of any Governmental Authority. To the knowledge of FMLP, no FMLP Operating Entity, nor any Person owned or controlled by FMLP, nor any of their partners, shareholders, directors, officers, employees or agents, or other Persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

                       (ac) Products; Product Warranties.

                         (i) A form of each product warranty relating to products manufactured or sold by any FMLP Operating Entity at any time during the two-year period preceding the date of this Agreement is attached to or set forth on the Disclosure Schedule.

                         (ii) The Disclosure Schedule sets forth a true and complete list of (A) all products manufactured, marketed or sold by any FMLP Operating Entity that have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past three
          (3) years (for purposes of this paragraph, a product shall have been recalled or withdrawn if all or a substantial number of products in a product line were recalled or withdrawn) and (B) all Proceedings (whether completed or pending) at any time during the past five three (3) years seeking the recall, withdrawal, suspension or seizure of any product sold by any FMLP Operating Entity.

                         (iii) Except as set forth on the Disclosure Schedule, FMLP is not aware of any defect in design, materials, manufacture or otherwise in any products manufactured, distributed or sold by any FMLP Operating Entity during the past five (5) years or any defect in repair to any such products which could give rise to any claims in excess of historical warranty expenses; provided, however, that for purposes of this paragraph improvements made to products in the ordinary course of business shall not be interpreted as an indication of the existence of any defects.

                         (iv) The Disclosure Schedule sets forth on a year-by-year basis, a true and complete list of all warranty expenses and all other unreimbursed repair, maintenance and replacement expenses incurred by any FMLP Operating Entity after January 1, 1993.

                         (v) Except as provided in any of the standard product warranties described in paragraph (i) of this Section and as otherwise set forth on the Disclosure Schedule, no FMLP Operating Entity has sold any products or services which are subject to an extended warranty of such FMLP Operating Entity beyond 24 months and which warranty has not yet expired.

                                SCHEDULE 4.2

               REPRESENTATIONS AND WARRANTIES RELATING TO THE
                               DUTCH BUSINESS



                    (a) Organization, Subsistence and Authority of FMLP Operating Entities to Conduct Business. Each FMLP Operating Entity is duly organized and validly existing under the laws of the jurisdiction of its organization. The Disclosure Schedule sets forth the jurisdiction of organization of each FMLP Operating Entity and each jurisdiction where any FMLP Operating Entity is qualified to do business. Each FMLP Operating Entity is duly qualified to do business in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of the Business. Each FMLP Operating Entity has full partnership or corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Except as set forth on the Disclosure Schedule, no FMLP Operating Entity has any stock or equity interest in any corporation, firm or any other Person.

                    (b) Power and Authority; Authorization; Binding Effect. FM-Europe and each FMLP Operating Entity which is a party to the Dutch Purchase Agreement has all necessary power and authority and has taken all action necessary to authorize, execute and deliver the Dutch Purchase Agreement, to consummate the transactions contemplated by the Dutch Purchase Agreement, and to perform its obligations under the Dutch Purchase Agreement. The General Partners are the only general partners of FMLP and each General Partner has all necessary power and authority and has taken all action necessary to execute and deliver the Dutch Purchase Agreement. No consent or other action of the Limited Partners is required for FMLP to execute and deliver the Dutch Purchase Agreement, to consummate the transactions contemplated by the Dutch Purchase Agreement or to perform its obligations under the Dutch Purchase Agreement. Copies of all resolutions of the board of directors of each General Partner with respect to the transactions contemplated by the Dutch Purchase Agreement, certified by the Secretary or an Assistant Secretary of such General Partner, in form reasonably satisfactory to counsel for Buyer, have been delivered to Buyer. The Dutch Purchase Agreement has been duly executed and delivered by FM-Europe and each FMLP Operating Entity which is a party thereto and constitutes a legal, valid and binding obligation of FM-Europe and each such FMLP Operating Entity enforceable against FM-International, FM-Europe and each such FMLP Operating Entity in accordance with its terms, except as such enforcement may be limited by the Enforceability Limitations.

                    (c) No Conflict or Violation. The execution and delivery of the Dutch Purchase Agreement, the consummation of the transactions contemplated by the Dutch Purchase Agreement, and the fulfillment of the terms of the Dutch Purchase Agreement, do not and will not result in or constitute (i) a violation of or conflict with any provision of the organizational or other governing documents of FM-Europe or any FMLP Operating Entity, (ii) except as set forth on the Disclosure Schedule, a breach of, a loss of rights under, or constitute an event, occurrence, condition or act which is or, with the giving of notice or the lapse of time, would become, a material default under, or result in the acceleration of any obligations under, any term or provision of, any Material Contract, Encumbrance or material Permit to which FM-Europe or any FMLP Operating Entity is a party, (iii) a material violation by FM-Europe or any FMLP Operating Entity of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to FM-Europe or any FMLP Operating Entity or (iv) an imposition of any Encumbrance (other than a Permitted Encumbrance) on the American Purchased Assets, the FM-U.K. Shares, the FM-Spain Shares or the FM-Sweden Shares.

                    (d) Consents and Approvals. Except as set forth on the Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be made or obtained by FM-Europe or any FMLP Operating Entity in connection with the execution, delivery and performance of the Dutch Purchase Agreement and the consummation of the transactions contemplated by the Dutch Purchase Agreement.

                    (e) No Proceedings. There is no Proceeding pending or, to the knowledge of FMLP, threatened in writing against or relating to the transactions contemplated by the Dutch Purchase Agreement.

                    (f) Ownership of FM-U.K., FM-Spain and FM-Sweden. The Disclosure Schedule sets forth the authorized, issued and outstanding capital stock of FM-Sweden, FM-U.K. and FM-Spain, the ownership thereof and any Encumbrance thereon. Except as set forth on the Disclosure Schedule, (i) there are no securities of either of FM-U.K., FM-Sweden or FM-Spain convertible into or exchangeable or exercisable for shares of its capital stock, (ii) there are no bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which FM-U.K., FM-Sweden or FM-Spain's shareholders may vote, (iii) there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which FM-U.K., FM-Sweden or FM-Spain is bound to issue, repurchase or otherwise acquire or retire any of its securities and, there are no voting agreements, voting trusts, buy-sell agreements, options or rights or obligations relating to the shareholders or the securities of FM-U.K., FM-Sweden or FM-Spain.

                    (g) Corporate Records. The minute books of each of FM-U.K., FM-Spain and FM-Sweden contain a complete and accurate record of all material meetings and actions of shareholders and directors of such corporation, and of any executive committee or other committee of the shareholders or board of directors of such corporation. The stock record book of each of FM-U.K., FM-Spain and FM-Sweden is complete and accurate and contains a complete and accurate record of all share transactions for such corporation from the date of its incorporation. The minute books and stock record books (or partnership equivalents) of FM-Europe and all FMLP Operating Entities other than FM-U.K., FM-Spain and FM-Sweden have been made available to Buyer for its review and contain a complete and accurate record of all material meetings of shareholders, directors, partners, members or other appropriate governing bodies, as the case may be.

                    (h)  [Intentionally Deleted]

                    (i)  Tax Matters.

                         (i) Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, (A) each FMLP Operating Entity has filed all Tax Returns that it was required to file, (B) all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been withheld, (C) all such Tax Returns were correct and complete in all material respects, (D) all Taxes required to have been paid by any FMLP Operating Entity (whether or not shown on any Tax Return) have been paid, (E) no FMLP Operating Entity is currently the beneficiary of any extension of time within which to file any Tax Return and (F) no claim has been made within the last five (5) years by any Governmental Authority in a jurisdiction where any FMLP Operating Entity does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances (other than Permitted Encumbrances) on any of the Dutch Purchased Assets, the FM-U.K. Shares, FM-Spain Shares and FM-Sweden Shares that arose in connection with any failure (or alleged failure) to pay any Tax.

                         (ii) To the knowledge of FMLP, no Governmental Authority will assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any FMLP Operating Entity either (A) claimed or raised by any Governmental Authority in writing or (B) as to which FMLP has knowledge based upon personal contact with any agent of such authority. The Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any FMLP Operating Entity for taxable periods ended on or after December 31, 1992, indicates those Tax Returns which have been audited, and indicates those Tax Returns that currently are the subject of audit. FMLP has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any FMLP Operating Entity for taxable periods ended on or after December 31, 1992.

                    (j) Real Property. The Disclosure Schedule contains a true, complete and correct list of the Real Property now or in the past owned or used by any FMLP Operating Entity for manufacturing. Except as set forth on the Disclosure Schedule, (i) FM-Europe and each FMLP Operating Entity has title to the Current Real Property owned by such FMLP Operating Entity, (ii) each FMLP Operating Entity enjoys peaceful and undisturbed possession of the Current Real Property leased by such FMLP Operating Entity, (iii) no interest of FM-Europe or any FMLP Operating Entity in the Current Real Property is subject to any commitment for sale or use by any Person other than such FMLP Operating Entity, (iv) no interest of FM-Europe or any FMLP Operating Entity in the Current Real Property is subject to any Encumbrances (other than Permitted Encumbrances), which in any material respect interfere with or impair the value, transferability or present and continued use thereof in the usual and normal conduct of the Business, (v) no labor has been performed or material furnished on behalf of or at the request of any FMLP Operating Entity for the Current Real Property for which a mechanic's or materialman's lien or liens, or any other lien, has been claimed by any Person on any FMLP Operating Entity's interest in the Current Real Property, except to the extent that the liability relating thereto is reflected on the Closing Date Financial Report, (vi) the Current Real Property, and each user thereof, is in compliance in all material respects with all applicable Governmental Requirements and (vii) no material default or breach exists with respect to any Encumbrance affecting any FMLP Operating Entity's interest in the Current Real Property. There are no condemnation or eminent domain proceedings pending or, to the knowledge of FMLP, contemplated or threatened against FM-Europe or any FMLP Operating Entity's interest in the Current Real Property or any part thereof, and no FMLP Operating Entity knows of any desire of any Governmental Authority to take or use any FMLP Operating Entity's interest in the Current Real Property or any part thereof. Except as set forth on the Disclosure Schedule, there are no existing or, to the knowledge of FMLP, contemplated or threatened general or special assessments against FM-Europe's or any FMLP Operating Entity's interest in the Current Real Property or any portion thereof. FMLP does not have any knowledge of any pending or threatened Proceeding before any Governmental Authority which relates to the ownership, maintenance, use or operation of FM-Europe's or any FMLP Operating Entity's interest in the Current Real Property (other than periodic general reassessments, which reassessments, if any, are set forth on the Disclosure Schedule). Except as set forth in the Disclosure Schedule, to the knowledge of FMLP, the buildings and improvements on the Current Real Property (including, without limitation, the heating, air conditioning, mechanical, electrical and other systems used in connection therewith) are in a reasonable state of repair, have been well maintained and are free from infestation by termites, other wood destroying insects, vermin and other pests. Except as set forth on the Disclosure Schedule, there are no repairs or replacements exceeding $100,000 in the aggregate for all Current Real Property or $25,000 for any single repair or replacement which are currently contemplated by any FMLP Operating Entity.

                    (k) Tangible Personal Property. FMLP has delivered to Buyer a list of each item of Tangible Personal Property owned by any FMLP Operating Entity having a value in excess of $5,000, and a list each item of Tangible Personal Property leased by any FMLP Operating Entity (other than individual leases of office equipment having an annual rental of less than $5,000). No FMLP Operating Entity is a party to any lease for Tangible Personal Property which is required to be capitalized under GAAP. There is no tangible personal property used in the operation of the Business other than the Tangible Personal Property. Except as set forth on the Disclosure Schedule, the Tangible Personal Property owned by FM-Europe or each FMLP Operating Entity is free and clear of any Encumbrances (other than Permitted Encumbrances). Except as set forth on the Disclosure Schedule, all of the Tangible Personal Property is located at the Current Real Property and there is no tangible personal property located at the Current Real Property which is not owned or leased by any FMLP Operating Entity. Except as set forth in the Disclosure Schedule, to the knowledge of FMLP, the Tangible Personal Property is, taken as a whole, in reasonable working order andadequate for its intended use, ordinary wear and tear and normal repairs and replacements excepted. Except as disclosed on the Disclosure Schedule, there are no repairs or replacements exceeding $50,000 in the aggregate for all Tangible Personal Property or $10,000 for any single item of Tangible Personal Property which are currently contemplated by any FMLP Operating Entity.

                    (l)  Intellectual Property.

                         (i)  Except as set forth on the Disclosure Schedule,
          (A) there is no intellectual property used in the Business other than the Intellectual Property, (B) each item of Intellectual Property owned or used by FM-Europe or any FMLP Operating Entity immediately prior to the Closing Date will be owned or available for use by Buyer on substantially similar terms and conditions immediately subsequent to the Closing Date and (C) to the knowledge of FMLP, each FMLP Operating Entity has taken reasonable commercial actions to maintain and protect each item of material Intellectual Property in the Business.

                         (ii) Except as set forth on the Disclosure Schedule,
          (A) no FMLP Operating Entity has during the last five (5) years interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties, and no FMLP Operating Entity has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that any FMLP Operating Entity must license or refrain from using any intangible property rights of any third party) which has not been resolved and
          (B) to the knowledge of FMLP, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any of the Intellectual Property.

                         (iii) The Disclosure Schedule identifies each patent or registration which has been issued to any FMLP Operating Entity with respect to any of the Intellectual Property, identifies each pending patent application or application for registration which any FMLP Operating Entity has made with respect to any of the Intellectual Property, and identifies each license or other agreement which any FMLP Operating Entity has granted to any third party with respect to any of the Intellectual Property. FMLP has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The Disclosure Schedule also identifies each trade name or unregistered trademark having a value used by any FMLP Operating Entity in connection with the Business. Except as set forth on the Disclosure Schedule, with respect to each item of Intellectual Property required to be identified in the Disclosure Schedule: (A) each FMLP Operating Entity possesses all right, title and interest in and to the item, free and clear of any Encumbrances (other than Permitted Encumbrances) or licenses, (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, (C) no Proceeding is pending or, to the knowledge of FMLP, threatened which challenges the legality, validity, enforceability, use or ownership of the item and (D) other than routine indemnities given to distributors, sales representatives, dealers and customers, no FMLP Operating Entity has any current obligations to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                         (iv) The Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any FMLP Operating Entity uses pursuant to license, sublicense or agreement, other than off-the-shelf computer software subject to shrinkwrap licenses. FMLP has delivered to Buyer correct and complete copies of all such licenses, sublicenses and other agreements (as amended to date). Except as set forth on the Disclosure Schedule, with respect to each item of Intellectual Property required to be identified in the Disclosure Schedule: (A) the license, sublicense or other agreement covering the item is enforceable, except as may be limited by Enforceability Limitations, (B) to the knowledge of FMLP, following the Closing, the license, sublicense or other agreement will continue to be enforceable on substantially similar terms and conditions, except as may be limited by Enforceability Limitations,
          (C) no FMLP Operating Entity nor, to the knowledge of FMLP, any other party to the license, sublicense or other agreement is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit early termination, modification or acceleration thereunder, (D) no FMLP Operating Entity nor, to the knowledge of FMLP, any other party to the license, sublicense or other agreement has repudiated any provision thereof, (E) to the knowledge of FMLP, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge, (F) to the knowledge of FMLP, no Proceeding is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property and (G) no FMLP Operating Entity has granted any sublicense or similar right with respect to the license, sublicense or other agreement.


                         (v) Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, Buyer's use of the Intellectual Property will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intangible property rights of third parties as a result of the continued operation of the Business as presently conducted and as presently proposed to be conducted.

                    (m) Compliance with Laws; Permits. Except as set forth on the Disclosure Schedule, the conduct of the Business is in compliance in all material respects with all applicable Governmental Requirements. No FMLP Operating Entity has received any notice to the effect that, or otherwise been advised that, such FMLP Operating Entity is not in compliance in all material respects with any applicable Governmental Requirement and, to the knowledge of FMLP, there are no presently existing facts, circumstances or events which, with notice or lapse of time, would result in material violations of any applicableGovernmental Requirement. The Disclosure Schedule identifies all material Permits issued to any FMLP Operating Entity and currently in effect. Except as set forth on the Disclosure Schedule, the Permits constitute all permits, consents, licenses, franchises, authorizations and approvals used in the operation of and necessary to conduct the Business. All of the Permits are valid and in full force and effect, no violations have been experienced, noted or recorded and no violations are expected, and no Proceeding is pending or, to the knowledge of FMLP, threatened to revoke or limit any of the Permits.

                    (n) Litigation. Except as set forth on the Disclosure Schedule, there is no Proceeding pending or, to the knowledge of FMLP, currently threatened against or relating to any FMLP Operating Entity, its partners, shareholders, directors, officers or employees, or its properties, assets or business relating to the Business.

                    (o) Labor Matters. The Disclosure Schedule contains an accurate and complete list of agreements, arrangements and understandings, written or oral, with all employees and directors of FM-Holland with a current annual compensation in excess of NLG 83,000 that are being transferred to Buyer by virtue of Article 1639aa of the Dutch Civil Code, including accurate and complete details of their compensation. All obligations towards all employees that are being transferred to Buyer, including but not limited to accrued salaries, bonuses, vacation pay or any other accrued or deferred compensation and benefits, which are due on the Closing Date have been paid. Except as set forth on the Disclosure Schedule, (i) no FMLP Operating Entity has any obligations under any written or oral labor agreement, collective bargaining agreement or other agreement with any labor organization or employee group, (ii) no FMLP Operating Entity is currently engaged in any unfair labor practice and there is no unfair labor practice charge or other employee related or employment related complaint against such FMLP Operating Entity pending, or to the knowledge or FMLP, threatened before any Governmental Authority, (iii) there is currently no labor strike, labor disturbance, slow down, work stoppage or other material labor dispute or arbitration pending or, to the knowledge of FMLP, threatened against any FMLP Operating Entity and no material grievance currently being asserted, (iv) no FMLP Operating Entity has experienced a labor strike, labor disturbance, slowdown, work stoppage or other material labor dispute at any time during the three years immediately preceding the date of the Dutch Purchase Agreement and (v) there is, to the knowledge of FMLP, no organizational campaign being conducted or contemplated and there is no pending or, to the knowledge of FMLP, threatened petition before any Governmental Authority or other dispute as to the representation of any employees of any FMLP Operating Entity. Except as disclosed on the Disclosure Schedule, each FMLP Operating Entity has complied in all material respects with all applicable Governmental Requirements relating to any of its employees or consultants and no FMLP Operating Entity has received within the past three (3) years any written notice or failure to comply with any such Governmental Requirements which has not been rectified.


                    (p) Employee Benefit Plans. The Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans. Except as set forth on the Disclosure Schedule, with respect to each Employee Benefit Plan:

                    (i) Such Employee Benefit Plan complies in form and operation in all material respects with all applicable laws and regulations, including but not limited to the Dutch Pension and Savings Fund Act ("Pensioen en Spaarfondsenwet");

                    (ii) All contributions (including all employer contributions and employee salary reduction contributions) which are due, have been paid towards each Employee Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been adequately accrued for and in accordance with past customs. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to the Employee Benefit Plans.

                    (q) Transactions with Certain Persons. Except as set forth on the Disclosure Schedule or as otherwise disclosed in the Dutch Purchase Agreement, to the knowledge of FMLP, (i) no Related Person is presently or at any time during the past one (1) year has been a party to any transaction not on an arm's-length basis with any FMLP Operating Entity including, without limitation, any contract, agreement or other arrangement (A) providing for the furnishing of services to or by, (B) providing for the rental or sale of real or personal property to or from or (C) otherwise requiring payments annually to or from (other than for services as officers or employees of any FMLP Operating Entity), such Related Person and (ii) no partner, shareholder, director, officer or employee of any FMLP Operating Entity is related to any other partner, shareholder, director, officer or employee of any FMLP Operating Entity by blood or marriage. Except as set forth on the Disclosure Schedule, there is no outstanding amount in excess of $500 owing (including, without limitation, pursuant to any advance, note or other indebtedness instrument) from any FMLP Operating Entity to any Related Person identified on the Disclosure Schedule or from any Related Person identified on the Disclosure Schedule to any FMLP Operating Entity.

                    (r) Insurance. The Disclosure Schedule contains a complete and accurate list of all current policies or binders of Insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles and a general description of the type of coverage provided and policy exclusions) maintained by any FMLP Operating Entity and relating to such FMLP Operating Entity's properties, assets and personnel. Except as set forth on the Disclosure Schedule, all of the Insurance is "occurrence" based insurance. The Insurance is in full force and effect and sufficient for compliance in all material respects with all requirements of applicable law and of all contracts to which any FMLP Operating Entity is a party. No FMLP Operating Entity is in material default under any of the Insurance, and no FMLP Operating Entity has failed to give any notice or to present any claim under any of the Insurance in a due and timely manner. No notice of cancellation, termination, reduction in coverage or increase in premium (other than reductions in coverage or increases in premiums in the ordinary course) has been received with respect to any of the Insurance, and all premiums with respect to any of the Insurance have been timely paid. No FMLP Operating Entity has experienced claims in excess of current coverage of the Insurance. Except as disclosed on the Disclosure Schedule, there will be no retrospective insurance premiums or charges on or with respect to any of the Insurance for any period or occurrence through the Closing Date.

                    (s) Inventory. Except as set forth on the Disclosure Schedule, (i) all of the Inventory is owned by FM-Europe or each FMLP Operating Entity free and clear of any Encumbrances (other than Permitted Encumbrances) and is located at the Current Real Property,
          (ii) none of the Inventory is on consignment, (iii) the Inventory as reflected in the Financial Statements and Interim Financial Statements has been valued at the lower of cost (on a first-in, first-out basis) or market value in a manner consistent with past practices and procedures (including, without limitation, the method of computing overhead and other indirect expenses to be applied to inventory) and in accordance with GAAP and (iv) all inventory located at the Current Real Property is owned by the FMLP Operating Entities and is not held by the FMLP Operating Entities (on consignment or otherwise) for or on behalf of any other Person.

                    (t) Accounts Receivable. All of the Accounts Receivable of each FMLP Operating Entity are bona fide receivables, are reflected on the books and records of each FMLP Operating Entity and arose in the ordinary course of the Business.

                    (u) Material Contracts. The Disclosure Schedule contains a true and correct list or description of the Material Contracts. True and correct copies of the Material Contracts have been delivered to Buyer. Each of the Material Contracts is enforceable against each FMLP Operating Entity and, to the knowledge FMLP, each other party thereto, in accordance with its terms, except as such enforcement may be limited by Enforceability Limitations. No FMLP Operating Entity nor, to the knowledge of FMLP, any other party to any Material Contract, is in material default thereunder or in material breach thereof, and no FMLP Operating Entity has during the past two (2) years obtained or granted any material waiver of or under any provision of any Material Contract except for routine waivers granted or sought in the ordinary course of the Business. To the knowledge of FMLP, there exists no event, occurrence, condition or act which constitutes or, with the giving of notice, the lapse of time or the happening of any future event or condition, would become a material default by any FMLP Operating Entity or, to the knowledge of FMLP, any other party under any Material Contracts. FMLP does not know of a threatened default under any Material Contracts.

                    (v) Suppliers and Customers. The Disclosure Schedule contain a list of the ten (10) largest suppliers and ten (10) largest customers of the Business for calendar-year 1995. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, none of the suppliers or customers set forth on the Disclosure Schedule has informed any FMLP Operating Entity that it intends to terminate its relationship with any FMLP Operating Entity, and FMLP is not aware of any such supplier or customer that intends to terminate such relationship or of any material problem or dispute with any such supplier or customer. Each FMLP Operating Entity believes that it has good business relationships with each such supplier and customer. FMLP does not believe that the consummation of a sale of the Business will or is likely to disrupt the existing relationships with any such supplier or customer in any material respect.

                    (w) Business Records. No material records of accounts, personnel records and other business records for the past five (5) years relating to the Business have been destroyed and all such records are available upon request, subject to applicable Governmental Requirements and/or contractual prohibitions or limitations.

                    (x) Bank Accounts. The Disclosure Schedule contains a true, complete and correct list of all bank accounts and safe deposit boxes maintained by any FMLP Operating Entity and all persons entitled to draw thereon, to withdraw therefrom or with access thereto and a description of all lock box arrangements for any FMLP Operating Entity.

                    (y) Environmental Matters. Except as set forth on the Disclosure Schedule, each FMLP Operating Entity and its assets, properties and operations are now and at all times prior to the Closing Date have been in compliance in all material respects with all applicable Environmental Laws. Except as set forth on the Disclosure Schedule, each Predecessor of each FMLP Operating Entity and its assets, properties and operations were in compliance in all material respects with all applicable Environmental Laws. Except as set forth on the Disclosure Schedule, and except in compliance with Environmental Laws, there has been and is no Release or threatened Release of any Hazardous Substance at, on, under, in, to or from any of the Real Property, whether as a result of the operations and activities at the Real Property or otherwise. Except as set forth on the Disclosure Schedule, no FMLP Operating Entity nor any Predecessor of any FMLP Operating Entity has received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property or otherwise, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed of or otherwise handled at or transported from the Real Property or otherwise. Except as set forth on the Disclosure Schedule, no FMLP Operating Entity nor any Predecessor has received any notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Hazardous Substances at, on, under, in, to or from the Real Property or in connection with any operations or activities thereat, or at, on, under, in, to or from any other property.
          Neither the Real Property nor any operations or activities thereat is or has been subject to any judicial or administrative proceeding, order, consent, agreement or any lien relating to any applicable Environmental Laws or Environmental Claims. Except as set forth on the Disclosure Schedule, there are no underground storage tanks presently located at the Current Real Property and there have been no releases of any Hazardous Substances from any underground storage tanks or related piping at the Current Real Property. Except as set forth on the Disclosure Schedule, there are no PCBs located at, on, under or in the Current Real Property. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, there is no asbestos or asbestos-containing material located at, on, under or in the Current Real Property.

                    (z) Absence of Certain Changes. Except as set forth on the Disclosure Schedule, since December 31, 1995 there has not been:

                         (i) any material adverse change in the Business, financial condition or operations of the FMLP Operating Entities conducting the Business taken as a whole.

                         (ii) any increase in the compensation of or granting of bonuses payable or to become payable by any FMLP Operating Entity to any officer or employee whose 1995 calendar-year compensation (base salary plus bonus) exceeded $50,000, other than annual increases or bonuses consistent with any FMLP Operating Entity's past practices and not exceeding, for any such officer or employee, four percent (4%) of such officer's or employee's 1995 calendar-year compensation;

                         (iii) any sale or transfer by any FMLP Operating Entity of any tangible or intangible asset having a value greater than $5,000, any mortgage or pledge or creation of any Encumbrance relating to any such asset, any lease of real property or equipment, or any cancellation of any debt or claim, except in the ordinary course of business;

                         (iv) any other material transaction not in the ordinary course of the Business or not otherwise consistent with any FMLP Operating Entity's past practices involving consideration in excess of $50,000; or

                         (v) any material change in accounting methods or principles.

                    (aa) No Brokers. Except for FMLP's arrangement with Dean Witter Reynolds, Inc., no FMLP Operating Entity has entered into any agreement, arrangement or understanding with any Person which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by the Dutch Purchase Agreement.

                    (ab) Absence of Certain Payments. To the knowledge of FMLP, no FMLP Operating Entity, nor any other Person owned or controlled by FMLP, nor any of their respective partners, shareholders, directors, officers, employees or agents, or other people acting on behalf of any of them, have with respect to the Business (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation or decree, directive or order of any Governmental Authority or (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to officials of any Governmental Authority. To the knowledge of FMLP, no FMLP Operating Entity, nor any Person owned or controlled by FMLP, nor any of their partners, shareholders, directors, officers, employees or agents, or other Persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

                       (ac) Products; Product Warranties.

                         (i) A form of each product warranty relating to products manufactured or sold by any FMLP Operating Entity at any time during the two-year period preceding the date of the Dutch Purchase Agreement is attached to or set forth on the Disclosure Schedule.

                         (ii) The Disclosure Schedule sets forth a true and complete list of (A) all products manufactured, marketed or sold by any FMLP Operating Entity that have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past three
          (3) years (for purposes of this paragraph, a product shall have been recalled or withdrawn if all or a substantial number of products in a product line were recalled or withdrawn) and (B) all Proceedings (whether completed or pending) at any time during the past five three
          (3) years seeking the recall, withdrawal, suspension or seizure of any product sold by any FMLP Operating Entity.

                         (iii) Except as set forth on the Disclosure Schedule, FMLP is not aware of any defect in design, materials, manufacture or otherwise in any products manufactured, distributed or sold by any FMLP Operating Entity during the past five (5) years or any defect in repair to any such products which could give rise to any claims in excess of historical warranty expenses; provided, however, that for purposes of this paragraph improvements made to products in the ordinary course of business shall not be interpreted as an indication of the existence of any defects.

                         (iv) The Disclosure Schedule sets forth on a year-by-year basis, a true and complete list of all warranty expenses and all other unreimbursed repair, maintenance and replacement expenses incurred by any FMLP Operating Entity after January 1, 1993.

                         (v) Except as provided in any of the standard product warranties described in paragraph (i) of this Section and as otherwise set forth on the Disclosure Schedule, no FMLP Operating Entity has sold any products or services which are subject to an extended warranty of such FMLP Operating Entity beyond 24 months and which warranty has not yet expired.

                    (ad) Neither FM-Holland nor FM-Europe has been declared bankrupt ("failliet") and no action or request is pending to declare any of them bankrupt. Neither FM-Holland nor FM-Europe has been filed or been granted moratorium of payment ("surseance van betaling")

                                SCHEDULE 4.3

               REPRESENTATIONS AND WARRANTIES RELATING TO THE
                             AUSTRALIAN BUSINESS



                    (a) Organization, Subsistence and Authority of FMLP Operating Entities to Conduct Business. Each FMLP Operating Entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Disclosure Schedule sets forth the jurisdiction of organization of each FMLP Operating Entity and each jurisdiction where any FMLP Operating Entity is qualified to do business. Each FMLP Operating Entity is duly qualified to do business in, and is in good standing under the laws of, each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of the Business. Each FMLP Operating Entity has full partnership or corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Except as set forth on the Disclosure Schedule, no FMLP Operating Entity has any stock or equity interest in any corporation, firm or any other Person.

                    (b) Power and Authority; Authorization; Binding Effect. FM-International and each FMLP Operating Entity which is a party to the Australian Purchase Agreement has all necessary power and authority and has taken all action necessary to authorize, execute and deliver the Australian Purchase Agreement, to consummate the transactions contemplated by the Australian Purchase Agreement, and to perform its obligations under the Australian Purchase Agreement. The General Partners are the only general partners of FMLP and each General Partner has all necessary power and authority and has taken all action necessary to execute and deliver the Australian Purchase Agreement. No consent or other action of the Limited Partners is required for FMLP to execute and deliver the Australian Purchase Agreement, to consummate the transactions contemplated by the Australian Purchase Agreement or to perform its obligations under the Australian Purchase Agreement. Copies of all resolutions of the board of directors of each General Partner with respect to the transactions contemplated by the Australian Purchase Agreement, certified by the Secretary or an Assistant Secretary of such General Partner, in form reasonably satisfactory to counsel for Buyer, have been delivered to Buyer. The Australian Purchase Agreement has been duly executed and delivered by FM-International and each FMLP Operating Entity which is a party thereto and constitutes a legal, valid and binding obligation of FM-International and each such FMLP Operating Entity enforceable against FM-International and each such FMLP Operating Entity in accordance with its terms, except as such enforcement may be limited by the Enforceability Limitations.


                    (c) No Conflict or Violation. The execution and delivery of the Australian Purchase Agreement, the consummation of the transactions contemplated by the Australian Purchase Agreement, and the fulfillment of the terms of the Australian Purchase Agreement, do not and will not result in or constitute (i) a violation of or conflict with any provision of the organizational or other governing documents of FM-International or any FMLP Operating

          Entity, (ii) except as set forth on the Disclosure Schedule, a breach of, a loss of rights under, or constitute an event, occurrence, condition or act which is or, with the giving of notice or the lapse of time, would become, a material default under, or result in the acceleration of any obligations under, any term or provision of, any Material Contract, Encumbrance or material Permit to which FM-International or any FMLP Operating Entity is a party, (iii) a material violation by FM-International or any FMLP Operating Entity of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to FM-International or any FMLP Operating Entity or (iv) an imposition of any Encumbrance (other than a Permitted Encumbrance) on the Australian Purchased Assets.

                    (d) Consents and Approvals. Except as set forth on the Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be made or obtained by FM-International or any FMLP Operating Entity in connection with the execution, delivery and performance of the Australian Purchase Agreement and the consummation of the transactions contemplated by the Australian Purchase Agreement.

                    (e) No Proceedings. There is no Proceeding pending or, to the knowledge of FMLP, threatened in writing against or relating to the transactions contemplated by the Australian Purchase Agreement.

                    (f)  [Intentionally Deleted]

                    (g)  [Intentionally Deleted]

                    (h)  [Intentionally Deleted]

                    (i)  Tax Matters.

                         (i) Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, (A) each FMLP Operating Entity has filed all Tax Returns that it was required to file, (B) all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been withheld, (C) all such Tax Returns were correct and complete in all material respects, (D) all Taxes required to have been paid by any FMLP Operating Entity (whether or not shown on any Tax Return) have been paid, (E) no FMLP Operating Entity is currently the beneficiary of any extension of time within which to file any Tax Return and (F) no claim has been made within the last five (5) years by any Governmental Authority in a jurisdiction where any FMLP Operating Entity does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances (other than Permitted Encumbrances) on any of the American Purchased Assets, the FM-Service Shares or the FM-Brazil Shares that arose in connection with any failure (or alleged failure) to pay any Tax.

                         (ii) To the knowledge of FMLP, no Governmental Authority will assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any FMLP Operating Entity either (A) claimed or raised by any Governmental Authority in writing or (B) as to which FMLP has knowledge based upon personal contact with any agent of such authority. The Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any FMLP Operating Entity for taxable periods ended on or after December 31, 1992, indicates those Tax Returns which have been audited, and indicates those Tax Returns that currently are the subject of audit. FMLP has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any FMLP Operating Entity for taxable periods ended on or after December 31, 1992.

                    (j) Real Property. The Disclosure Schedule contains a true, complete and correct list of the Real Property now or in the past owned or used by any FMLP Operating Entity for manufacturing. Except as set forth on the Disclosure Schedule, (i) FM-International or each FMLP Operating Entity has title to the Current Real Property owned by such FMLP Operating Entity, (ii) each FMLP Operating Entity enjoys peaceful and undisturbed possession of the Current Real Property leased by such FMLP Operating Entity, (iii) no interest of FM-International or any FMLP Operating Entity in the Current Real Property is subject to any commitment for sale or use by any Person other than such FMLP Operating Entity, (iv) no interest of FM-International or any FMLP Operating Entity in the Current Real Property is subject to any Encumbrances (other than Permitted Encumbrances), which in any material respect interfere with or impair the value, transferability or present and continued use thereof in the usual and normal conduct of the Business, (v) no labor has been performed or material furnished on behalf of or at the request of any FMLP Operating Entity for the Current Real Property for which a mechanic's or materialman's lien or liens, or any other lien, has been claimed by any Person on any FMLP Operating Entity's interest in the Current Real Property, except to the extent that the liability relating thereto is reflected on the Closing Date Financial Report,
          (vi) the Current Real Property, and each user thereof, is in compliance in all material respects with all applicable Governmental Requirements and (vii) no material default or breach exists with respect to any Encumbrance affecting any FMLP Operating Entity's interest in the Current Real Property. There are no condemnation or eminent domain proceedings pending or, to the knowledge of FMLP, contemplated or threatened against FM-International's or any FMLP Operating Entity's interest in the Current Real Property or any part thereof, and no FMLP Operating Entity knows of any desire of any Governmental Authority to take or use any FMLP Operating Entity's interest in the Current Real Property or any part thereof. Except as set forth on the Disclosure Schedule, there are no existing or, to the knowledge of FMLP, contemplated or threatened general or special assessments against FM-International's or any FMLP Operating Entity's interest in the Current Real Property or any portion thereof. FMLP does not have any knowledge of any pending or threatened Proceeding before any

             Governmental Authority which relates to the ownership, maintenance, use or operation of FM-Europe's or any FMLP Operating Entity's interest in the Current Real Property (other than periodic general reassessments, which reassessments, if any, are set forth on the Disclosure Schedule). Except as set forth in the Disclosure Schedule, to the knowledge of FMLP, the buildings and improvements on the Current Real Property (including, without limitation, the heating, air conditioning, mechanical, electrical and other systems used in connection therewith) are in a reasonable state of repair, have been well maintained and are free from infestation by termites, other wood destroying insects, vermin and other pests. Except as set forth on the Disclosure Schedule, there are no repairs or replacements exceeding $100,000 in the aggregate for all Current Real Property or $25,000 for any single repair or replacement which are currently contemplated by any FMLP Operating Entity.

                    (k) Tangible Personal Property. FMLP has delivered to Buyer a list of each item of Tangible Personal Property owned by any FMLP Operating Entity having a value in excess of $5,000, and a list each item of Tangible Personal Property leased by any FMLP Operating Entity (other than individual leases of office equipment having an annual rental of less than $5,000). Except as set forth on the Disclosure Schedule, no FMLP Operating Entity is a party to any lease for Tangible Personal Property which is required to be capitalized under GAAP. There is no tangible personal property used in the operation of the Business other than the Tangible Personal Property. Except as set forth on the Disclosure Schedule, the Tangible Personal Property owned by each FMLP Operating Entity is free and clear of any Encumbrances (other than Permitted Encumbrances). Except as set forth on the Disclosure Schedule, all of the Tangible Personal Property is located at the Current Real Property and there is no tangible personal property located at the Current Real Property which is not owned or leased by any FMLP Operating Entity. Except as set forth in the Disclosure Schedule, to the knowledge of FMLP, the Tangible Personal Property is, taken as a whole, in reasonable working order and adequate for its intended use, ordinary wear and tear and normal repairs and replacements excepted. Except as disclosed on the Disclosure Schedule, there are no repairs or replacements exceeding $50,000 in the aggregate for all Tangible Personal Property or $10,000 for any single item of Tangible Personal Property which are currently contemplated by any FMLP Operating Entity.

                    (l)  Intellectual Property.

                         (i)  Except as set forth on the Disclosure Schedule,
          (A) there is no intellectual property used in the Business other than the Intellectual Property, (B) each item of Intellectual Property owned or used by FM-Europe or any FMLP Operating Entity immediately prior to the Closing Date will be owned or available for use by Buyer on substantially similar terms and conditions immediately subsequent to the Closing Date and (C) to the knowledge of FMLP, each FMLP Operating Entity has taken reasonable commercial actions to maintain and protect each item of material Intellectual Property in the Business.

                         (ii) Except as set forth on the Disclosure Schedule,
          (A) no FMLP Operating Entity has during the last five (5) years interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties, and no FMLP Operating Entity has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that any FMLP Operating Entity must license or refrain from using any intangible property rights of any third party) which has not been resolved and
          (B) to the knowledge of FMLP, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any of the Intellectual Property.

                         (iii) The Disclosure Schedule identifies each patent or registration which has been issued to any FMLP Operating Entity with respect to any of the Intellectual Property, identifies each pending patent application or application for registration which any FMLP Operating Entity has made with respect to any of the Intellectual Property, and identifies each license or other agreement which any FMLP Operating Entity has granted to any third party with respect to any of the Intellectual Property. FMLP has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The Disclosure Schedule also identifies each trade name or unregistered trademark having a value used by any FMLP Operating Entity in connection with the Business. Except as set forth on the Disclosure Schedule, with respect to each item of Intellectual Property required to be identified in the Disclosure Schedule: (A) each FMLP Operating Entity possesses all right, title and interest in and to the item, free and clear of any Encumbrances (other than Permitted Encumbrances) or licenses, (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, (C) no Proceeding is pending or, to the knowledge of FMLP, threatened which challenges the legality, validity, enforceability, use or ownership of the item and (D) other than routine indemnities given to distributors, sales representatives, dealers and customers, no FMLP Operating Entity has any current obligations to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                         (iv) The Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any FMLP Operating Entity uses pursuant to license, sublicense or agreement, other than off-the-shelf computer software subject to shrinkwrap licenses. FMLP has delivered to Buyer correct and complete copies of all such licenses, sublicenses and other agreements (as amended to date). Except as set forth on the Disclosure Schedule, with respect to each item of Intellectual Property required to be identified in the Disclosure Schedule: (A) the license, sublicense or other agreement covering the item is enforceable, except as may be limited by Enforceability Limitations,
          (B) to the knowledge of FMLP, following the Closing, the license, sublicense or other agreement will continue to be enforceable on substantially similar terms and conditions, except as may be limited by Enforceability Limitations, (C) no FMLP Operating Entity nor, to the knowledge of FMLP, any other party to the license, sublicense or other agreement is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit early termination, modification or acceleration thereunder, (D) no FMLP Operating Entity nor, to the knowledge of FMLP, any other party to the license, sublicense or other agreement has repudiated any provision thereof, (E) to the knowledge of FMLP, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge, (F) to the knowledge of FMLP, no Proceeding is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property and (G) no FMLP Operating Entity has granted any sublicense or similar right with respect to the license, sublicense or other agreement.

                         (v) Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, Buyer's use of the Intellectual Property will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intangible property rights of third parties as a result of the continued operation of the Business as presently conducted and as presently proposed to be conducted.

                    (m) Compliance with Laws; Permits. Except as set forth on the Disclosure Schedule, the conduct of the Business is in compliance in all material respects with all applicable Governmental Requirements. No FMLP Operating Entity has received any notice to the effect that, or otherwise been advised that, such FMLP Operating Entity is not in compliance in all material respects with any applicable Governmental Requirement and, to the knowledge of FMLP, there are no presently existing facts, circumstances or events which, with notice or lapse of time, would result in material violations of any applicable Governmental Requirement. The Disclosure Schedule identifies all material Permits issued to any FMLP Operating Entity and currently in effect. Except as set forth on the Disclosure Schedule, the Permits constitute all permits, consents, licenses, franchises, authorizations and approvals used in the operation of and necessary to conduct the Business. All of the Permits are valid and in full force and effect, no violations have been experienced, noted or recorded and no violations are expected, and no Proceeding is pending or, to the knowledge of FMLP, threatened to revoke or limit any of the Permits.

                    (n) Litigation. Except as set forth on the Disclosure Schedule, there is no Proceeding pending or, to the knowledge of FMLP, currently threatened against or relating to any FMLP
          Operating Entity, its partners, shareholders, directors, officers or employees, or its properties, assets or business relating to the Business.

                    (o)  Employment Matters

                         (i) Employees Generally. The Disclosure Schedule sets out true and accurate details as at the date of this Agreement of: (A) the names, job description, dates of birth and dates of commencement of employment of all employees; (B) all remuneration payable, including any allowance, bonus and commission entitlement and any other benefits provided or which FM-Australia is bound to provide (whether now or in the future) to the employees; (C) particulars of accrued long service leave, annual leave and sick leave and rostered days off with respect to the employees; and (D) particulars of any redundancy or severance pay owing as at the estimated Closing Date.

                         (ii) Material Employment Terms. Except as set forth on the Disclosure Schedule, FM-Australia does not have any: (A) existing service or other agreements with any employee which cannot be fairly terminated by 3 calendar months' notice or less without giving rise to any claim for damages or compensation; (B) schemes or arrangements for the payment of bonuses to employees; (C) share option or share incentive or similar schemes for any employees; (D) arrangement to pay moneys to any employee other than in respect of remuneration or emoluments of employment; (E) liability for compensation to ex-employees; (F) obligation to reinstate ex-employees; (G) knowledge of grounds for dismissal of any employee;
          (H) policy, practice or obligation regarding redundancy payments to employees which is more generous than the applicable award(s) or legislation; or (I) industrial agreement or enterprise agreement (whether registered or not) or plans to introduce any such agreement that applies to any employee.

                         (iii) Consultants, etc.. No person has any agreement, arrangement or understanding with the FM-Australia pursuant to which that person acts as a consultant or independent contractor or in a similar capacity for the Australian Business whether on a full time or a part time or retainer basis or otherwise.

                         (iv) Superannuation And Other Relevant Schemes.
          Except as set forth on the Disclosure Schedule, FM-Australia does not have any accrued liability, unfunded or contingent obligations with respect to any superannuation, retirement benefit schemes or other pension schemes or arrangements and there are no employment benefit plans, program or arrangements such as medical, dental or life insurance to which FM-Australia is a party or makes available or procures for its employees or former employees ("Relevant Scheme"). Except as set forth on the Disclosure Schedule, FM-Australia has made all occupational superannuation contributions required under any award or prescribed industrial agreement in respect of any employees and satisfied all applicable laws. Except as set forth on the Disclosure Schedule, each Relevant Scheme has at all times been administered in accordance with the relevant rules and/or trust document and (in the case of superannuation schemes) in accordance with all requirements which from time to time have needed to be satisfied in order for the Relevant Scheme to qualify for the maximum income tax concessions available to superannuation funds. Except as set forth on the isclosure Schedule, FM-Australia has provided at least the minimum level of superannuation support as prescribed by the

          Superannuation Guarantee (Administration) Act 1992 in respect of each employee and there is no superannuation guarantee charge or liability accrued or payable in respect of employees.

                         (v) Agreements with Trade Unions. Except as set forth on the Disclosure Schedule, FM-Australia is not a party to any agreement, arrangement or understanding with any trade union or employees organization of any kind, relating to the Australian Business or the employees of the Australian Business.

                         (vi) Industrial Disputes. There is no existing, threatened or pending industrial dispute or pay claim involving the Australian Business or any employees of the Australian Business and there are no facts or circumstances known to FM- Australia which are likely to result in such an industrial dispute or pay claim.

                         (vii) Unions/Awards. Except as set forth on the Disclosure Schedule, the employees of the Australian Business are not members of any union or subject to any industrial award or determination.

                         (viii) No Breach of Awards. FM-Australia has never breached and is not in breach of any industrial award or determination applicable to its employees.

                    (p)  [Intentionally Deleted]

                    (q) Transactions with Certain Persons. Except as set forth on the Disclosure Schedule or as otherwise disclosed in the Australian Purchase Agreement, to the knowledge of FMLP, (i) no Related Person is presently or at any time during the past one (1) year has been a party to any transaction not on an arm's-length basis with any FMLP Operating Entity including, without limitation, any contract, agreement or other arrangement (A) providing for the furnishing of services to or by, (B) providing for the rental or sale of real or personal property to or from or (C) otherwise requiring payments annually to or from (other than for services as officers or employees of any FMLP Operating Entity), such Related Person and (ii) no partner, shareholder, director, officer or employee of any FMLP Operating Entity is related to any other partner, shareholder, director, officer or employee of any FMLP Operating Entity by blood or marriage. Except as set forth on the Disclosure Schedule, there is no outstanding amount in excess of $500 owing (including, without limitation, pursuant to any advance, note or other indebtedness instrument) from any FMLP Operating Entity to any Related Person identified on the Disclosure Schedule or from any Related Person identified on the Disclosure Schedule to any FMLP Operating Entity.

                    (r) Insurance. The Disclosure Schedule contains a complete and accurate list of all current policies or binders of Insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles and a general description of the type of coverage provided and policy exclusions) maintained by any FMLP Operating Entity and relating to such FMLP Operating Entity's properties, assets and personnel.
          Except as set forth on the Disclosure Schedule, all of the Insurance is "occurrence" based insurance. The Insurance is in full force and effect and sufficient for compliance in all material respects with all requirements of applicable law and of all contracts to which any FMLP Operating Entity is a party. No FMLP Operating Entity is in material default under any of the Insurance, and no FMLP Operating Entity has failed to give any notice or to present any claim under any of the Insurance in a due and timely manner. No notice of cancellation, termination, reduction in coverage or increase in premium (other than reductions in coverage or increases in premiums in the ordinary course) has been received with respect to any of the Insurance, and all premiums with respect to any of the Insurance have been timely paid. No FMLP Operating Entity has experienced claims in excess of current coverage of the Insurance. Except as disclosed on the Disclosure Schedule, there will be no retrospective insurance premiums or charges on or with respect to any of the Insurance for any period or occurrence through the Closing Date.

                    (s) Inventory. Except as set forth on the Disclosure Schedule, (i) all of the Inventory is owned by each FMLP Operating Entity free and clear of any Encumbrances (other than Permitted Encumbrances) and is located at the Current Real Property, (ii) none of the Inventory is on consignment, (iii) the Inventory as reflected in the Financial Statements and Interim Financial Statements has been valued at the lower of cost (on a first-in, first-out basis) or market value in a manner consistent with past practices and procedures (including, without limitation, the method of computing overhead and other indirect expenses to be applied to inventory) and in accordance with GAAP and (iv) all inventory located at the Current Real Property is owned by the FMLP Operating Entities and is not held by the FMLP Operating Entities (on consignment or otherwise) for or on behalf of any other Person.

                    (t) Accounts Receivable. All of the Accounts Receivable of each FMLP Operating Entity are bona fide receivables, are reflected on the books and records of each FMLP Operating Entity and arose in the ordinary course of the Business.

                    (u) Material Contracts. The Disclosure Schedule contains a true and correct list or description of the Material Contracts. True and correct copies of the Material Contracts have been delivered to Buyer. Each of the Material Contracts is enforceable against each FMLP Operating Entity and, to the knowledge FMLP, each other party thereto, in accordance with its terms, except as such enforcement may be limited by Enforceability Limitations. No FMLP Operating Entity nor, to the knowledge of FMLP, any other party to any Material Contract, is in material default thereunder or in material breach thereof, and no FMLP Operating Entity has during the past two (2) years obtained or granted any material waiver of or under any provision of any Material Contract except for routine waivers granted or sought in the ordinary course of the Business. To the knowledge of FMLP, there exists no event, occurrence, condition or act which constitutes or, with the giving of notice, the lapse of time or the happening of any future event or condition, would become a material default by any FMLP Operating Entity or, to the knowledge of FMLP, any other party under any Material Contracts. FMLP does not know of a threatened default under any Material Contracts.

                    (v) Suppliers and Customers. The Disclosure Schedule contain a list of the ten (10) largest suppliers and ten (10) largest customers of the Business for calendar-year 1995. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, none of the suppliers of customers set forth on the Disclosure Schedule has informed any FMLP Operating Entity that it intends to terminate its relationship with any FMLP Operating Entity, and FMLP is not aware of any such supplier or customer that intends to terminate such relationship or of any material problem or dispute with any such supplier or customer. Each FMLP Operating Entity believes that it has good business relationships with each such supplier and customer. FMLP does not believe that the consummation of a sale of the Business will or is likely to disrupt the existing relationships with any such supplier or customer in any material respect.

                    (w) Business Records. No material records of accounts, personnel records and other business records for the past five (5) years relating to the Business have been destroyed and all such records are available upon request, subject to applicable Governmental Requirements and/or contractual prohibitions or limitations.

                    (x) Bank Accounts. The Disclosure Schedule contains a true, complete and correct list of all bank accounts and safe deposit boxes maintained by any FMLP Operating Entity and all persons entitled to draw thereon, to withdraw therefrom or with access thereto and a description of all lock box arrangements for any FMLP Operating Entity.

                    (y) Environmental Matters. Except as set forth on the Disclosure Schedule, each FMLP Operating Entity and its assets, properties and operations are now and at all times prior to the Closing Date have been in compliance in all material respects with all applicable Environmental Laws. Except as set forth on the Disclosure Schedule, each Predecessor of each FMLP Operating Entity and its assets, properties and operations were in compliance in all material respects with all applicable Environmental Laws. Except as set forth on the Disclosure Schedule, and except in compliance with Environmental Laws, there has been and is no Release or threatened Release of any Hazardous Substance at, on, under, in, to or from any of the Real Property, whether as a result of the operations and activities at the Real Property or otherwise. Except as set forth on the Disclosure Schedule, no FMLP Operating Entity nor any Predecessor of any FMLP Operating Entity has received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property or otherwise, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed of or otherwise handled at or transported from the Real Property or otherwise.
          Except as set forth on the Disclosure Schedule, no FMLP Operating Entity nor any Predecessor has received any notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Hazardous Substances at, on, under, in, to or from the Real Property or in connection with any operations or activities thereat, or at, on, under, in, to or from any other property. Neither the Real Property nor any operations or activities thereat is or has been subject to any judicial or administrative proceeding, order, consent, agreement or any lien relating to any applicable Environmental Laws or Environmental Claims. Except as set forth on the Disclosure Schedule, there are no underground storage tanks presently located at the Current Real Property and there have been no releases of any Hazardous Substances from any underground storage tanks or related piping at the Current Real Property. Except as set forth on the Disclosure Schedule, there are no PCBs located at, on, under or in the Current Real Property. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, there is no asbestos or asbestos-containing material located at, on, under or in the Current Real Property.

                    (z) Absence of Certain Changes. Except as set forth on the Disclosure Schedule, since December 31, 1995 there has not been:

                         (i) any material adverse change in the Business, financial condition or operations of the FMLP Operating Entities conducting the Business taken as a whole.

                         (ii) any increase in the compensation of or granting of bonuses payable or to become payable by any FMLP Operating Entity to any officer or employee whose 1995 calendar-year compensation (base salary plus bonus) exceeded $50,000, other than annual increases or bonuses consistent with any FMLP Operating Entity's past practices and not exceeding, for any such officer or employee, four percent (4%) of such officer's or employee's 1995 calendar-year compensation;

                         (iii) any sale or transfer by any FMLP Operating Entity of any tangible or intangible asset having a value greater than $5,000, any mortgage or pledge or creation of any Encumbrance relating to any such asset, any lease of real property or equipment, or any cancellation of any debt or claim, except in the ordinary course of business;


                         (iv) any other material transaction not in the ordinary course of the Business or not otherwise consistent with any FMLP Operating Entity's past practices involving consideration in excess of $50,000; or

                         (v) any material change in accounting methods or principles.

                    (aa) No Brokers. Except for FMLP's arrangement with Dean Witter Reynolds, Inc., no FMLP Operating Entity has entered into any agreement, arrangement or understanding with any Person which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by the Australian Purchase Agreement.

                    (ab) Absence of Certain Payments. To the knowledge of FMLP, no FMLP Operating Entity, nor any other Person owned or controlled by FMLP, nor any of their respective partners, shareholders, directors, officers, employees or agents, or other people acting on behalf of any of them, have with respect to the Business (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation or decree, directive or order of any Governmental Authority or (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to officials of any Governmental Authority. To the knowledge of FMLP, no FMLP Operating Entity, nor any Person owned or controlled by FMLP, nor any of their partners, shareholders, directors, officers, employees or agents, or other Persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

                 (ac) Products; Product Warranties.

                         (i) A form of each product warranty relating to products manufactured or sold by any FMLP Operating Entity at any time during the two-year period preceding the date of the Australian Purchase Agreement is attached to or set forth on the Disclosure Schedule.

                         (ii) The Disclosure Schedule sets forth a true and complete list of (A) all products manufactured, marketed or sold by any FMLP Operating Entity that have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past three
          (3) years (for purposes of this paragraph, a product shall have been recalled or withdrawn if all or a substantial number of products in a product line were recalled or withdrawn) and (B) all Proceedings (whether completed or pending) at any time during the past five three
          (3) years seeking the recall, withdrawal, suspension or seizure of any product sold by any FMLP Operating Entity.

                         (iii) Except as set forth on the Disclosure Schedule, FMLP is not aware of any defect in design, materials, manufacture or otherwise in any products manufactured, distributed or sold by any FMLP Operating Entity during the past five (5) years or any defect in repair to any such products which could give rise to any claims in excess of historical warranty expenses; provided, however, that for purposes of this paragraph improvements made to products in the ordinary course of business shall not be interpreted as an indication of the existence of any defects.

                         (iv) The Disclosure Schedule sets forth on a year-by-year basis, a true and complete list of all warranty expenses and all other unreimbursed repair, maintenance and replacement expenses incurred by any FMLP Operating Entity after January 1, 1993.

                         (v) Except as provided in any of the standard product warranties described in paragraph (i) of this Section and as otherwise set forth on the Disclosure Schedule, no FMLP Operating Entity has sold any products or services which are subject to an extended warranty of such FMLP Operating Entity beyond 24 months and which warranty has not yet expired.

                    (ad) Solvency, etc.

                         (i) Liquidation/Winding Up. Except as set forth on the Disclosure Schedule, FM-Australia has not had a liquidator or provisional liquidator appointed. Except as set forth on the Disclosure Schedule, FM-Australia has not passed any resolution that it be wound up. Except as set forth on the Disclosure Schedule, no application for the winding up of FM-Australia has been made.

                         (ii) Execution. No execution, distress or similar process has been levied upon or against all or any part of the Australian Purchased Assets.

                         (iii) Schemes of Arrangement. FM-Australia has not entered into any scheme of arrangement, composition, assignment for the benefit of, or other arrangement with its creditors or any class of creditors.

                         (iv) Receivers/Managers/etc. No receiver, receiver and manager, trustee, controller, official manager or similar officer has been appointed over all or part of the business, assets or revenues of FM-Australia.

                         (v) Solvency. FM-Australia is able to pay its debts as and when they fall due.

                         (vi) Unsatisfied Judgments. There is no unfulfilled or unsatisfied judgment or court order outstanding against FM-Australia in relating to the Australian Business or the Australian Purchased Assets.

                                      SCHEDULE 4.4

               REPRESENTATIONS AND WARRANTIES RELATING TO THE
                               GERMAN BUSINESS



                    1.   [Intentionally Deleted]

                    2.   [Intentionally Deleted]

                    3.   [Intentionally Deleted]

                    4.   [Intentionally Deleted]

                    5.   [Intentionally Deleted]

                    6. Capitalization of FM-Germany. The Disclosure Schedule sets forth the authorized, issued and outstanding capital stock of FM-Germany, the ownership thereof and any Encumbrances thereon. That capital stock is fully paid up in cash, no open or disguised capital contribution in kind and no repayment of capital have occurred. Except as set forth on the Disclosure Schedule, (i) there are no securities of either of FM-Germany convertible into or exchangeable or exercisable for shares of its capital stock, (ii) there are no bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which FM-Germany's shareholders may vote,
          (iii) there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which FM-Germany is bound to issue, repurchase or otherwise acquire or retire any of its securities and (iv) there are no voting agreements, voting trusts, buy-sell agreements, options or rights or obligations relating to the shareholders or the securities of FM-Germany.

                    7. Corporate Records. The corporate records of FM-Germany contain a complete and accurate account of all material meetings and actions of shareholders and directors of such corporation, and of any executive committee or other committee of the shareholders or board of directors of such corporation.

                    8.   [Intentionally Deleted]

                    9.   Tax Matters.

                         a. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, (A) each FMLP Operating Entity has filed all Tax Returns that it was required to file, (B) all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been withheld, (C) all such Tax Returns were correct and complete in all material respects, (D) all Taxes required to have been paid by any FMLP Operating Entity (whether or not shown on any Tax Return) have been paid, (E) no FMLP Operating Entity is currently the beneficiary of any extension of time within which to file any Tax Return and (F) no claim has been made within the last five (5) years by any Governmental Authority in a jurisdiction where any FMLP Operating Entity does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances (other than Permitted Encumbrances) on any of the American Purchased Assets, the FM-Service Shares or the FM-Brazil Shares that arose in connection with any failure (or alleged failure) to pay any Tax.

                         b. To the knowledge of FMLP, no Governmental Authority will assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any FMLP Operating Entity either (A) claimed or raised by any Governmental Authority in writing or (B) as to which FMLP has knowledge based upon personal contact with any agent of such authority. The Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any FMLP Operating Entity for taxable periods ended on or after December 31, 1992, indicates those Tax Returns which have been audited, and indicates those Tax Returns that currently are the subject of audit. FMLP has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any FMLP Operating Entity for taxable periods ended on or after December 31, 1992.

                    10. Real Property. The Disclosure Schedule contains a true, complete and correct list of the Real Property now or in the past owned or used by any FMLP Operating Entity for manufacturing. Except as set forth on the Disclosure Schedule, (i) each FMLP Operating Entity has title to the Current Real Property owned by such FMLP Operating Entity, (ii) each FMLP Operating Entity enjoys peaceful and undisturbed possession of the Current Real Property leased by such FMLP Operating Entity, (iii) no interest of any FMLP Operating Entity in the Current Real Property is subject to any commitment for sale or use by any Person other than such FMLP Operating Entity, (iv) no interest of any FMLP Operating Entity in the Current Real Property is subject to any Encumbrances (other than Permitted Encumbrances), which in any material respect interfere with or impair the value, transferability or present and continued use thereof in the usual and normal conduct of the Business, (v) no labor has been performed or material furnished on behalf of or at the request of any FMLP Operating Entity for the Current Real Property for which a mechanic's or materialman's lien or liens, or any other lien, has been claimed by any Person on any FMLP Operating Entity's interest in the Current Real Property, except to the extent that the liability relating thereto is reflected on the Closing Date Financial Report, (vi) the Current Real Property, and each user thereof, is in compliance in all material respects with all applicable Governmental Requirements and (vii) no material default or breach exists with respect to any Encumbrance affecting any FMLP Operating Entity's interest in the Current Real Property. There are no condemnation or eminent domain proceedings pending or, to the knowledge of FMLP, contemplated or threatened against any FMLP Operating Entity's interest in the Current Real Property or any part thereof, and no FMLP Operating Entity knows of any desire of any Governmental Authority to take or use any FMLP Operating Entity's interest in the Current Real Property or any part thereof. Except as set forth on the Disclosure Schedule, there are no existing or, to the knowledge of FMLP, contemplated or threatened general or special assessments against any FMLP Operating Entity's interest in the Current Real Property or any portion thereof. FMLP does not have any knowledge of any pending or threatened Proceeding before any Governmental Authority which relates to the ownership, maintenance, use or operation of any FMLP Operating Entity's interest in the Current Real Property (other than periodic general reassessments, which reassessments, if any, are set forth on the Disclosure Schedule). Except as set forth in the Disclosure Schedule, to the knowledge of FMLP, the buildings and improvements on the Current Real Property (including, without limitation, the heating, air conditioning, mechanical, electrical and other systems used in connection therewith) are in a reasonable state of repair, have been well maintained and are free from infestation by termites, other wood destroying insects, vermin and other pests. Except as set forth on the Disclosure Schedule, there are no repairs or replacements exceeding $100,000 in the aggregate for all Current Real Property or $25,000 for any single repair or replacement which are currently contemplated by any FMLP Operating Entity.

                    11. Tangible Personal Property. FMLP has delivered to Buyer a list of each item of Tangible Personal Property owned by any FMLP Operating Entity having a value in excess of $5,000, and a list each item of Tangible Personal Property leased by any FMLP Operating Entity (other than individual leases of office equipment having an annual rental of less than $5,000). No FMLP Operating Entity is a party to any lease for Tangible Personal Property which is required to be capitalized under GAAP. There is no tangible personal property used in the operation of the Business other than the Tangible Personal Property. Except as set forth on the Disclosure Schedule, the Tangible Personal Property owned by each FMLP Operating Entity is free and clear of any Encumbrances (other than Permitted Encumbrances). Except as set forth on the Disclosure Schedule, all of the Tangible Personal Property is located at the Current Real Property and there is no tangible personal property located at the Current Real Property which is not owned or leased by any FMLP Operating Entity. Except as set forth in the Disclosure Schedule, to the knowledge of FMLP, the Tangible Personal Property is, taken as a whole, in reasonable working order and adequate for its intended use, ordinary wear and tear and normal repairs and replacements excepted. Except as disclosed on the Disclosure Schedule, there are no repairs or replacements exceeding $50,000 in the aggregate for all Tangible Personal Property or $10,000 for any single item of Tangible Personal Property which are currently contemplated by any FMLP Operating Entity.

                    12.  Intellectual Property.

                         a.   Except as set forth on the Disclosure Schedule,
          (A) there is no intellectual property used in the Business other than the Intellectual Property, (B) each item of Intellectual Property owned or used by any FMLP Operating Entity immediately prior to the Closing Date will be owned or available for use by Buyer on substantially similar terms and conditions immediately subsequent to the Closing Date and (C) to the knowledge of FMLP, each FMLP Operating Entity has taken reasonable commercial actions to maintain and protect each item of material Intellectual Property in the Business.

                         b.   Except as set forth on the Disclosure Schedule,
          (A) no FMLP Operating Entity has during the last five (5) years interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties, and no FMLP Operating Entity has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that any FMLP Operating Entity must license or refrain from using any intangible property rights of any third party) which has not been resolved and
          (B) to the knowledge of FMLP, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any of the Intellectual Property.

                         c. The Disclosure Schedule identifies each patent or registration which has been issued to any FMLP Operating Entity with respect to any of the Intellectual Property, identifies each pending patent application or application for registration which any FMLP Operating Entity has made with respect to any of the Intellectual Property, and identifies each license or other agreement which any FMLP Operating Entity has granted to any third party with respect to any of the Intellectual Property. FMLP has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The Disclosure Schedule also identifies each trade name or unregistered trademark having a value used by any FMLP Operating Entity in connection with the Business. Except as set forth on the Disclosure Schedule, with respect to each item of Intellectual Property required to be identified in the Disclosure Schedule: (A) each FMLP Operating Entity possesses all right, title and interest in and to the item, free and clear of any Encumbrances (other than Permitted Encumbrances) or licenses, (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, (C) no Proceeding is pending or, to the knowledge of FMLP, threatened which challenges the legality, validity, enforceability, use or ownership of the item and (D) other than routine indemnities given to distributors, sales representatives, dealers and customers, no FMLP Operating Entity has any current obligations to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                         d. The Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any FMLP Operating Entity uses pursuant to license, sublicense or agreement, other than off-the-shelf computer software subject to shrinkwrap licenses. FMLP has delivered to Buyer correct and complete copies of all such licenses, sublicenses and other agreements (as amended to date). Except as set forth on the Disclosure Schedule, with respect to each item of Intellectual Property required to be identified in the Disclosure Schedule: (A) the license, sublicense or other agreement covering the item is enforceable, except as may be limited by Enforceability Limitations, (B) to the knowledge of FMLP, following the Closing, the license, sublicense or other agreement will continue to be enforceable on substantially similar terms and conditions, except as may be limited by Enforceability Limitations,
          (C) no FMLP Operating Entity nor, to the knowledge of FMLP, any other party to the license, sublicense or other agreement is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit early termination, modification or acceleration thereunder, (D) no FMLP Operating Entity nor, to the knowledge of FMLP, any other party to the license, sublicense or other agreement has repudiated any provision thereof, (E) to the knowledge of FMLP, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge, (F) to the knowledge of FMLP, no Proceeding is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property and (G) no FMLP Operating Entity has granted any sublicense or similar right with respect to the license, sublicense or other agreement.

                         e. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, Buyer's use of the Intellectual Property will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intangible property rights of third parties as a result of the continued operation of the Business as presently conducted and as presently proposed to be conducted.

                    13. Compliance with Laws; Permits. Except as set forth on the Disclosure Schedule, the conduct of the Business is in compliance in all material respects with all applicable Governmental Requirements. No FMLP Operating Entity has received any notice to the effect that, or otherwise been advised that, such FMLP Operating Entity is not in compliance in all material respects with any applicable Governmental Requirement and, to the knowledge of FMLP, there are no presently existing facts, circumstances or events which, with notice or lapse of time, would result in material violations of any applicable Governmental Requirement. The Disclosure Schedule identifies all material Permits issued to any FMLP Operating Entity and currently in effect. Except as set forth on the Disclosure Schedule, the Permits constitute all permits, consents, licenses, franchises, authorizations and approvals used in the operation of and necessary to conduct the Business. All of the Permits are valid and in full force and effect, no violations have been experienced, noted or recorded and no violations are expected, and no Proceeding is pending or, to the knowledge of FMLP, threatened to revoke or limit any of the Permits.

                    14. Litigation. Except as set forth on the Disclosure Schedule, there is no Proceeding pending or, to the knowledge of FMLP, currently threatened against or relating to any FMLP Operating Entity, its partners, shareholders, directors, officers or employees, or its properties, assets or business relating to the Business.

                    15. Labor Matters. a. The Disclosure Schedule identifies for each current employee of any FMLP Operating Entity with a current annual compensation (base salary plus bonus) in excess of $50,000, his or her name, position or job title, his or her base compensation and bonus compensation earned in calendar-year 1995, and his or her current base compensation. Except as set forth on The Disclosure Schedule, (A) no FMLP Operating Entity has any obligations under any written or oral labor agreement, collective bargaining agreement or other agreement with any labor organization or employee group, (B) no FMLP Operating Entity is currently engaged in any unfair labor practice and there is no unfair labor practice charge or other employee-related or employment-related complaint against such FMLP Operating Entity pending or, to the knowledge of FMLP, threatened before any Governmental Authority, (C) there is currently no labor strike, labor disturbance, slowdown, work stoppage or other material labor dispute or arbitration pending or, to the knowledge of FMLP, threatened against any FMLP Operating Entity and no material grievance currently being asserted, (D) no FMLP Operating Entity has experienced a labor strike, labor disturbance, slowdown, work stoppage or other material labor dispute at any time during the three years immediately preceding the date of this Agreement and (E) there is, to the knowledge of FMLP, no organizational campaign being conducted or contemplated and there is no pending or, to the knowledge of FMLP, threatened petition before any Governmental Authority or other dispute as to the representation of any employees of any FMLP Operating Entity. Except as set forth on the Disclosure Schedule, each FMLP Operating Entity has complied in all material respects with, and is currently in compliance in all material respects with, all applicable Governmental Requirements relating to any of its employees or consultants (including, without limitation, any Governmental Requirement of the Occupational Safety and Health Administration), and no FMLP Operating Entity has received within the past three (3) years any written notice of failure to comply with any such Governmental Requirement which has not been rectified.

                         b. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, all employees of any FMLP Operating Entity are (A) German citizens, or lawful permanent residents of the Germany, (B) aliens whose right to work in Germany is unrestricted,
          (C) aliens who have valid, unexpired work authorization issued by the relevant German authorities. Except as set forth on the Disclosure Schedule, no FMLP Operating Entity has been the subject of an immigration compliance or employment visit from, nor has any FMLP Operating Entity been assessed any fine or penalty by, or been the subject of any order or directive of, the relevant German authorities.

                    16. Employee Fringe Benefits. Except as set forth on the Disclosure Schedule, FM-Germany has not granted to any of its employees any insurance, pension commitment or other fringe benefit, be it in the form of an individual undertaking or in the form of a group or company plan. FM-Germany has made all payments due pursuant to the relevant obligations and has made the maximum accruals permissible under the tax laws for future obligations. All statutory and contractual provisions that apply to any of the fringe benefits have been properly fulfilled.

                    17. Transactions with Certain Persons. Except as set forth on the Disclosure Schedule or as otherwise disclosed in this Agreement, to the knowledge of FMLP, (i) no Related Person is presently or at any time during the past one (1) year has been a party to any transaction not on an arm's-length basis with any FMLP Operating Entity including, without limitation, any contract, agreement or other arrangement (A) providing for the furnishing of services to or by, (B) providing for the rental or sale of real or personal property to or from or (C) otherwise requiring payments annually to or from (other than for services as officers or employees of any FMLP Operating Entity), such Related Person and (ii) no partner, shareholder, director, officer or employee of any FMLP Operating Entity is related to any other partner, shareholder, director, officer or employee of any FMLP Operating Entity by blood or marriage. Except as set forth on the Disclosure Schedule, there is no outstanding amount in excess of $500 owing (including, without limitation, pursuant to any advance, note or other indebtedness instrument) from any FMLP Operating Entity to any Related Person identified on the Disclosure Schedule or from any Related Person identified on the Disclosure Schedule to any FMLP Operating Entity.

                    18. Insurance. The Disclosure Schedule contains a complete and accurate list of all current policies or binders of Insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles and a general description of the type of coverage provided and policy exclusions) maintained by any FMLP Operating Entity and relating to such FMLP Operating Entity's properties, assets and personnel. Except as set forth on the Disclosure Schedule, all of the Insurance is "occurrence" based insurance. The Insurance is in full force and effect and sufficient for compliance in all material respects with all requirements of applicable law and of all contracts to which any FMLP Operating Entity is a party. No FMLP Operating Entity is in material default under any of the Insurance, and no FMLP Operating Entity has failed to give any notice or to present any claim under any of the Insurance in a due and timely manner. No notice of cancellation, termination, reduction in coverage or increase in premium (other than reductions in coverage or increases in premiums in the ordinary course) has been received with respect to any of the Insurance, and all premiums with respect to any of the Insurance have been timely paid. No FMLP Operating Entity has experienced claims in excess of current coverage of the Insurance. Except as disclosed on the Disclosure Schedule, there will be no retrospective insurance premiums or charges on or with respect to any of the Insurance for any period or occurrence through the Closing Date.

                    19. Inventory. Except as set forth on the Disclosure Schedule, (i) all of the Inventory is owned by each FMLP Operating Entity free and clear of any Encumbrances (other than Permitted Encumbrances) and is located at the Current Real Property, (ii) none of the Inventory is on consignment, (iii) the Inventory as reflected in the Financial Statements and Interim Financial Statements has been valued at the lower of cost (on a first-in, first-out basis) or market value in a manner consistent with past practices and procedures (including, without limitation, the method of computing overhead and other indirect expenses to be applied to inventory) and in accordance with GAAP and (iv) all inventory located at the Current Real Property is owned by the FMLP Operating Entities and is not held by the FMLP Operating Entities (on consignment or otherwise) for or on behalf of any other Person.

                    20. Accounts Receivable. All of the Accounts Receivable of each FMLP Operating Entity are bona fide receivables, are reflected on the books and records of each FMLP Operating Entity and arose in the ordinary course of the Business.

                    21. Material Contracts. The Disclosure Schedule contains a true and correct list or description of the Material Contracts. True and correct copies of the Material Contracts have been delivered to Buyer. Each of the Material Contracts is enforceable against each FMLP Operating Entity and, to the knowledge FMLP, each other party thereto, in accordance with its terms, except as such enforcement may be limited by Enforceability Limitations. No FMLP Operating Entity nor, to the knowledge of FMLP, any other party to any Material Contract, is in material default thereunder or in material breach thereof, and no FMLP Operating Entity has during the past two (2) years obtained or granted any material waiver of or under any provision of any Material Contract except for routine waivers granted or sought in the ordinary course of the Business. To the knowledge of FMLP, there exists no event, occurrence, condition or act which constitutes or, with the giving of notice, the lapse of time or the happening of any future event or condition, would become a material default by any FMLP Operating Entity or, to the knowledge of FMLP, any other party under any Material Contracts. FMLP does not know of a threatened default under any Material Contracts.

                    22. Suppliers and Customers. The Disclosure Schedule contain a list of the ten (10) largest suppliers and ten (10) largest customers of the Business for calendar-year 1995. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, none of the suppliers or customers set forth on the Disclosure Schedule has informed any FMLP Operating Entity that it intends to terminate its relationship with any FMLP Operating Entity, and FMLP is not aware of any such supplier or customer that intends to terminate such relationship or of any material problem or dispute with any such supplier or customer. Each FMLP Operating Entity believes that it has good business relationships with each such supplier and customer. FMLP does not believe that the consummation of a sale of the Business will or is likely to disrupt the existing relationships with any such supplier or customer in any material respect.

                    23. Business Records. No material records of accounts, personnel records and other business records for the past five (5) years relating to the Business have been destroyed and all such records are available upon request, subject to applicable Governmental Requirements and/or contractual prohibitions or limitations.

                    24. Bank Accounts. The Disclosure Schedule contains a true, complete and correct list of all bank accounts and safe deposit boxes maintained by any FMLP Operating Entity and all persons entitled to draw thereon, to withdraw therefrom or with access thereto and a description of all lock box arrangements for any FMLP Operating Entity.

                    25. Environmental Matters. Except as set forth on the Disclosure Schedule, each FMLP Operating Entity and its assets, properties and operations are now and at all times prior to the Closing Date have been in compliance in all material respects with all applicable Environmental Laws. Except as set forth on the Disclosure Schedule, each Predecessor of each FMLP Operating Entity and its assets, properties and operations were in compliance in all material respects with all applicable Environmental Laws. Except as set forth on the Disclosure Schedule, and except in compliance with Environmental Laws, there has been and is no Release or threatened Release of any Hazardous Substance at, on, under, in, to or from any of the Real Property, whether as a result of the operations and activities at the Real Property or otherwise. Except as set forth on the Disclosure Schedule, no FMLP Operating Entity nor any Predecessor of any FMLP Operating Entity has received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property or otherwise, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed of or otherwise handled at or transported from the Real Property or otherwise. Except as set forth on the Disclosure Schedule, no FMLP Operating Entity nor any Predecessor has received any notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Hazardous Substances at, on, under, in, to or from the Real Property or in connection with any operations or activities thereat, or at, on, under, in, to or from any other property. Neither the Real Property nor any operations or activities thereat is or has been subject to any judicial or administrative proceeding, order, consent, agreement or any lien relating to any applicable Environmental Laws or Environmental Claims. Except as set forth on the Disclosure Schedule, there are no underground storage tanks presently located at the Current Real Property and there have been no releases of any Hazardous Substances from any underground storage tanks or related piping at the Current Real Property. Except as set forth on the Disclosure Schedule, there are no PCBs located at, on, under or in the Current Real Property. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, there is no asbestos or asbestos-containing material located at, on, under or in the Current Real Property.

                    26. Absence of Certain Changes. Except as set forth on the Disclosure Schedule, since December 31, 1995 there has not been:

                         a. any material adverse change in the Business, financial condition or operations of the FMLP Operating Entities conducting the Business taken as a whole.

                         b. any increase in the compensation of or granting of bonuses payable or to become payable by any FMLP Operating Entity to any officer or employee whose 1995 calendar-year compensation (base salary plus bonus) exceeded $50,000, other than annual increases or bonuses consistent with any FMLP Operating Entity's past practices and not exceeding, for any such officer or employee, four percent (4%) of such officer's or employee's 1995 calendar-year compensation;

                         c. any sale or transfer by any FMLP Operating Entity of any tangible or intangible asset having a value greater than $5,000, any mortgage or pledge or creation of any Encumbrance relating to any such asset, any lease of real property or equipment, or any cancellation of any debt or claim, except in the ordinary course of business;

                         d. any other material transaction not in the ordinary course of the Business or not otherwise consistent with any FMLP Operating Entity's past practices involving consideration in excess of $50,000; or

                         e. any material change in accounting methods or principles.

                    27. No Brokers. Except for FMLP's arrangement with Dean Witter Reynolds, Inc., no FMLP Operating Entity has entered into any agreement, arrangement or understanding with any Person which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by this Agreement.

                    28. Absence of Certain Payments. To the knowledge of FMLP, no FMLP Operating Entity, nor any other Person owned or controlled by FMLP, nor any of their respective partners, shareholders, directors, officers, employees or agents, or other people acting on behalf of any of them, have with respect to the Business (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation or decree, directive or order of any Governmental Authority or (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to officials of any Governmental Authority. To the knowledge of FMLP, no FMLP Operating Entity, nor any Person owned or controlled by FMLP, nor any of their partners, shareholders, directors, officers, employees or agents, or other Persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

                       29.  Products; Product Warranties.

                         a. A form of each product warranty relating to products manufactured or sold by any FMLP Operating Entity at any time during the two-year period preceding the date of this Agreement is attached to or set forth on the Disclosure Schedule.

                         b. The Disclosure Schedule sets forth a true and complete list of (A) all products manufactured, marketed or sold by any FMLP Operating Entity that have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past three
          (3) years (for purposes of this paragraph, a product shall have been recalled or withdrawn if all or a substantial number of products in a product line were recalled or withdrawn) and (B) all Proceedings (whether completed or pending) at any time during the past five three
          (3) years seeking the recall, withdrawal, suspension or seizure of any product sold by any FMLP Operating Entity.

                         c. Except as set forth on the Disclosure Schedule, FMLP is not aware of any defect in design, materials, manufacture or otherwise in any products manufactured, distributed or sold by any FMLP Operating Entity during the past five (5) years or any defect in repair to any such products which could give rise to any claims in excess of historical warranty expenses; provided, however, that for purposes of this paragraph improvements made to products in the ordinary course of business shall not be interpreted as an indication of the existence of any defects.

                         d.   The Disclosure Schedule sets forth on a
          year-by-year basis, a true and complete list of all warranty expenses and all other unreimbursed repair, maintenance and replacement expenses incurred by any FMLP Operating Entity after January 1, 1993.

                         e. Except as provided in any of the standard product warranties described in paragraph (i) of this Section and as otherwise set forth on the Disclosure Schedule, no FMLP Operating Entity has sold any products or services which are subject to an extended warranty of such FMLP Operating Entity beyond 24 months and which warranty has not yet expired.

                                SCHEDULE 4.5

             REPRESENTATIONS AND WARRANTIES RELATING TO BETHESDA
                            AND THE REAL PROPERTY



                    (a) Organization, Subsistence and Authority of Bethesda to Conduct Business. Bethesda is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Illinois. Bethesda has full partnership power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

                    (b) Power and Authority; Authorization; Binding Effect. Bethesda has all necessary power and authority and has taken all action necessary to authorize, execute and deliver the Real Property Purchase Agreement, to consummate the transactions contemplated by the Real Property Purchase Agreement, and to perform its obligations under the Real Property Purchase Agreement. The General Partners are the only general partners of Bethesda and each General Partner has all necessary power and authority and has taken all action necessary to execute and deliver the Real Property Purchase Agreement. No consent or other action of the Bethesda Limited Partners is required for Bethesda to execute and deliver the Real Property Purchase Agreement, to consummate the transactions contemplated by the Real Property Purchase Agreement or to perform its obligation under the Real Property Purchase Agreement. Copies of all resolutions of the board of directors of each General Partner with respect to the transactions contemplated by the Real Property Purchase Agreement, certified by the Secretary or an Assistant Secretary of such General Partner, in form reasonably satisfactory to counsel for Buyer, have been delivered to Buyer. The Real Property Purchase Agreement has been duly executed and delivered by Bethesda and constitutes a legal, valid and binding obligation of Bethesda enforceable against Bethesda in accordance with its terms, except as such enforcement may be limited by Enforceability Limitations.

                    (c) No Conflict or Violation. The execution and delivery of the Real Property Purchase Agreement, the consummation of the transactions contemplated by the Real Property Purchase Agreement, and the fulfillment of the terms of the Real Property Purchase Agreement, do not and will not result in or constitute (i) a violation of or conflict with any provision of the certificate of limited partnership or limited partnership agreement of Bethesda,
          (ii) a breach of, a loss of rights under, or constitute an event, occurrence, condition or act which is or, with the giving of notice or the lapse of time, would become, a material default under, or result in the acceleration of any obligations under, any term or provision of, any Bethesda Material Contract, Encumbrance, or Material Permit to which Bethesda is a party, (iii) a material violation by Bethesda of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to Bethesda or (iv) an imposition of any Encumbrance on the Bethesda Purchased Assets.

                    (d) Consents and Approvals. Except for any filings required under the HSR Act which have been completed and with respect to which early termination of the waiting period has been granted, and otherwise as set forth on the Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be made or obtained by Bethesda in connection with the execution, delivery and performance of the Real Property Purchase Agreement and the consummation of the transactions contemplated by the Real Property Purchase Agreement.

                    (e) No Proceedings. There is no Proceeding pending or, to the knowledge of Bethesda, threatened in writing against or relating to the transactions contemplated by the Real Property Purchase Agreement.

                    (f) Financial Statements. Bethesda has delivered to Buyer reviewed financial statements of Bethesda for the three-year period ended December 31, 1995 (consisting of the review report, a balance sheet, statement of income and retained earnings, a statement of cash flows and all related footnotes), reviewed by Bethesda's Accountants without qualification (the "Financial Statements"). The Financial Statements fairly present the financial condition of Bethesda as of their respective dates and for the periods then ended in accordance with GAAP applied on a consistent basis.

                    (g) Wheeling Real Property. Except as set forth on the Disclosure Schedule, (i) Bethesda has good, marketable and indefeasible fee simple title to the Wheeling Real Property, (ii) the Wheeling Real Property is not subject to any commitment for sale or use by any Person other than the lease to Fluid Management, a true and correct copy of which has been previously delivered to Buyer,
          (iii) the Wheeling Real Property is not subject to any Encumbrance, other than Bethesda Permitted Encumbrances, which in any material respect interferes with or impairs the value, transferability or present and continued use thereof in the usual and normal conduct of the Business, (iv) no labor has been performed or material furnished for the Wheeling Real Property for which a mechanic's or materialman's lien or liens, or any other lien, has been or could be claimed by any Person, except to the extent that the liability related thereto is reflected on the Closing Date Financial Report,
          (v) the Wheeling Real Property, and each user thereof, is in compliance in all material respects with all applicable Governmental Requirements (including, without limitation, all zoning, subdivision and other applicable land use ordinances) and all existing covenants, conditions, restrictions and easements, and the current use of the Wheeling Real Property does not constitute a non-conforming use under the applicable zoning ordinances, (vi) no material default or breach exists with respect to any Encumbrance affecting the Wheeling Real Property, (vii) there are no condemnation or eminent domain proceedings pending or, to the knowledge of Bethesda, contemplated or threatened, against the Wheeling Real Property or any part thereof, and Bethesda does not know of any desire of any Governmental Authority to take or use the Wheeling Real Property or any part thereof, (viii) there are no existing, or to the knowledge of Bethesda, contemplated or threatened, general or special assessments affecting the Wheeling Real Property or any portion thereof, except for the drainage district assessments, (ix) the Wheeling Real Property is not within any area determined to be flood-prone under the Federal Flood Protection Act of 1973, or any comparable state or local Governmental Requirement, (x) the Wheeling Real Property is not situated in an area classified by any Governmental Authority as being a "wetland" and (xi) Bethesda does not have any knowledge of any pending or threatened Proceeding before any Governmental Authority which relates to the ownership, maintenance, use or operation of the Wheeling Real Property (other than periodic general reassessments, which reassessments, if any, are set forth on the Disclosure Schedule). Other than the property being conveyed to Buyer under the Real Property Purchase Agreement, there are no items, tangible or intangible, real or personal, owned by Bethesda and used in conjunction with the Wheeling Real Property or any portion thereof. Bethesda has not received any notices from any insurance company of any defects or inadequacies in the Wheeling Real Property or any part thereof which would materially and adversely affect the insurability of the Wheeling Real Property or the premiums for the insurance thereof, and no notice has been given by any insurance company which has issued a policy with respect to any portion of the Wheeling Real Property or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work which has not been complied with. All water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or by the normal use and operation of the Wheeling Real Property are installed to the improvements situated on the Wheeling Real Property, are connected pursuant to valid permits and are adequate to service the Wheeling Real Property as currently used and to permit compliance in all material respects with all Governmental Requirements and normal usage of the Wheeling Real Property. Access to and from the Wheeling Real Property is via public streets, which streets are sufficient to ensure adequate vehicular and pedestrian access for the present operation of the Business.

                    (h) Physical Condition of Buildings and Improvements. Except as set forth in the Disclosure Schedule, to the knowledge of FMLP, the buildings and improvements on the Wheeling Real Property (including, without limitation, the heating, air conditioning, mechanical, electrical and other systems used in connection therewith) are in a reasonable state of repair, have been well maintained and are free from infestation by termites, other wood destroying insects, vermin and other pests. Except as set forth on the Disclosure Schedule, there are no repairs or replacements exceeding $100,000 in the aggregate for all Wheeling
          Real Property or $25,000 for any single repair or replacement which are currently contemplated by Bethesda.

                    (i) Compliance with Laws; Permits. The Wheeling Real Property is in compliance in all material respects with all applicable Governmental Requirements. Bethesda has not received any notice to the effect that, or otherwise been advised that, Bethesda is not in compliance in all material respects with any applicable Governmental Requirement, and to the knowledge of Bethesda, there are no presently existing facts, circumstances or events which, with notice or lapse of time, would result in material violations of any applicable Governmental Requirement. The Disclosure Schedule identifies all Permits issued to Bethesda and currently in effect. The Permits constitute all permits, consents, licenses, franchises, authorizations and approvals used in the operation of and necessary to conduct the Business. All of the Permits are valid and in full force and effect, no violations have been experienced, noted or recorded and no violations are expected, and no Proceeding is pending or, to the knowledge of Bethesda, threatened to revoke or limit any of the Permits.

                    (j) Bethesda Contracts. The Disclosure Schedule contains a true and correct list of the Bethesda Contracts. True and correct copies of the Bethesda Contracts have been delivered to Buyer. Each of the Bethesda Contracts is enforceable against Bethesda and, to the knowledge of Bethesda, each other party thereto, in accordance with its terms, except as such enforcement may be limited by the Enforceability Limitations. Neither Bethesda nor, to the knowledge of Bethesda, any other party thereto, is in material default thereunder or in breach thereof. To the knowledge of Bethesda, there exists no event, occurrence, condition or act which constitutes or, with the giving of notice, the lapse of time or the happening of any future event or condition, would become in default by Bethesda, or to the knowledge of Bethesda, any other party under any Bethesda Contracts.

                    (k) Environmental Matters. Except as set forth on the Disclosure Schedule, Bethesda and its assets, properties and operations are now and at all times prior to the Closing Date have been in compliance in all material respects with all applicable Environmental Laws. Except as set forth on the Disclosure Schedule, each Predecessor of Bethesda, and its assets, properties and operations were in compliance in all material respects with all applicable Environmental Laws. Except as set forth on the Disclosure Schedule, and except in compliance with Environmental Laws, there has been and is no Release or threatened Release of any Hazardous Substance at, on, under, in, to or from any of the Wheeling Real Property, whether as a result of the operations and activities at the Wheeling Real Property or otherwise. Except as set forth on the Disclosure Schedule, neither Bethesda nor any Predecessor has received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, Release or threatened Release of any Hazardous Substance at any location, whether at the Wheeling Real Property or otherwise, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed of or otherwise handled at or transported from the Wheeling Real Property or otherwise. Except as set forth on the Disclosure Schedule, neither Bethesda nor any Predecessor has received any notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Hazardous Substances at, on, under, in, to or from the Wheeling Real Property or in connection with any operations or activities thereat, or at, on, under, in, to or from any other property. Neither the Wheeling Real Property nor any operations or activities thereat is or has been subject to any judicial or administrative proceeding, order, consent, agreement or any lien relating to any applicable Environmental Laws or Environmental Claims. Except as set forth on the Disclosure Schedule, there are no underground storage tanks presently located at the Current Real Property and there have been no releases of any Hazardous Substances from any underground storage tanks or related piping at the Current Real Property. Except as set forth on the Disclosure Schedule, there are no PCBs located at, on, under or in the Current Real Property. Except as set forth on the Disclosure Schedule, to the knowledge of FMLP, there is no asbestos or asbestos-containing material located at, on, under or in the Current Real Property.

                    (l)  Documents.     The Disclosure Schedule contains a true
          and correct list of the Documents. True and correct copies of the Documents have been delivered to Buyer. Except as set forth in the Disclosure Schedule, Bethesda has good and marketable title to the Documents.

                    (m) No Brokers. Except for FMLP's arrangement with Dean Witter Reynolds, Inc., Bethesda has not entered into any agreement, arrangement or understanding with any Person which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by the Real Property Purchase Agreement.

                                     SCHEDULE 6.3

                            REQUIRED CONSENTS AND FILINGS



          Dunn Edwards Related Matters:

               1. Weight Loop System Agreement dated February 25, 1992 between Dunn Edwards Corporation and FMLP.

               2. Consulting Agreement between Dunn Edwards Corporation and FMLP, as successor to Miller Print Corporation.

               3. Consulting Agreement between Kenneth Edwards and FMLP signed by FMLP on August 30, 1993.

               4.   Dunn Edwards Royalty Letter Agreement dated January 1,
                    1992.


          Datacolor Related Matters:

               1. 1995 Distributorship Agreement for Point-of-Sale Products dated September 15, 1995 between FMLP and ACS Acquisition Corp.

               2. 1995 Distributorship Agreement for ink dispensing products dated September 15, 1995 between FMLP and ACS Acquisition Corp.

               3. Asset Purchase Agreement, dated September 15, 1995, among FM-U.K., FMLP and Texicon LTD.

               4. Software Agreement between Datacolor and FMLP dated September 15, 1995.


          Joint Venture and Acquisition Agreements:

               1. Exploitation Agreement, dated August 31, 1995, with Technotek BV.

               2. Confidentiality and Non-Competition Agreement dated February 7, 1996, with Largo Innova, A.B.


          License and Software Agreements:

               1. License Agreement, dated November 1, 1981 between FMLP (purchased from Harbil Manufacturing Company, successor to Chicago Commutator Inc.) and Sears, Roebuck and Co.

               2. Purchase Agreement, dated July 28, 1988, between Effective Management Systems of Illinois and FMLP as successor to Miller Paint Equipment, Ltd.

               3. Software Development Agreement, dated May 22, 1995, between FM-Holland and ADIS, B.V.


          Real Property Leases:

               1. Lease of 599 S. Wheeling Road Property dated August 2, 1995, between NETCOM and FMLP (expires December 31, 1996).

               2. Palladium Netherland lease with FM-Holland for Hub van Doorneweg 21-31 dated May 29, 1995.

               3.   B.V. Beleggingsfonds Hoogh Blarick and B.V.
                    Beleggingsfonds Savosa lease with FM-Holland for Hub van Doorneweg 2 dated April 1, 1996.

               4.   B.V. Beleggingsfonds Hoogh Blarick and B.V.
                    Beleggingsfonds Savosa lease with FM-Holland for Hub van Doorneweg 4 dated April 10, 1996.

               5. Kwakkenbos Belgging B.V. lease with FM-Holland for Edisonweg 21, Woerden dated February 1996.

               6. B.V. Radix and Verman Beheer lease with FM-Holland for Edisonweg 23, Woerden dated February 12, 1996.

               7. Lease dated July 7, 1993, between Strastint Investments Pty. Ltd. and FM-Australia as successor to Strastint International Limited Partnership.

               8. Lease between La Societe Europeene de Location d'Immeubles Commerciaux et Industrials (Selcomi) and FM-France dated August 2, 1995.

               9. Lease dated April 28, 1994, between Northern American Life Insurance Company and Fluid Management Services, Inc. with respect to 140-150 Milner Avenue, Scarborough, Ontario.

               10. License Agreement between Strastint International Limited Partnership and Commercial Dynamics Pty. Limited.

               11. Uwe Salchow Lease with FM-Germany as successor to Fluid Verfahrenstechnik dated June 18, 1991.

               12. Uwe Salchow Lease Assignment with FM-Germany dated March 31, 1994.

               13.  Uwe Salchow Lease with FM-Germany dated November 8, 1994.

               14.  Irvine Baynard Lease with FM-UK dated 1993.

               15. Direktor Stin Akstam M.F.L. lease for FM-Sweden dated May 20, 1991. This lease has been terminated as of December 31, 1996 at the latest and possibly as early as September 30, 1996.

               16.  Lease between FM-Sweden and Diligentia dated June 15, 1996.

               17.  Cubientas y Mzov S.A. lease with FM-Spain dated June 16,
                    1995.

               18. Lease dated July 27, 1995 between FM-UK and District of Wrekin Council for Unit 3 Trench Lock Industrial Estate, Telford, Shropshire.


          Personal Property Leases:

               1. Master Lease Purchase Agreement with MetLife Capital Corporation dated December 29, 1992, with Amendments #1, #2, #5, #6, #7, #8, and #9.

                                     SCHEDULE 8.7

                    INDIVIDUALS EXECUTING STANDARDS OF CONDUCT AND BUSINESS ETHICS POLICY AND EMPLOYEE INVENTIONS
                            AND CONFIDENTIALITY AGREEMENT



                                 Mitchell H. Saranow
                                   Joseph C. Rygiel
                                    Thomas Carney
                                    Michael Kudia